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
SOUTHERN PACIFIC FUNDING CORPORATION, a California                                           Case No. 398-37613-elp11
corporation,
                                                                                                           Chapter 11
         Debtor in Possession.

Tax ID No. 33-0636924

                    DISCLOSURE STATEMENT FOR SECOND AMENDED PLAN OF REORGANIZATION PROPOSED BY
                                       SOUTHERN PACIFIC FUNDING CORPORATION
                                                DATED JUNE 2, 1999
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                                TABLE OF CONTENTS
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
                                                                                                              PAGE

INTRODUCTION.....................................................................................................1

Article I             BRIEF SUMMARY..............................................................................3

Article II            EXPLANATION OF CHAPTER 11..................................................................4

         2.1      Overview of Chapter 11.........................................................................4

         2.2      Plan of Reorganization.........................................................................4

         2.3      Recommendation.................................................................................5

Article III           SPFC'S OPERATION AS A SPECIALTY FINANCE COMPANY............................................6

         3.1      Overview of Loan Originations and Purchases....................................................6

         3.2      Wholesale Division.............................................................................7

         3.3      Correspondent Program..........................................................................7

         3.4      Strategic Alliance Program.....................................................................7

         3.5      Consumer Loan Division.........................................................................7

         3.6      Securitization of Mortgage Loans...............................................................8

         3.7      Loan Servicing and Delinquencies...............................................................9

         3.8      Historical Financial Information...............................................................9

Article IV            PREPETITION FINANCING AND RELATED MATTERS..................................................9

         4.1      First Union...................................................................................10

         4.2      Lehman........................................................................................10

         4.3      Morgan........................................................................................11

         4.4      Greenwich.....................................................................................11

         4.5      Wilshire Real Estate Partnership, L.P. ("Wilshire")...........................................11

Article V             POSTPETITION EVENTS.......................................................................12

         5.1      Filing of Petition............................................................................12

         5.2      Filing of Petitions by SPFC Subsidiaries and Affiliates.......................................12

         5.3      Creditors' Committee..........................................................................12

         5.4      Employment of Professional Persons............................................................14

         5.5      Closure of Outlying Offices and Sale of Excess Equipment......................................15

         5.6      Employee Severance and Retention Plan.........................................................15

         5.7      Wilshire Litigation; DIP Facility.............................................................15

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         5.8      Sale of Whole Loans to Bayview Financial Trading Group LP ("Bayview").........................16

         5.9      Assumption and Rejection of Real Property Leases..............................................16

         5.10     Officers and Directors........................................................................17

                  5.10.1   Senior Officers......................................................................17

                  5.10.2   Directors............................................................................18

                  5.10.3   Other Directors and Senior Officers in 1998..........................................18

         5.11     Postpetition Income and Expenses..............................................................18

         5.12     Sale of United Kingdom Subsidiary.............................................................18

Article VI            DESCRIPTION OF SPFC'S ASSETS..............................................................19

         6.1      Financial Assets..............................................................................19

                  6.1.1    Residual Certificates................................................................19

                  6.1.2    Prepayment Charge Income.............................................................21

         6.2      Servicing Rights..............................................................................22

                  6.2.1    General..............................................................................22

                  6.2.2    Transfer of Servicing................................................................22

         6.3      Loan Servicing Operations.....................................................................23

         6.4      U.K. Note.....................................................................................23

         6.5      Other Assets..................................................................................23

                  6.5.1    Cash and Bank Deposits...............................................................23

                  6.5.2    Equipment and Leasehold Improvements.................................................24

                  6.5.3    Other Assets.........................................................................24

Article VII           DESCRIPTION OF CLAIMS AGAINST AND INTERESTS IN SPFC.......................................25

         7.1      Administrative Expenses.......................................................................25

         7.2      Professional Persons..........................................................................25

         7.3      Foreclosure and Collection Attorneys..........................................................26

         7.4      Priority Tax Claims...........................................................................26

         7.5      Priority Wage Claims..........................................................................26

         7.6      DIP Facility..................................................................................27

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         7.7      Prepetition Secured Claims....................................................................27

         7.8      Unsecured Nonpriority Claims..................................................................28

         7.9      Old Common Stock..............................................................................29

Article VIII          ACQUISITION TRANSACTION...................................................................29

         8.1      Marketing of Residual Certificates............................................................29

                  8.1.1    SPFC's Employment of Pentalpha.......................................................29

                  8.1.2    Bidding Process......................................................................30

         8.2      Acquisition Transaction.......................................................................31

                  8.2.1    Asset Agreement......................................................................31

                  8.2.2    Acquisition Agreement................................................................31

                  8.2.3    Cash Flow Instrument.................................................................31

                  8.2.4    Conditions Precedent to Consummation of the Acquisition Agreements...................32

                  8.2.5    Transfer of Servicing................................................................32

                  8.2.6    Florida Case Settlement Terms........................................................33

                  8.2.7    Additional Covenants Agreement.......................................................33

Article IX            SUMMARY OF THE PLAN.......................................................................34

         9.1      In General....................................................................................34

         9.2      Res Judicata Effect of Confirmation Order.....................................................34

         9.3      Administrative Claims and Priority Tax Claims.................................................34

                  9.3.1    Administrative Expense Claims........................................................34

                  9.3.2    Priority Tax Claims..................................................................35

         9.4      Classified Claims.............................................................................35

                  9.4.1    In General...........................................................................35

                  9.4.2    Classification Motion................................................................36

                  9.4.4    Class 1: Priority Nontax Claims......................................................37

                  9.4.5    Class 2: Miscellaneous Secured Claims................................................37

                  9.4.6    Class 3: Secured Senior Notes........................................................38

                  9.4.7    Class 4: Administrative Convenience Class............................................38

                  9.4.8    Class 5: Senior Notes................................................................39

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                  9.4.9    Class 6: Subordinated Notes..........................................................39

                  9.4.10   Class 7: Senior Unsecured Claims.....................................................39

                  9.4.11   Class 8: General Unsecured Claims....................................................39

                  9.4.12   Class 9: Claims of Securities Plaintiffs Based On Notes..............................40

                  9.4.13   Class 10: Securities Action Defendants...............................................40

                  9.4.14   Class 11: Old Common Stock...........................................................40

                  9.4.15   Class 12: Securities Action Plaintiffs...............................................40

                  9.4.16   Class 13: Bankers Trust..............................................................40

                  9.4.17   Class 14: Norwest and MBIA Insurance Corporation.....................................41

                  9.4.18   Rights of Indenture Trustees.........................................................41

         9.5      Postpetition Interest.........................................................................41

         9.6      Liquidating Trust.............................................................................41

                  9.6.1    Establishment of Liquidating Trust...................................................41

                  9.6.2    Term of Liquidating Trust............................................................42

                  9.6.3    Beneficial Interests.................................................................42

                  9.6.4    Liquidating Trust Assets.............................................................43

                  9.6.5    Nature of Trust Assets...............................................................43

                  9.6.6    The Liquidating Trustee..............................................................43

                  9.6.7    Notices to Beneficiaries (Special Notice List).......................................44

                  9.6.8    Trust Committee......................................................................45

                  9.6.9    Professionals and Current Employees..................................................45

                  9.6.10   Authority of Liquidating Trustee.....................................................46

                  9.6.11   Prosecution of Claims and Third Party Claims; Disposition of Assets..................47

                  9.6.12   Federal Income Tax Matters...........................................................47

         9.7      Rights of Action..............................................................................48

         9.8      Post-Confirmation Taxes for the 1999 Taxable Year.............................................50

         9.9      Executory Contracts and Unexpired Leases......................................................52

                  9.9.1    Executory Contracts and Unexpired Leases to Be Assumed...............................52

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                  9.9.2    Executory Contracts and Unexpired Leases to Be Rejected; Bar Date for
                           Rejection Damages....................................................................52

         9.10     Estimated Dates of Payments to Creditors......................................................52

         9.11     Releases......................................................................................53

         9.12     Postpetition Role of the Committee and Indenture Trustees.....................................53

Article X             RISKS AND BENEFITS OF THE PLAN............................................................53

         10.1     In General....................................................................................53

         10.2     Speculative Nature of the Financial Assets....................................................53

         10.3     Overcollateralization Requirements of the Residual Certificates...............................54

         10.4     Prepayments and Defaults......................................................................54

         10.5     Additional Risks Associated with the Mortgage Loans...........................................55

         10.6     Subordination of Residual Certificates........................................................55

         10.7     Risks Relating to the Projection..............................................................55

         10.8     Risks Relating to Transferability of Beneficial Interests.....................................55

         10.9     BOMAC Litigation..............................................................................56

Article XI            LIQUIDATION ANALYSIS......................................................................56

Article XII           CONFIRMATION OF THE PLAN..................................................................56

         12.1     Voting Procedures.............................................................................56

                  12.1.1   For All Creditors....................................................................56

                  12.1.2   General Instructions.................................................................58

                  12.1.3   Special Procedures for Administrative Convenience Class Election.....................58

                  12.1.4   Special Voting Procedures for Note Holders...........................................58

         12.2     Hearing on Confirmation.......................................................................60

         12.3     Confirmation Without the Acceptance of a Class................................................60

         12.4     Effect of Confirmation........................................................................60

         12.5     Consequences of Failure to Confirm a Plan.....................................................61

Article XIII          TAX ASPECTS OF DISTRIBUTIONS UNDER THE PLAN...............................................61

Article XIV           CONCLUSION................................................................................62

Article I             ALTERNATIVES FOR DISPOSITION OF RESIDUALS.................................................63

         1.1      Evaluation....................................................................................63

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                  1.1.1    Cash Sale Strategy...................................................................63

                  1.1.2    Hold Strategy........................................................................63

         1.2      Share Strategy................................................................................64

Article II            CASH FLOW AND ESTIMATED DISTRIBUTIONS.....................................................65

         2.1      Projected Sources of Plan Funds...............................................................65

                  2.1.1    The Acquisition Transaction..........................................................66

                  2.1.2    Prepayment Charges and Residual certificates.........................................66

                  2.1.3    Distributions from Cash Flow Instrument..............................................66

                  2.1.4    Proceeds from Sale of SPML...........................................................66

                  2.1.5    Other................................................................................66

         2.2      Projected Uses of Plan Funds..................................................................67

                  2.2.1    Interim Operations...................................................................67

                  2.2.2    Administrative Expenses..............................................................68

                  2.2.3    Professional Fees....................................................................68

                  2.2.4    Fees Paid to Financial Advisers......................................................68

                  2.2.5    Principal, Interest, and Fees on DIP Financing Facility..............................68

                  2.2.6    Income Taxes and Interest............................................................69

                  2.2.7    Allowed Claims.......................................................................69

                  2.2.8    Subordination........................................................................69

         2.3      Additional Information Regarding Cash Flow....................................................71
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                                  INTRODUCTION

                  On October 1, 1998 ("Petition Date"), Southern Pacific Funding Corporation ("SPFC") filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") in the United States Bankruptcy Court for the District of Oregon ("Bankruptcy Court").

                  On April 8, 1999, SPFC filed its Plan of Reorganization and a disclosure statement with the Bankruptcy Court. On June 3, 1999, SPFC filed its Second Amended Plan of Reorganization (the "Plan") and this disclosure statement ("Disclosure Statement"). SPFC has obtained an order of the Bankruptcy Court dated June 3, 1999, approving this Disclosure Statement for submission to creditors, together with the Plan. The purpose of this Disclosure Statement is to provide creditors with information regarding the Plan that is adequate to let them make an informed judgment about the Plan.

                  THIS DISCLOSURE STATEMENT IS PROVIDED FOR USE SOLELY BY HOLDERS OF CLAIMS AND INTERESTS, AND THEIR ADVISERS, IN CONNECTION WITH THEIR DETERMINATION TO ACCEPT OR REJECT THE PLAN.

                  THIS DISCLOSURE STATEMENT CONTAINS IMPORTANT INFORMATION THAT MAY BEAR ON YOUR DECISION REGARDING ACCEPTING THE PLAN. PLEASE READ THIS DOCUMENT WITH CARE.

                  FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS THE REPRESENTATION OF SPFC ONLY AND NOT OF ITS ATTORNEYS, ACCOUNTANTS OR OTHER PROFESSIONALS, OR OF THE INDENTURE TRUSTEES, THE MEMBERS OF THE COMMITTEE, ITS ATTORNEYS, ACCOUNTANTS, OR OTHER PROFESSIONALS. FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECTED TO AN AUDIT BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. DUE TO THE COMPLEXITY OF SPFC'S FINANCIAL AFFAIRS, IT IS NOT ABLE TO CONFIRM THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT INCLUDE ANY INACCURACIES. HOWEVER, SPFC HAS MADE ITS BEST EFFORT TO PROVIDE ACCURATE INFORMATION AND IS NOT AWARE OF ANY INACCURACY IN THIS DISCLOSURE STATEMENT.

                  THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN INDEPENDENTLY INVESTIGATED BY THE BANKRUPTCY COURT, AND APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR MERITS OF THE PLAN OR OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT.

                  THE  ONLY   REPRESENTATIONS   THAT  ARE   AUTHORIZED  BY  SPFC
CONCERNING SPFC, THE VALUE OF ITS ASSETS, THE EXTENT OF ITS LIABILITIES, OR ANY OTHER FACTS MATERIAL TO THE PLAN ARE THE REPRESENTATIONS

                                      -1-
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MADE IN THIS DISCLOSURE STATEMENT.  REPRESENTATIONS  CONCERNING THE PLAN OR SPFC
OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT ARE NOT AUTHORIZED BY SPFC.

                  HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISERS.

                  SPFC HAS NO ARRANGEMENT OR UNDERSTANDING WITH ANY BROKER, SALESMAN, OR OTHER PERSON TO SOLICIT VOTES FOR THE PLAN. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE PLAN OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SPFC. THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF SPFC SINCE THE DATE HEREOF. ANY ESTIMATES OF CLAIMS AND INTERESTS SET FORTH IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS OR INTERESTS ALLOWED BY THE BANKRUPTCY COURT. SIMILARLY, THE ANALYSIS OF ASSETS AND THE AMOUNT ULTIMATELY REALIZED FROM THEM MAY DIFFER MATERIALLY.

                  THE DESCRIPTION OF THE PLAN CONTAINED HEREIN IS INTENDED TO BRIEFLY SUMMARIZE THE MATERIAL PROVISIONS OF THE PLAN AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT 5.

                  As a creditor of SPFC, your vote is important. The Bankruptcy Court may confirm the Plan if the Plan meets certain requirements of the Bankruptcy Code and has been accepted by at least two-thirds in amount and more than one-half in number of the timely received votes of acceptance or rejection by creditors of each voting Class. If the requisite acceptances are not obtained, SPFC will nonetheless request confirmation of the Plan by the Bankruptcy Court, and the Plan may be confirmed if the Bankruptcy Court finds that it accords fair and equitable treatment to the Class or Classes of creditors rejecting or deemed to have rejected the Plan.

                  SPFC BELIEVES THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF ITS CREDITORS. ACCORDINGLY, SPFC URGES YOU TO ACCEPT THE PLAN AND TO RETURN YOUR COMPLETED BALLOT PROMPTLY SO THAT YOUR VOTE WILL BE COUNTED. YOU SHOULD VOTE ON THE PLAN, USING THE BALLOT THAT IS SUBMITTED WITH THE PLAN, AND MAIL THE BALLOT TO THE ADDRESS STATED ON THE BALLOT. PLEASE CAREFULLY READ THIS

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DISCLOSURE  STATEMENT AND THE PLAN IN MAKING YOUR DECISION ON HOW TO VOTE ON THE
PLAN.  IN  ORDER  TO  BE  TABULATED   FOR  PURPOSES  OF  SATISFYING   THE  ABOVE
REQUIREMENTS, BALLOTS MUST BE RECEIVED AT THE ADDRESS INDICATED ON THE BALLOT NO LATER THAN 5 P.M., PORTLAND, OREGON, TIME, ON JULY 2, 1999, UNLESS YOU ARE THE BENEFICIAL HOLDER OF A NOTE (I.E., YOU ARE NOT THE REGISTERED HOLDER OF NOTE), IN WHICH CASE YOUR BALLOT MUST BE RECEIVED BY YOUR NOMINEE (FROM WHOM YOU
RECEIVED THE BALLOT AND THIS DISCLOSURE STATEMENT) IN TIME TO PERMIT YOUR NOMINEE TO RECEIVE YOUR BALLOT, PREPARE A MASTER BALLOT, AND SEND THE MASTER BALLOT TO THE VOTING AGENT BY THE VOTING DEADLINE. IF YOU ARE THE BENEFICIAL HOLDER OF A NOTE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR NOMINEE.

                  The Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan on July 7, 1999, at 9 a.m. before the Honorable Elizabeth L. Perris, United States Bankruptcy Judge, in Bankruptcy Courtroom No. 1, United States Bankruptcy Court, 1001 S.W. Fifth Avenue, Portland, Oregon. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed and served on or before July 2, 1999.

                                   ARTICLE I

                                  BRIEF SUMMARY

                  This Disclosure Statement describes SPFC, its assets, this case, and Claims against and Interests in SPFC, summarizes the Plan, and outlines the procedure involved in confirmation of the Plan. A more complete description of the Plan is provided in Article IX, "SUMMARY OF THE PLAN." Capitalized terms used but not defined in this Disclosure Statement are used as defined in the Plan.

                  SPFC has not operated its loan origination or securitization businesses since October 2, 1998. SPFC has been engaged since January 1999 in marketing its most valuable assets: interests in pools of residential mortgage loans, the right to service those loans, and the right to receive certain prepayment charges made by the borrowers of those loans (collectively, the "Financial Assets"). The Plan proposes to enter into a transaction (the "Acquisition Transaction") in which SPFC will (1) sell a portion of the Financial Assets to The Goldman Sachs Group, Inc., or certain affiliated entities ("Goldman") and (2) sell newly issued stock of Reorganized SPFC to Goldman, after transferring certain excluded assets to a liquidating trust, in return for payment of $38.5 million (subject to certain adjustments), most of which will be used to retire a post-bankruptcy loan, and 50 percent of the net cash flow from the Financial Assets. The liquidating trust will distribute the proceeds of the Acquisition Transaction, together with income from and proceeds of the sale of retained assets, including any recoveries from claims against other parties, to creditors in accordance with the priorities set forth in the Bankruptcy Code, including Section 510 thereof, which enforces subordination agreements to the extent enforceable under applicable nonbankruptcy law, and subject to the priority, indemnity, and other rights of the Indenture Trustees vis-a-vis holders of the Notes.

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                  THIS  SUMMARY OF THIS  DISCLOSURE  STATEMENT  IS PROVIDED  FOR
CONVENIENCE OF REFERENCE AND IS NOT A COMPLETE SUMMARY OF ALL PROVISIONS OF THIS DISCLOSURE STATEMENT OR THE PLAN. CREDITORS ARE URGED TO REVIEW THE ENTIRE PLAN AND THIS DISCLOSURE STATEMENT FOR A COMPLETE DESCRIPTION OF THE PROPOSED TREATMENT UNDER THE PLAN OF THEIR CLAIMS.

                  This summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto), appearing elsewhere in this Disclosure Statement. The summaries of the Plan and other documents contained in this Disclosure Statement are qualified in their entirety by reference to the Plan itself, the exhibits thereto, and all documents described herein and therein. The information contained in this Disclosure Statement, including the information regarding the history, businesses, and operations of SPFC, and the liquidation analysis relating to SPFC, is included herein to solicit acceptances of the Plan.

                                   ARTICLE II

                            EXPLANATION OF CHAPTER 11

2.1      OVERVIEW OF CHAPTER 11.

                  The commencement of a Chapter 11 case creates an estate composed of all the legal and equitable interests of the debtor (here, SPFC) in property as of the date the petition is filed. A debtor may continue to operate its business and remain in possession of its property as a "debtor in possession" unless the Bankruptcy Court orders the appointment of a trustee. In the Chapter 11 case, SPFC has remained in possession of its property and continues to manage its business as a debtor in possession for the purpose of achieving an orderly disposition of its business and remaining assets.

2.2      PLAN OF REORGANIZATION.

                  The formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. The plan of reorganization sets forth the means for satisfying claims against and interests in the debtor. Although referred to as a plan of reorganization, a plan may, as in this case, provide simply for a disposition of the debtor's business and an orderly liquidation of the debtor's remaining assets.

                  After a plan of reorganization has been filed, creditors and, in some cases, shareholders are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, the debtor must prepare a disclosure statement, which is approved by the Bankruptcy Court, containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor, typical of the claims or interests in the classes entitled to vote on a plan, to make an informed judgment about a plan.

                  Chapter 11 does not require that each creditor vote in favor of a plan of reorganization in order for the Bankruptcy Court to confirm a plan. At a minimum, however, a plan must be accepted by a majority in number and two-thirds in amount of those claims actually voting in at least one class of impaired claims under a plan. Creditors who fail to vote will not

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be counted as either  accepting  or rejecting  the plan.  Even if all classes of claims accept a plan, the Bankruptcy Court must make certain findings to confirm a plan.

                  To be confirmed, a plan of reorganization must, among other things, comply with the requirements of Chapter 11, be proposed in good faith, be in the "best interests" of creditors and shareholders and be feasible. The "best interests" test generally requires that the value of the consideration to be distributed to the creditors under a plan be not less than creditors would receive if the debtor were liquidated under Chapter 7 of the Bankruptcy Code. To satisfy the "feasibility" requirement, the Bankruptcy Court must find that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan and that the debtor will be able to continue operations without the need for further financial reorganization, unless such liquidation or further reorganization is proposed in the plan.

                  If certain other requirements are met, the Bankruptcy Court may confirm a plan even though fewer than all impaired classes have accepted it as long as one impaired class of creditors has accepted the plan. For a plan to be confirmed despite the rejection of an impaired class, the proponent of the plan must show, among other things, that the plan does not discriminate unfairly and that the plan is fair and equitable with respect to each impaired class that has not accepted the plan.

                  A plan is "fair and equitable" as to a class if, among other things, the plan provides: (a) with respect to secured claims, that each holder of a claim included in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the plan, of not less than the allowed amount of such claim; and (b) with respect to unsecured claims and equity interests, that the holder of any claim or equity interest that is junior to the claims or equity interests of such class will not receive or retain on account of such junior claim or equity interest any property at all unless the senior class is paid in full. The Bankruptcy Court must also find that the economic terms of the plan of reorganization do not unfairly discriminate with respect to the particular objecting class.

                  Classes of claims and interests that do not receive or retain any property under a plan on account of such claims and interests are deemed to have rejected the plan and are not entitled to vote, and classes of claims and interests that are not impaired under a plan are deemed to have accepted the plan and are not entitled to vote. Therefore, acceptances of the Plan are being solicited only from those who hold Claims in an impaired Class that may be receiving a Distribution under the Plan.

2.3      RECOMMENDATION.

                  SPFC recommends that each entity entitled to vote on the Plan vote to accept the Plan.

                  SPFC believes that:

                  (i) the Plan provides the best possible result for the Holders of Claims and Interests;

                  (ii) with respect to each impaired Class of Claims and Interests, the distributions under the Plan are the same as or greater than the amounts that would be received if SPFC were liquidated under Chapter 7 of the Bankruptcy Code; and

                  (iii) acceptance of the Plan is in the best interests of the Holders of Claims and Interests.

                                  ARTICLE III

                 SPFC'S OPERATION AS A SPECIALTY FINANCE COMPANY

                  Until the filing of its petition on October 1, 1998, SPFC was a specialty finance company engaged in the business of originating, purchasing, selling, and securitizing nonconforming "sub-prime" mortgage loans secured primarily by first- or second-position liens on one- to four-family residences. SPFC commenced operations in January 1993 as a division of Southern Pacific Thrift & Loan Association, a wholly owned subsidiary of Imperial Credit Industries, Inc. ("ICII"). It was incorporated in October 1994 and became an operating subsidiary of ICII. SPFC completed an initial public offering of its common stock in June 1996, and through subsequent offerings, ICII reduced its ownership stake in SPFC to approximately 47 percent of SPFC's outstanding common stock in March 1997.

                  SPFC had five operating subsidiaries that originated mortgage loans: Oceanmark Financial Corporation, formed in May 1997 to acquire the residential mortgage lending assets of Oceanmark Bank, F.S.B.; Home America Financial Services, Inc., formed in June 1997; National Capital Holdings, Inc., formed in December 1996 to acquire interests in certain residential and commercial mortgage lending and funding companies, including MorCap, Inc.; Hallmark America, Inc., acquired in December 1996 and affiliated with Hallmark Government Mortgage, Inc.; and Southern Pacific Mortgage Limited, based in the United Kingdom, formed in October 1996. SPFC's other subsidiaries included Southern Pacific Secured Assets Corp., which acted as issuer with respect to SPFC's securitizations.

3.1      OVERVIEW OF LOAN ORIGINATIONS AND PURCHASES.

                  SPFC primarily originated or purchased nonconforming home equity loans that were typically secured by a first mortgage on the borrower's residence. The majority of SPFC's loans were made to borrowers who used the loan proceeds for purposes such as mortgage refinancing, home purchases, debt consolidation, home improvements, and educational expenditures. SPFC focused primarily on lending to individuals with significant equity in the value of their homes but impaired or limited credit histories. As a result, SPFC's customers were less likely to qualify for loans from conventional mortgage lenders and generally paid higher interest rates than interest rates charged by conventional mortgage lenders. SPFC originated or purchased loans in all 50 states, the District of Columbia, and the United Kingdom through its Wholesale Division, Strategic Alliance Program, Correspondent Program, and Consumer Loan Division (all as hereinafter defined). These four channels included loans originated or purchased through SPFC's subsidiaries or affiliates Oceanmark Financial Corporation, Home America Financial Services, Inc., MorCap, Inc., and Hallmark Government Mortgage, Inc.

                  SPFC offered a wide range of loan products to meet the needs of borrowers with varying credit profiles and borrowing needs. SPFC's loan products include fixed-rate first mortgage loans, variable-rate first-mortgage loans, fixed-rate second-mortgage loans, and variations thereof. Historically, the majority of the loans originated and purchased by SPFC were variable-rate first-mortgage loans.

3.2      WHOLESALE DIVISION.

                  The wholesale division (the "Wholesale Division") originated a substantial portion of SPFC's loans through account executives located in regional branch centers nationwide. The Wholesale Division originated $267.4 million, $529.0 million, $1,244.0 million, and $1,169.1 million worth of mortgage loans during the years ended December 31, 1995, 1996, and 1997, and the nine months ended September 30, 1998, respectively, representing 92.7 percent,
67.0 percent, 63.3 percent, and 58.2 percent of SPFC's total loan originations and purchases during the respective periods.

3.3      CORRESPONDENT PROGRAM.

                  SPFC purchased closed loans through its correspondent program (the "Correspondent Program") from 1995 through February 1998. Loans purchased through the Correspondent Program were complete loan packages that were underwritten and funded by approved mortgage bankers or financial institutions. Through the Correspondent Program, SPFC purchased $21.1 million, $204.8 million, $280.4 million, and $28.8 million worth of mortgage loans during the years ended December 31, 1995, 1996, 1997, and 1998, respectively, representing 7.3 percent,
25.9 percent, 14.3 percent, and 1.4 percent of SPFC's total loan originations and purchases during the respective periods.

3.4      STRATEGIC ALLIANCE PROGRAM.

                  SPFC also  purchased  loans  through  its  strategic  alliance program (the "Strategic Alliance Program"). Through the Strategic Alliance Program, SPFC obtained a committed source of loan production from mortgage companies that formed a strategic alliance with SPFC (each, a "Strategic Alliance"). The primary Strategic Alliances were with Liberty Lending Inc. and BOMAC Capital Mortgage, Inc. ("BOMAC"). Through the Strategic Alliance Program, SPFC purchased $51.5 million, $289.7 million, and $514.6 million worth of mortgage loans during the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1998, respectively, representing 6.5 percent, 14.8 percent, and 25.6 percent of SPFC's total loan originations and purchases during the respective periods.

3.5      CONSUMER LOAN DIVISION.

                  The consumer loan division (the "Consumer Loan Division") offered both second-mortgage loans to credit-impaired borrowers and high loan-to-value ("LTV") loans to borrowers with a generally better credit history than SPFC's typical nonconforming borrower. The majority of the loans originated by the Consumer Loan Division were fixed-rate, fully amortizing loans secured by owner-occupied one- to four-family residences. SPFC generally secured the high-LTV loans with second mortgages on properties in which the borrowers had little or no equity. SPFC sold the majority of second-lien mortgage loans originated by the

Consumer Loan Division on a whole-loan basis. In addition, it completed a securitization of high-LTV second mortgages in June 1998, in the amount of
$105.3 million (Series 1998-H1). The Consumer Loan Division originated $4.5 million, $149.8 million, and $297.6 million worth of mortgage loans during the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1998, respectively, representing 0.6 percent, 7.6 percent, and 14.8 percent of SPFC's total loan originations and purchases during the respective periods.

3.6      SECURITIZATION OF MORTGAGE LOANS.

                  SPFC sold substantially all the mortgage loans that it originated and purchased through securitizations issued by its special-purpose subsidiary, Southern Pacific Secured Assets Corp. ("SPSAC") (with the exception of loans originated through the Consumer Loan Division and sold through whole-loan sales). The securitization process involved the pooling of mortgage loans and the sale of such loans to SPSAC, which then deposited such loans into a trust. The trust issued senior pass-through certificates ("Senior Certificates"), which were underwritten and sold to investors. The trust also issued certain interests known as "IO Certificates" (for "interest-only") and "Residual Certificates," which are both subordinate in priority to the Senior Certificates. See Section 6.1.1 below. The Residual Certificates, which were retained by SPFC, entitle SPFC to certain junior cash flows described more fully below. During the years ended December 31, 1995, 1996, 1997, and 1998, SPFC securitized $164.9 million, $657.4 million, $1.805 billion, and $1.31 billion worth of mortgage loans, respectively. The securitizations completed in 1995 are referred to as Series 1995-1 and 1995-2. SPFC completed quarterly securitizations in 1996 and 1997 (Series 1996-1, 1996-2, 1996-3, 1996-4, 1997-1,
1997-2, 1997-3, and 1997-4). In 1998, SPFC completed three securitization transactions (Series 1998-1, 1998-2, and 1998-H1).

                  Securitizations completed in 1997 and 1998 also included insured IO Certificates (senior to other, uninsured subordinate IO Certificates) sold to investors. The sale of the senior IO Certificates permitted SPFC to partially offset negative cash flow associated with selling loans through securitizations. Each securitization, with the exception of the securitization completed in the second quarter of 1997 (Series 1997-2) and the high-LTV loan securitization completed in the second quarter of 1998 (Series 1998-H1), was insured by MBIA Insurance Corporation (the "Insurer"), guaranteeing the timely payment of interest and ultimate principal payment of the Senior Certificates. Series 1997-2 provided for several classes of Senior Certificates, each with a different priority interest in monthly payments collected from the mortgage loans or a different expected maturity. Under this structure, the holders of the Senior Certificates assumed the risk of nonpayment of interest and principal. Series 1998-H1 was based on a structure different from earlier securitizations, composed of securities issued as debt instruments and Residual Certificates that were treated as interests in a partnership.

                  The pooling and servicing agreements that govern the distribution of cash flows from the loans included in the trusts (the "Pooling and Servicing Agreements") require the overcollateralization of the Senior Certificates by using cash flows from the Residual Certificates to reduce the outstanding principal balance of the Senior Certificates to a preset percentage of the mortgage loans.

3.7      LOAN SERVICING AND DELINQUENCIES.

                  SPFC originated or purchased all mortgage loans on a servicing-released basis, thereby acquiring the servicing rights. Through December 1997, SPFC contracted for the servicing of substantially all the loans it originated, purchased, and held for sale with Advanta Mortgage Corp. USA ("Advanta") under a servicing agreement (as amended, the "Servicing Agreement") entered into between SPFC and Advanta in September 1995. Servicing includes collecting and remitting loan payments, making required advances, accounting for principal and interest, holding escrow or impound funds for payment of taxes and insurance, if applicable, making required inspections of the mortgaged property, contacting delinquent borrowers, and supervising foreclosures and property dispositions in the event of unremedied defaults. Under the Servicing Agreement, SPFC is obligated to pay Advanta a monthly servicing fee on the declining principal balance of each loan serviced and a setup fee for each loan delivered to Advanta for servicing.

                  In addition, Advanta is the Master Servicer on all securitization trusts through Series 1997-3 (with the exception of Series 1995-2, for which it acts as subservicer for a portion of the loans) and it acted as a subservicer on Series 1997-4 and a portion of Series 1998-1 until May 1998. Advanta's obligations as Master Servicer are specified in the related pooling and servicing agreement ("PSA") for each securitization series. The PSAs provide for payment to Advanta by the securitization trust of a monthly servicing fee on the declining principal balance of each loan serviced. Under the PSA, Advanta receives an annual servicing fee, paid monthly, of 50 basis points (0.50 percent of the unpaid principal balance of the serviced loans). Under the Servicing Agreement, Advanta remits to SPFC 15 of the 50 basis points Advanta receives under the PSA.

                  SPFC's acquisition in December 1997 of the loan servicing operations of North American Mortgage Company ("NAMCO") allowed SPFC, in mid-January 1998, to begin its own loan servicing operation for all new loans originated and purchased. In the second quarter of 1998, Advanta transferred to SPFC servicing of the loans in Series 1997-4 , mortgage loans in Series 1998-1 not then serviced by SPFC, and mortgage loans owned by SPFC (with the exception of Ohio second mortgages). SPFC is Master Servicer for Series 1997-4, 1998-1, 1998-2, and 1998-H1.

3.8      HISTORICAL FINANCIAL INFORMATION.

                  Attached hereto as Exhibit 1 is a copy of SPFC's consolidated financial statements for the years ending December 31, 1996, and December 31, 1997.

                                   ARTICLE IV

                    PREPETITION FINANCING AND RELATED MATTERS

                  SPFC financed and purchased real estate loans using funding from "warehouse" lenders, which financed mortgage loans on a short-term basis until the mortgage loans could be sold or securitized. Before the Petition Date, SPFC had entered into agreements with four lenders: First Union National Bank
("First Union"),  Lehman Brothers  Commercial  Paper,  Inc.

("Lehman"), Morgan Stanley & Co., Inc. ("Morgan"), and Greenwich Capital Financial Products, Inc. ("Greenwich"). The warehouse lines of credit, totaling $1.2 billion ($100 million from Greenwich, $400 million each from Lehman and Morgan, and $300 million from First Union), were used by SPFC to fund loan originations and purchases and were secured by the loans that SPFC originated or purchased. The warehouse lines with First Union, Lehman, and Greenwich were in the form of repurchase agreements. The lenders advanced to SPFC an agreed percentage of the market value of each financed mortgage loan. The Morgan line was in the form of a loan and security agreement.

                  Shortly before the Petition Date, SPFC received notices of default from First Union, Lehman, and Morgan. SPFC sought to negotiate amended terms for its warehouse lines as part of its restructuring initiatives, which also included changes in top management, execution of significant whole loan sales, discontinuance of SPFC's Strategic Alliance Program, and a corporatewide cost reduction program, including employee layoffs.

4.1      FIRST UNION.

                  On September 28, 1998, First Union sent SPFC a notice stating that SPFC was in default under the master repurchase agreement under which First Union provided its financing and demanding that SPFC "repurchase" the loans SPFC had pledged to First Union by repaying First Union's loan to SPFC. SPFC was unable to do so. First Union then purported to exercise a right under the repurchase agreement to give SPFC credit for the loans purchased under the repurchase agreement and to seek a deficiency. First Union subsequently required SPFC to transfer servicing on the mortgage loans to Aurora Loan Services, Inc. As of September 28, 1998, the amount due First Union was approximately $297,961,614 and the unpaid principal balance of the First Union-financed loans was approximately $294,173,312. In November 1998, Norwest Bank Minnesota, National Association ("Norwest"), released $1,018,607 to First Union from the Morgan Account (see Section 6.5.1), which First Union applied to amounts owed by SPFC to First Union.

                  After the Petition Date, First Union, Lehman, and SPFC negotiated a sale transaction pursuant to which SPFC sold the loans to Lehman for 100.50 percent of the aggregate unpaid principal balance of the loans and paid the proceeds to First Union. The sale was approved by the Bankruptcy Court on November 6, 1998, and closed on November 24, 1998. In connection with the sale, SPFC and First Union entered into an agreement pursuant to which $301,806 was placed in escrow, pending a resolution of whether SPFC or First Union was entitled to such funds. First Union asserts a security interest in the escrowed funds. SPFC also preserved its claims and interests in the funds provided to First Union, including, but not limited to claims (i) under Section 506(c) of the Bankruptcy Code for servicing and transferring the loans, (ii) a claim based on the amount of costs (including fees) asserted by First Union being excessive and not allowable under Section 506(a) of the Bankruptcy Code, and (iii) that SPFC was entitled to all Postpetition income from such loans until the date of sale.

4.2      LEHMAN.

                  On September 25, 1998, SPFC received a notice of default from Lehman. On September 28, 1998, Lehman gave notice that it had elected to accelerate the "repurchase" date and demanded that SPFC "repurchase" the loans by repaying the amount due to Lehman. SPFC was unable to do so, and Lehman purported to exercise an option to credit SPFC with the market value of the mortgage loans financed under the repurchase agreement. As of September 28, 1998, the amount advanced by Lehman was $379,043,277 and the aggregate unpaid principal balance of loans financed by Lehman was $375,543,000. On September 29, 1998, SPFC entered into a letter agreement with Lehman, pursuant to which SPFC agreed to cooperate with Lehman in the transfer of servicing and Lehman agreed to pay SPFC a fee of .25 percent of the aggregate unpaid principal balance of the purchased mortgage loans and, after the disposition of the mortgage loans by Lehman to a third party, the first 2.50 percent of the net proceeds above 100.25 percent of the aggregate unpaid principal balance of the purchased mortgage loans. As of May 5, 1999, Lehman has not completed a sale or securitization of the mortgage loans. Any remaining Claim by Lehman is unsecured, except to the extent that Lehman may have a right to offset its debt to SPFC against its Claim against SPFC and to the extent that any funds in the Morgan Account are attributable to proceeds of Lehman's collateral.

4.3      MORGAN.

                  On September 25, 1998, Morgan sent a notice of default to SPFC. At the time, the amount advanced to SPFC by Morgan was approximately $96,538,800. On September 28, 1998, Morgan sent SPFC a notice of sale and termination of servicing, informing SPFC that Morgan had elected to sell to a third party the mortgage loans pledged to Morgan. Morgan informed SPFC that Morgan had received $97,327,433 as the purchase price for its sale to a third party and that Morgan had applied $96,901,331 to payment of SPFC's obligations.

4.4      GREENWICH.

                  Greenwich provided financing for high-LTV mortgage loans. On September 29, 1998, Greenwich and SPFC entered into a sale agreement pursuant to which SPFC sold Greenwich certain mortgage loans that had been financed by Greenwich for a purchase price of 100.50 percent of the aggregate unpaid principal balance of the purchase mortgage loans, less $100,000 for fees owed to Greenwich. The bill of sale also provided for the payment to SPFC of an additional 1 percent of the aggregate unpaid principal balance of the mortgage loans upon transfer of servicing of the mortgage loans and payment of a fee upon the resale of the mortgage loans by Greenwich. The fee for resales that occur after October 31, 1998, is .25 percent of the aggregate unpaid principal balance, less Greenwich's costs not to exceed $15,000, payable upon the resale of the last mortgage loan purchased. As of September 30, 1998, the borrowings under the Greenwich line totaled $29,728,051. The net proceeds to SPFC were $1,451,654. No fee for resale has yet been received.

4.5      WILSHIRE REAL ESTATE PARTNERSHIP, L.P. ("WILSHIRE").

                  On August 17 and September 23, 1998, SPFC pledged certain Residual Certificates to Wilshire Real Estate Partnership, L.P. ("Wilshire"), to secure a loan of $40 million to SPFC. In September 1998, Wilshire purported to transfer the same Residual Certificates to Bear, Stearns International Limited ("Bear Stearns") in return for payment of $20 million to Wilshire, subject to Wilshire's right and obligation to repurchase the Residual Certificates.

                  On September 29, 1998, SPFC filed a state-court complaint against Wilshire, seeking a declaration that Wilshire held the Residual Certificates only as a pledgee and not as owner, and obtained a temporary restraining order to prevent Wilshire from disposing of the Residual Certificates held by Wilshire. As explained below, this matter was resolved after the petition was filed.

                                   ARTICLE V

                               POSTPETITION EVENTS

5.1      FILING OF PETITION.

                  As discussed above, attempts by SPFC to negotiate with its warehouse lenders with respect to the notices of default were unsuccessful, leaving SPFC unable to continue to fund mortgage loans in the normal course. Accordingly, SPFC filed a petition under Chapter 11 on October 1, 1998, in order to obtain an opportunity to reorganize its affairs under the protection of Chapter 11.

                  Negotiations for Postpetition funding continued until October 2, 1998, when SPFC announced that it had ceased all mortgage loan production and was working to develop a plan for the orderly liquidation of its assets.

                  On November 13, 1998, SPFC's corporate offices moved to smaller, less-expensive office space at One Centerpointe Drive, Suite 551, Lake Oswego, Oregon.

                  SPFC continues to service certain loans at its mortgage loan servicing operation in Santa Rosa, California ("Service Center"). SPFC believes that the method and timing of the transfer of loan servicing will have a measurable and significant effect on the receipt of payments on the serviced loans.

5.2      FILING OF PETITIONS BY SPFC SUBSIDIARIES AND AFFILIATES.

                  Three of SPFC's subsidiaries have commenced their own bankruptcy cases. Oceanmark Financial Corporation, MorCap, Inc., and Home America Financial Services, Inc. filed voluntary petitions under Chapter 11 in the United States Bankruptcy Court for the District of Oregon on October 30, 1998, and November 5 and 20, 1998, respectively, as Case Nos. 398-38571-elp11, 398-38735-elp11, and 398-39192-elp11, respectively. MorCap, Inc., converted to a Chapter 7 case on February 3, 1999. In addition, an affiliate of an SPFC subsidiary, Hallmark Government Mortgage, Inc., filed a voluntary petition for liquidation under Chapter 7 on November 24, 1998, in the United States Bankruptcy Court for the Western District of Washington as Case No. 98-14615. The Plan does not propose substantive consolidation of SPFC's estate with that of any of the subsidiaries.

5.3      CREDITORS' COMMITTEE.

                  Shortly after the Petition Date, the Office of the United States Trustee appointed the following persons (and Conseco Capital Management and Helix Investment Partners, each of which has resigned) as members of the Official Unsecured Creditors' Committee ("Committee") in this case:

Mariner Investment Group, Chair                      Hacienda Property Valuation
c/o Lorrie Landis                                    c/o Michael L. Robertson
65 East 55th Street                                  2340 Santa Rita Road, #4
New York, NY  10022                                  Pleasanton, CA  94566

Forest Fulcrum                                       HSBC Bank USA, fka Marine Midland Bank
c/o Derrick Wenger, Senior Vice President            c/o Metin Caner, Vice President
53 Forest Avenue                                     140 Broadway, 12th Floor
Old Greenwich, CT  06870                             New York, NY  10005
The Bank of New York, Indenture Trustee
c/o Jack Stevenson, Vice President
Suzanne MacDonald, Vice President
101 Barclay Street 21W
New York, NY  10286

                  The following is a statement provided by the Committee regarding its role in this case:

                  "From the outset of this case, the Committee focused on maximizing the value of SPFC's assets. The Committee interviewed several consultants to provide guidance in this process and chose the Pentalpha Group, LLC (the "Pentalpha Group") to assist in the disposition of the Financial Assets and CIBC Oppenheimer Corp. to assist in the disposition of SPFC's United Kingdom subsidiary.

                  "One of the first issues the Committee worked with SPFC on was resolving competing ownership claims in the Residual Certificates asserted by Wilshire and Bear Stearns. If successful, these claims would have eliminated a substantial amount of SPFC's assets (nearly 50% of the Residual Certificates at book value) from the Estate. The Committee and SPFC coordinated their efforts to ensure a rapid response to a constantly changing situation and preparation for important litigation, while working to negotiate a settlement of the outstanding issues. Ultimately, SPFC and the Committee on the one hand, and Bear Stearns and Wilshire on the other hand, entered into the Postpetition financing arrangement and settlement agreement that the Bankruptcy Court approved on January 5, 1999.

                  "After resolution of the Bear Stearns and Wilshire matter, the Committee and SPFC focused on exploring options to maximize the value of the Estate's assets. The Committee and SPFC investigated various options including holding the Residual Certificates, also known as the `run off' strategy, selling the Residual Certificates as a whole, or a combination thereof as well as the manner of disposition (public auction or controlled, closed bid process). The Committee and SPFC also considered the tax implications of each disposition strategy and made an effort to maintain the enterprise value of SPFC. In addition to the Residual Certificates, the Committee and SPFC analyzed the disposition of SPFC's other assets and protecting the value, if any, of SPFC's subsidiaries.

                  "After consulting with experts, advisers, and SPFC, the Committee voted to support the Acquisition Transaction as being in the best interest of the Estate given the uncertainty and risk of other strategies. For a further discussion of the Acquisition Transaction, and the factors that favor that option over others, please see Article VIII and the Addendum.

                  "In carrying out its duties, the Committee has met often to discuss issues affecting the Estate and has relied on analyses and projections prepared by SPFC, its advisers, and the Committee's advisers.

                  "At all times, the Committee has worked closely with SPFC in furtherance of one goal -- to maximize the recovery of the Estate."

5.4      EMPLOYMENT OF PROFESSIONAL PERSONS.

                  SPFC has employed Miller, Nash, Wiener, Hager & Carlsen LLP of Portland, Oregon, and Murphy Sheneman Julian & Rogers of San Francisco, California, as bankruptcy counsel, KPMG Peat Marwick as its accountants, and Pentalpha Capital LLC ("Pentalpha Capital") to act as its placement agent with respect to disposition of the Financial Assets. Contact information for SPFC's bankruptcy counsel is set forth below. SPFC has also employed other attorneys to assist it with certain matters.

David Hercher                                          Patrick A. Murphy
John Casey Mills                                       Ellen A. Friedman
Miller, Nash, Wiener, Hager & Carlsen LLP              Murphy Sheneman Julian & Rogers
3500 U.S. Bancorp Tower                                101 California Street, 39th Floor
111 S.W. Fifth Avenue                                  San Francisco, CA 94111
Portland, OR  97204-3699                               Telephone:  (415) 398-4700
Telephone:  (503) 224-5858                             Fax:  (415) 421-7879
Fax:  (503) 224-0155

                  The Committee has employed Munger, Tolles & Olson, LLP of Los Angeles, California, and Lane Powell Spears Lubersky LLP of Portland, Oregon, as bankruptcy counsel and Pentalpha Group LLC and Pentalpha Capital LLC to act as its financial adviser and liquidation agent, respectively, with respect to the Financial Assets. The Committee employed CIBC Oppenheimer, Inc., to assist in the evaluation of any potential sale of the stock of Southern Pacific Mortgage Limited. Munger, Tolles & Olson, LLP, and Lane Powell Spears Lubersky LLP represent the Committee only and not any individual creditor. Creditors desiring legal representation should engage separate counsel.

                  Contact information for the Committee's bankruptcy counsel is set forth below.

Thomas B. Walper                              John H. Durkheimer
Mark Shinderman                               Lane Powell Spears Lubersky LLP
Munger, Tolles & Olson, LLP                   520 S.W. Yamhill Street, Suite 800
355 South Grand Avenue, 35th Floor            Portland, OR  97204
Los Angeles, CA  90071-1560                   Telephone:  (503) 778-2168
Telephone:  (213) 683-9193                    Fax:  (503) 224-0388
Fax:  (213) 687-3702

                  The Indenture Trustees have also employed separate counsel, though their employment was not subject to Bankruptcy Court approval and they are not "Professionals" as defined in the Bankruptcy Code . Counsel for the Indenture Trustees have attorney-client relationships with and represent the Indenture Trustees only and not any individual Note Holder. Note Holders desiring legal representation should engage their own counsel.

5.5      CLOSURE OF OUTLYING OFFICES AND SALE OF EXCESS EQUIPMENT.

                  Having terminated its loan production and acquisition operations on October 2, 1998, SPFC closed its offices, other than its corporate office, file storage facility, and servicing operation. With the Bankruptcy Court's authorization, SPFC rejected leases of its outlying offices and sold the furniture, fixtures, and equipment in those offices at auction, from which SPFC received net proceeds of approximately $1,100,000.

5.6      EMPLOYEE SEVERANCE AND RETENTION PLAN.

                  Since the Petition Date, SPFC has terminated 550 employees. As of April 1, 1999, SPFC had 83 employees, 69 of whom work in the service center and 14 of whom work in the corporate office.

                  Under a retention program approved by the Bankruptcy Court, SPFC agreed to pay severance to its current employees upon termination of employment or change of control in the case of a sale. As of May 10, 1999, SPFC had paid approximately $1,059,422.78 in severance to employees and its remaining liability for retention payments is approximately $1,630,000. With the consent of the Committee, SPFC will soon be filing a motion to authorize a 10 percent increase in its retention payment plan pool as well as in increases of the retention benefits for the following key officers: Messrs. Hedemark and Padrick (one additional month, for a total of 5.5 months compensation), and Timothy Breedlove and Wendy Beth Oliver (and $25,000 in addition to 4.5 months compensation). One half of the existing retention benefit will be paid on June 30, 1999, with the remainder paid upon earlier of the agreed termination date for the employee or September 15, 1999.

5.7      WILSHIRE LITIGATION; DIP FACILITY.

                  Shortly after the Petition Date, SPFC removed its state-court action against Wilshire to the Bankruptcy Court as an adversary proceeding. On October 9, 1998, Wilshire filed a motion for relief from the automatic stay. Wilshire later contended in connection with both the motion for relief from stay and the adversary proceeding that it owned the Residual Certificates it held and was not subject to the automatic stay.

                  SPFC and Wilshire entered into a settlement evidenced by stipulated order entered November 20, 1998, subject to notice and a hearing. After November 20, Bear Stearns took the positions that it should not be bound by the terms of orders entered to settle a dispute between SPFC and Wilshire and that Bear Stearns was not subject to the automatic stay in this case.

                  In December 1998, SPFC engaged in extensive negotiations with both Wilshire and Bear Stearns that resulted in Wilshire's agreement to accept a $1 million early payment discount and Bear Stearns' agreement to extend a DIP/Bridge Facility to SPFC to refinance Wilshire's claim. On January 6, 1999, the Bankruptcy Court approved an 18-month debtor-in-possession financing facility (the "Bear Stearns DIP Facility") between SPFC and Bear Stearns. The closing of the transactions contemplated by the Bear Stearns DIP Facility occurred January 8, 1999. Under the terms of the agreement, Bear Stearns provided $38,960,936 in financing to SPFC and was entitled to a participation fee in the amount of $1.4 million. The financing proceeds were used to repay SPFC's debt to Wilshire.

                  The Bear Stearns DIP Facility was secured by substantially all of SPFC's assets. Under the terms of the Bear Stearns DIP Facility, SPFC could sell all or part of the pledged assets before the expiration of the Bear Stearns DIP Facility.

                  On May 5, 1999, Goldman, Sachs & Co. refinanced the Bear Stearns DIP Facility (the "DIP Facility") on similar terms and SPFC paid Bear Stearns the $1.4 million participation fee from its cash. Release of all assets pledged will occur upon repayment of the DIP Facility on the Closing Date.

5.8      SALE OF WHOLE LOANS TO BAYVIEW FINANCIAL TRADING GROUP LP ("BAYVIEW").

                  Although most loans originated or purchased by SPFC were placed in a securitization pool, SPFC retained some loans as whole
(nonsecuritized) loans, due to missing documentation or performance deficiencies. One of the conditions of the Bear Stearns DIP Facility was that SPFC sell its whole loans and apply a portion of the proceeds to reduction of SPFC's liability to Bear Stearns. SPFC engaged Wilshire to market the whole-loan inventory. SPFC and Bayview entered into a mortgage loan purchase and sale agreement that was approved by the Bankruptcy Court on March 19, 1999. The mortgage loan purchase and sale agreement provided for two closings. At the first closing on March 22, 1999, Bayview purchased 226 loans for $5,795,718. At the second closing on March 29, 1999, Bayview purchased an additional 19 loans for $905,751.

                  In accordance with the Bear Stearns DIP Facility, $4,701,474 of the whole-loan sale proceeds was applied to reduce SPFC's indebtedness under the Bear Stearns DIP Facility, and $2 million was retained by SPFC.

5.9      ASSUMPTION AND REJECTION OF REAL PROPERTY LEASES.

                  SPFC has rejected the real property leases at all of its former locations except its Lake Oswego, Oregon, corporate office, file storage facility in Tigard, Oregon, and the Service Center.

5.10     OFFICERS AND DIRECTORS.

5.10.1   SENIOR OFFICERS.

                  Listed below are the current senior officers of SPFC.

                  E. JAMES HEDEMARK is chairman of the board and chief executive officer ("CEO") of SPFC. He was appointed CEO on September 28, 1998, following the resignation of his predecessor. Mr. Hedemark served as president (1993) and chief executive officer (1994) of Napa National Bank, and is a current member of its board of directors. At Bank of America from 1972 to 1993, Mr. Hedemark served in various positions of increasing responsibilities, in all aspects of marketing, credit, financial analysis, operations, management, and computer systems. His positions at Bank of America included: president and chief executive officer of Bank of America Texas N.A. (1992) and senior vice president and manager, residential mortgages, of Bank of America (1991-1996). Mr. Hedemark is responsible for all aspects of servicing and operations, including the servicing platform, base files, and trailing documentation; coordination with securitization trustees, the Insurer, and third parties respecting servicing; and coordination with the financial adviser retained by the Committee respecting servicing and operations. Mr. Hedemark's current gross monthly compensation is $42,729.18.

                  KEVIN D. PADRICK was appointed president of SPFC on February 11, 1999, having been engaged on September 28, 1998, to assist with and as part of SPFC's restructuring efforts. Since 1997, Mr. Padrick has owned and operated a consulting business, advising businesses with a combination of business and legal needs. In 1993, after practicing law for 15 years, Mr. Padrick formed and successfully operated nine diversified businesses in both regulated and nonregulated industries. Mr. Padrick's primary responsibility is to maximize the value realized for the assets of SPFC for the benefit of SPFC's creditors by arranging for the sale of the capital stock of SPFC or the Financial Assets. Mr. Padrick's other responsibilities include overseeing tax matters; pursuing claims on behalf of SPFC; negotiating, proposing, and obtaining confirmation of a plan of reorganization; and resolving Claims against SPFC. Mr. Padrick's current gross monthly compensation is $41,023.64 (together with $2,000 per month expense reimbursement).

                  TIMOTHY A. BREEDLOVE was appointed SPFC's Chief Financial Officer on September 28, 1998. Before this appointment, Mr. Breedlove had served as SPFC's controller since December 1997. Before joining SPFC, Mr. Breedlove served for seven years as senior vice president and chief accounting officer of Weyerhaeuser Mortgage Company, a subsidiary of Weyerhaeuser Company. He was also a member of the board of directors of Weyerhaeuser Mortgage Company. From 1989 to 1991, Mr. Breedlove served as president and chief operating officer of
Republic Federal Savings and Loan, also a subsidiary of Weyerhaeuser Company. Mr. Breedlove's responsibilities include the resolution of warehouse line issues, realization of tax refunds and reduction of tax obligations, financial reports to the Bankruptcy Court and the Committee, accounting functions, and cash management. Mr. Breedlove's current gross monthly compensation is $20,513.64.

                  WENDY BETH OLIVER has served as SPFC's general counsel and corporate secretary since October 1997, after practicing law in private practice for ten years. Ms. Oliver is responsible for managing the legal affairs of SPFC, determining strategies for subsidiaries and overseeing subsidiary bankruptcy cases, overseeing the sale of the U.K. subsidiary; coordinating outside legal representation, reviewing claims against SPFC, and advising on claims against third-parties. Ms. Oliver's current gross monthly compensation is $20,512.64.

5.10.2   DIRECTORS.

                  The three directors of SPFC are Messrs. Hedemark and Padrick and one outside director, Timothy J. Galligan. Mr. Hedemark became a director on June 8, 1998, and Messrs. Padrick and Galligan became directors in December 1998 after the resignations of prior directors.

5.10.3   OTHER DIRECTORS AND SENIOR OFFICERS IN 1998.

                  The following additional persons served as directors and senior officers of SPFC during 1998:

NAME:                      TITLE:
-----                      ------

H. Wayne Snavely           Chairman of the Board
                           Director
Stephen J. Shugerman       Director
John Dewey                 Director
Robert W. Howard           Director, Vice Chair of the Board,
                           and Chief Executive Officer
Bernard A. Guy             Director, President, and Chief Operating Officer
Frank P. Willey            Director
A. Van Ruiter              Director
Peter Makowiecki           Chief Financial Officer/EVP
John Horak                 Executive Vice President-Credit Risk
Thomas Bowser              Executive Vice President-Production
J. Dwaine Rhea             Executive Vice President-Operations
Frank A. Frazzitta         Senior Vice President-Strategic Alliances
Annie Muir                 Senior Vice President-Strategic Operations
Terry Ness                 Senior Vice President Human Resources

                  Messrs. Snavley Shugerman, Howard, Guy, and Makowiecki are defendants in the actions listed in Schedule II to the Plan.

5.11     POSTPETITION INCOME AND EXPENSES.

                  Attached hereto as Exhibit 2 is a copy of SPFC's financial report for the month of April 1999 ("Financial Report"), without instructions and schedules. The report includes a statement of income and expenses and a balance sheet.

5.12     SALE OF UNITED KINGDOM SUBSIDIARY.

                  In October 1998, the Committee engaged CIBC Oppenheimer to market SPFC's United Kingdom mortgage lending subsidiary, Southern Pacific Mortgage Limited ("SPML").

After several months of marketing and meetings with prospective purchasers, CIBC arranged a transaction with Resetfan Limited, a U.K. company formed by SPML management ("Resetfan"), which was accepted by SPFC, with the consent of the Committee. The sale was approved by the Bankruptcy Court by an order entered May 27, 1999, and closed May 28, 1999. SPML management now owns 75 percent of Resetfan and SPFC owns the remaining 25 percent. The purchase price will be payable pursuant to a note, payable over five years, in the amount of (pound)6 million, accruing interest at a rate of 12.5 percent per annum. Payment is secured by a security interest in the Resetfan stock held by former SPML management. All proceeds will be held by SPFC pending further court order addressing a dispute regarding the extent of a lien on the SPML stock and SPFC's ability to avoid SPFC's prepetition contribution to SPML's equity of a debt due from SPML to SPFC as a fraudulent transfer.

                                   ARTICLE VI

                          DESCRIPTION OF SPFC'S ASSETS

                  SPFC's assets consist of the Financial Assets, tangible personal property, and claims.

6.1      FINANCIAL ASSETS.

                  The Financial Assets consist of (1) interests of the mortgage loan pools subordinate to the Senior Certificates, known as "Residual Certificates," (2) the right to service the mortgage loans, and (3) prepayment charge income from the mortgage loans.

6.1.1    RESIDUAL CERTIFICATES.

                  Between early 1995 and mid-1998, SPFC engaged in 13 mortgage loan securitization transactions (the "Securitizations"). In these transactions, SPFC sold mortgage loans to its wholly owned special purpose subsidiary, SPSAC, which then deposited the mortgage loans in trusts (the "Securitization Trusts"). The Securitization Trusts then issued various classes of mortgage pass-through certificates (the "Mortgage Securities"). The Mortgage Securities issued in each transaction represent interests in the trust assets primarily consisting of a pool of mortgage loans (the "Mortgage Loans"). SPFC or one of its subsidiaries or strategic alliances originated or purchased the Mortgage Loans comprising the mortgage pools.

                  Bankers Trust Company of California, N.A. ("Bankers Trust"), is the trustee of the trust series 1995-1 through 1996-3. Norwest Bank of Minnesota, N.A. ("Norwest") is the trustee of Series 1996-4 through 1998-2 and 1998-H1. Each of the Securitization Trusts made one or more elections to be a Real Estate Mortgage Investment Conduit ("REMIC") within the meaning of Section 860G of the Internal Revenue Code of 1986, as amended, except the Series 1998-H1 Securitization Trust. Certain of the Mortgage Securities for Series 1998-H1, which included in its Mortgage Loan pool certain high-LTV loans that were not eligible for inclusion in a REMIC, were issued as debt instruments. The Residual Certificate for Series 1998-H1 (the "Class X Certificate") is treated as an interest in a partnership.

                  The  Mortgage  Securities  issued with respect to a particular
Securitization   represent  the  entire   ownership   interest  in  the  related
Securitization  Trust.  As part of the

Securitizations, SPSAC sold the Senior Certificates and retained certain of the "Residual Certificates." Generally, the Residual Certificates can be divided into three categories:

                  "IO Certificates," which are certificates issued by seven of the Securitization Trusts. These certificates represent an interest subordinate to holders of Senior Certificates but senior to holders of REMIC Residual Certificates and entitle the holders to receive certain interest payments from the related Securitization Trust.

                  "REMIC Residual Certificates," which are certificates representing the "residual interest" (i.e., equity) in each
         Securitization Trust that is a REMIC or composed of more than one REMIC. These certificates entitle the holders to receive excess cash flow, if any, generated each month by the Mortgage Loans in the relevant Securitization Trust after required payments to holders of Senior Certificates and the Insurer and, where issued, holders of IO Certificates.

                  "Class X Certificate," which is a certificate representing an equity interest in the Series 1998-H1 trust. The Series 1998-H1 trust is treated as a partnership, and the equity certificate holders are entitled to receive distributions of trust income as partners.

6.1.1.1  GENERAL TERMS OF THE RESIDUAL CERTIFICATES.

                  Each Residual Certificate represents a right of the holder to receive a specified amount described in the related Pooling and Servicing Agreement. The amount available for distribution to the holders of Residual Certificates on any payment date will vary depending on (i) the amounts remitted by mortgagors on the related Mortgage Loans in payment of the mortgagors' scheduled installments of principal and interest, (ii) the amounts of prepayments of principal made by mortgagors, (iii) proceeds from liquidations of defaulted Mortgage Loans, and (iv) the amount required to pay the related Senior Certificates.

6.1.1.2  OCEANMARK BANK LITIGATION.

                  In March 1998, Oceanmark Bank, F.S.B. ("OMB"), filed an action against SPFC in federal district court in Florida, alleging racketeering, securities fraud, and other claims arising in connection with the sale by OMB to SPFC's subsidiary, Oceanmark Financial Corporation ("OFC"), of assets related to OMB's mortgage loan origination business. OMB sought $75 million in damages. The filing by SPFC and its subsidiary, OFC, of petitions under Chapter 11 stayed the case in federal court with respect to SPFC and OFC. OMB subsequently filed two actions in Florida entitled Oceanmark Bank F.S.B. v. Norwest Bank Minnesota, N.A. and Advanta Mortgage Corp., U.S.A. and Oceanmark Bank F.S.B. v. Bankers Trust Company of California N.A. and Advanta Mortgage Company (the "Florida Case"). The complaint alleges that OMB owns certain Mortgage Loans that were transferred into the Securitization Trusts, having an aggregate principal balance of approximately $10.7 million. These loans fall into three categories:
(i) loans purchased by SPFC from OMB through May 1997; (ii) loans originated by OFC in the name of OMB pursuant to a letter agreement between OMB and OFC, and
(iii) loans originated by OFC in the name of OMB and funded by SPFC that had not closed when OMB provided notice to OFC that it would no longer continue to execute assignments (collectively, the "OMB Loans"). OMB also alleges that it is entitled to approximately

$10 million from SPFC. The economic effect of the Florida Case on the Acquisition Transaction is discussed in Section 8.2.6.

                  The determination whether SPFC has material unperformed obligations under certain contracts between SPFC and Oceanmark Bank, FSB ("OMB"), causing such contracts to be executory, shall be made by the Bankruptcy Court in the following adversary proceeding pending in the Bankruptcy Court, Southern Pacific Funding Corporation v. Oceanmark Bank, F.S.B., et al., Adversary Proceeding No. 99-3046-elp, or in such other action or contest matter as the Bankruptcy Court shall determine ("OMB Proceeding"). Not later than 30 days after entry of the Final Order in the OMB Proceeding determining whether SPFC has material unperformed obligations to OMB under such contracts, and thus whether they are executory, SPFC may file a motion for authority to assume any executory contract between SPFC and OMB ("OMB Contract"). In the absence of a timely filed motion to assume any OMB Contract, all OMB Contracts shall be deemed rejected to the extent that they are executory.

6.1.1.3  BOMAC.

                  BOMAC has commenced an adversary proceeding in the Chapter 11 Case asserting that it owns a portion of the Residual Certificates and prepayment charges for certain loans and requesting an injunction while an examiner can be appointed to determine whether SPFC's retention of the Residual Certificates would bring a greater return to BOMAC. SPFC has filed a counterclaim against BOMAC seeking a judgment of more than $16 million and a declaration that BOMAC does not own any Residual or prepayment penalty claimed by SPFC. A trial on the issue of ownership of the Residual Certificates and prepayment charges is scheduled for June 11, 1999. The remaining issues will be tried at the time of the hearing on confirmation of the Plan.

                  Please see Section 10.9 for a discussion of risks related to this lawsuit.

6.1.1.4  BALTIMORE LITIGATION.

                  There are two actions pending in state court in Maryland, Peaks v. A Home of Your Own and Parker v. A House Is a Home, involving approximately 27 Mortgage Loans. The complaints allege that individuals in Baltimore purchased run-down properties, made minimal cosmetic repairs, and sold the properties to plaintiffs for amounts greatly in excess of their actual worth. SPFC is not a party to the actions; however, SPFC has obtained written estimates of current values for the properties that suggest that the current values of the properties are well below the appraised values obtained when the affected Mortgage Loans were made. The affected Securitization Trusts are Series 1997-3 (8 loans), 1997-4 (16 loans), and 1998-1 (3 loans). SPFC is considering pursuing claims that could mitigate the loss to the Securitization Trusts. Potential claims include claims for fraud and misrepresentation against brokers, appraisers, and other parties involved in the origination of the affected Mortgage Loans.

6.1.2    PREPAYMENT CHARGE INCOME.

                  The terms of some of the Mortgage Loans require the mortgagor to pay prepayment charges (referred to as "prepayment charges") upon prepayment of the principal of the Mortgage Loan before its due date. In August 1998, the Pooling and Servicing Agreements for Series 1995-1, 1995-2, 1996-1, 1996-2, 1996-3, 1996-4, 1997-1, 1997-2,
1997-3,  1997-4,  1998-1,  1998-2, and 1998-H1 were amended to clarify that SPFC retained the right to receive prepayment charges ("Prepayment Charge Income") and to direct the Master Servicer under each such agreement to remit Prepayment Charge Income to SPFC. SPFC receives Prepayment Charge Income directly from the related Master Servicer and not as part of any payment made by the trustee of the related Securitization Trust with respect to the Residual Certificates or any other security certificate.

                  The amount of the prepayment charge and the period over which it is imposed vary from loan to loan. For some Mortgage Loans, the time for imposition of prepayment charges has expired. There are approximately 151 different types of prepayment charges. The most common prepayment charge has a term of 36 months and is calculated as six months' interest on any prepaid principal in excess of 20 percent of the original loan balance.

                  Although past performance is not indicative of future results, SPFC received Prepayment Charge Income in 1998 totaling $9.4 million.

6.2      SERVICING RIGHTS.

6.2.1    GENERAL.

                  SPFC is the master servicer for Series 1997-4, 1998-1, 1998-2, and 1998-H1. Under the Pooling and Servicing Agreements, as master servicer SPFC is entitled to an annual servicing fee, in addition to other fees, paid monthly, in the amount of 50 basis points (0.50 percent) of the unpaid principal balance ("UPB") of the Mortgage Loans serviced. As of February 28, 1999, the total number and aggregate UPB of Mortgage Loans in the pool for each Securitization Trust for which SPFC is the master servicer are set forth below. These UPBs are not representations of the likely principal payments or servicing fee income from the Mortgage Loans.

            SECURITIZATION              NUMBER OF             UPB AMOUNT
                                        MORTGAGE
                                          LOANS
                SPSAC 97-4                5,590               $437,882,497
                SPSAC 98-1                5,105                453,527,759
                SPSAC 98-2                6,587                592,268,904
               SPSAC 98-H1                2,874                 93,220,155
                                          -----                 ----------

                     Total               20,156             $1,576,899,315

6.2.2    TRANSFER OF SERVICING.

                  Under the terms of the DIP Facility, SPFC agreed to enter into an agreement for the transfer of servicing to a third-party servicer approved by Norwest and the Insurer not later than August 30, 1999, and such transfer of servicing rights must be completed no later than September 30, 1999. SPFC is not required to make such transfer if, on or before August 30, 1999, SPFC has entered into a purchase agreement with a third party for the sale of SPFC or substantially all of its Residual Certificates, which agreement is subject only to Bankruptcy Court approval and usual and customary conditions, and such sale closes no later than November 14, 1999.

                  SPFC does not expect that it will violate the WARN Act with respect to employee terminations associated with the transfer of servicing or the reductions in force at SPFC's corporate office.

6.3      LOAN SERVICING OPERATIONS.

                  The Service Center is located in Santa Rosa, California, approximately 60 miles northeast of San Francisco, in Sonoma County. The 31,000-square-foot leased facility is near the Sonoma County airport, with freeway access nearby. The Service Center currently services approximately 20,000 loans for Series 1997-4, 1998-1, 1998-2, and 1998-H1. The Service Center performs all servicing functions in Santa Rosa with a staff of approximately 70 employees. These functions include loan administration, default administration (loan counseling, default, loss mitigation, foreclosure, and bankruptcy), administration of real estate owned, customer service, investor administration, office automation, legal, and facilities. The mortgage loan servicing experience of the Service Center employees includes servicing sub-prime, RTC, GNMA, FNMA, FHLMC, community homebuyer, nonconforming, and bond program loans.

                  The Service Center's mortgage loan processing uses Alltel Information Services, Inc.'s software (referred to as "CPI MSP") under a perpetual license agreement, the fees for which are payable over a 36-month term, beginning on December 1, 1997, and services provided by NAMCO, pursuant to an agreement that expires June 30, 1999. SPFC anticipates that NAMCO will consent to a month-to-month extension of the service agreement. SPFC contracts with Advantis/IBM Global Services to run CPI MSP on a mainframe computer in Dallas, Texas. SPFC uses an automated dialer system manufactured by Melita, which was financed by Sun Microsystems through a lease agreement. The fixed assets located in the Service Center include furniture, fixtures, and computer equipment.

6.4      U.K. NOTE.

                  As discussed in Section 5.12 above, on May 28, 1999, SPFC close the sale of its stock in SPML to Resetfan in return for 25 percent of the stock of Resetfan and a note, payable over five years, in the amount of (pound)6 million, accruing interest at a rate of 12.5 percent per annum.

6.5      OTHER ASSETS.

6.5.1    CASH AND BANK DEPOSITS.

                  At the Petition Date, SPFC had cash and bank deposits totaling $2,155,886. SPFC had cash and bank deposits totaling $9,224,582 as of April 30, 1999.

                  In addition to funds in its own accounts, SPFC believes it has rights to a portion (approximately $1.4 million) of funds held in a bank account at Norwest in Morgan's name containing approximately $3 million ("Morgan Account"). The Morgan Account was established by Morgan at Norwest for the purpose of receiving payments from investors for loans funded on the Morgan warehouse line. Norwest, the warehouse custodian, shipped the collateral files to investors under bailee letters. If the investor chose to purchase the loan, the investor sent payment to the Morgan account pursuant to instructions in the bailee letters. Norwest also shipped to investors collateral files funded on other warehouse lines. In several instances, the investors sent payment to the Morgan Account rather than remitting payment to Norwest for application to the appropriate warehouse line (for example, First Union or Lehman). This error resulted in the other warehouse lines not being paid down when loans were sold.

                  Based on payments sent to the Morgan Account rather than being applied to the appropriate warehouse line, and other issues, the funds in the Morgan Account are also subject to claims by Lehman, Flagstar Bank, F.S.B. ("Flagstar"), and Morgan, some of which are disputed by SPFC. Lehman claims that approximately $1.2 million in the Morgan Account constitutes proceeds of Lehman's collateral. Flagstar claims that $391,390 in the Morgan Account represents amounts erroneously paid by Flagstar to SPFC and thus is held in constructive trust for Flagstar. Morgan claims that it is entitled to its claimed deficiency of approximately $500,000. SPFC believes it is entitled to receive no less than $1.4 million of the funds in the Morgan Account because those funds were sent by investors for warehouse lines other than Morgan's line and with respect to certain loans, SPFC paid down the lines or the collateral was released. If Lehman, Flagstar, Morgan, and SPFC cannot agree on a distribution of the funds in the Morgan Account, SPFC will commence an adversary proceeding to recover not less than $1.4 million from the Morgan Account.

6.5.2    EQUIPMENT AND LEASEHOLD IMPROVEMENTS.

                  At the Petition Date, the book value of SPFC's equipment and leasehold improvements was $7,447,695. Since then, it has closed its offices other than its corporate office, file storage facility, and servicing operation office, rejected the leases of the closed offices, and sold at auction the furniture, fixtures, and equipment that it had used at the closed offices. As set forth in the Financial Report, SPFC has retained furniture, fixtures, and equipment with a book value of $952,208 as of April 30, 1999.

6.5.3    OTHER ASSETS.

                  SPFC is investigating whether it may be entitled to certain tax refunds and to assert other claims in favor of SPFC, including contract and tort claims arising under nonbankruptcy law and claims arising under the Bankruptcy Code, including claims for avoidance and recovery of preferences and fraudulent transfers. The Plan provides for the retention and transfer of those claims to the Liquidating Trust for the benefit of SPFC's creditors. At the time of this Disclosure Statement, SPFC's investigation into possible claims in its favor has not progressed to the point where SPFC can place values or even ranges of values on them.

                                  ARTICLE VII

               DESCRIPTION OF CLAIMS AGAINST AND INTERESTS IN SPFC

                  SPFC's references in this Disclosure Statement to the amounts of Claims are based on the amounts of those Claims as reflected in SPFC's schedules of liabilities or in filed proofs of Claim and are not intended to be admissions regarding the allowed amount of the Claims or waivers of SPFC's right to assert any otherwise available defense, recoupment, setoff, or counterclaim against any Claim. SPFC has not completed its audit of the filed proofs of Claim and expects to object to allowance of some or all of the proofs of Claim to the extent that they assert Claims exceeding the amounts set forth in SPFC's schedules. In addition, SPFC reserves the right to further amend its schedules.

7.1      ADMINISTRATIVE EXPENSES.

                  Administrative Expenses are Claims for any cost or expense of the Chapter 11 Case that are allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code. These expenses include all actual and necessary costs and expenses relating to the preservation of the Estate or the operation of SPFC's business, all allowances of compensation and reimbursement of expenses to the extent allowed by the Bankruptcy Code, all Claims for cure payments arising from the assumption of executory contracts and unexpired leases pursuant to Section 365(b)(1) of the Bankruptcy Code, any Claims of the Indenture Trustees to the extent allowed under Section 503(b) of the Bankruptcy Code, and all United
States Trustee quarterly fees. SPFC has paid all United States Trustee fees. Other than fees and expenses owed to professional persons (described below) and the amount due under the DIP Facility, SPFC had accrued postpetition accounts payable of $124,888 as of April 30, 1999. SPFC will pay administrative expenses from its revenue from its servicing operation and from the proceeds of sale of its assets.

                  BONY, in its capacity as Indenture Trustee, as a member of the Committee, and as a creditor listed in SPFC's schedules as holding a Secured Claim, may assert a Claim seeking administrative treatment of certain services rendered and costs incurred, including those of its counsel. Further, BONY and its counsel collectively incurred a total of approximately $250,000 in fees and expenses for the period October 4, 1998 through May 9, 1999. BONY and its counsel may seek administrative treatment of services rendered and costs incurred after May 9, 1999, in the estimated amount of $45,000 per month, though such amount is subject to increase or decrease depending largely upon future facts and circumstances. HSBC Bank USA, Indenture Trustee for the Subordinated Notes, estimates that it will assert a Claim for reimbursement of its costs in the amount of $162,000 through April 1999 and $47,000 per month through June 1999, though such amount is also subject to increase or decrease depending largely upon future facts and circumstances.

7.2      PROFESSIONAL PERSONS.

                  Compensation for Postpetition services rendered by professional persons (including attorneys and accountants) engaged by SPFC and the Committee may be paid only with the approval of the Bankruptcy Court. The first applications for compensation were filed in early February 1999 and totaled $1,487,003 for fees and $108,639 for costs. The Bankruptcy

Court has allowed on an interim basis payment of $1,328,407 in fees and $97,894 in costs, which was paid by SPFC in April 1999. SPFC estimates that the aggregate amount due professional persons since the Petition Date, including the amounts listed in the first applications, was $3,475,000 as of April 30, 1999. Prepetition retainers in the approximate total amount of $375,000 held by bankruptcy counsel for SPFC have been applied to amounts owed.

7.3      FORECLOSURE AND COLLECTION ATTORNEYS.

                  In its servicing operation, SPFC regularly engages attorneys to handle foreclosures, bankruptcies, and evictions and otherwise to collect serviced loans. Fees and expenses paid to those attorneys are limited by their contracts with SPFC to the amounts set forth in a schedule published by the Federal National Mortgage Association ("Fannie Mae"). By its order of March 4, 1999 (the "Foreclosure and Collection Attorneys' Compensation Order"), the Bankruptcy Court has approved SPFC's compensation of those attorneys in the ordinary course of business consistent with the Fannie Mae schedule. As servicer, SPFC is entitled to recover attorney fees and expenses from amounts paid by borrowers to reinstate loans in default or from the proceeds of SPFC's sale of property at or after foreclosure. Since the Petition Date, SPFC has paid approximately $2 million to attorneys engaged by SPFC in accordance with the Foreclosure and Collection Attorneys' Compensation Order, which SPFC expects to recover through proceeds of foreclosure sales and upon transfer of servicing.

7.4      PRIORITY TAX CLAIMS.

                  Priority Tax Claims are certain unsecured claims of governmental units that are entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code. SPFC's Schedule E lists unpaid unsecured Priority Tax Claims of $63,401. Proofs of Claim that have been categorized by the Bankruptcy Court as priority and that appear to be filed by governmental units total $4,309,375. The foregoing amount includes a proof of Claim by the Internal Revenue Service ("IRS") in the amount of $4,159,471.00 for 1998 taxes. SPFC's 1998 federal tax return as filed showed $2,737,788 due to the IRS. SPFC expects to amend that return, as a result of which it expects to reduce its 1998 federal tax liability.

7.5      PRIORITY WAGE CLAIMS.

                  Certain claims are entitled to priority pursuant to Sections 507(a)(3) (claims for wages, salaries, or commissions), 507(a)(4) (claims for contributions to employee benefit plans), and 507(a)(6) (claims by individual for refunds of deposits) of the Bankruptcy Code. In its schedules of liabilities filed with the Bankruptcy Court (including the original schedules and amendments thereto), SPFC has listed priority wage Claims totaling $737,712. With the Bankruptcy Court's approval, SPFC has paid priority wage Claims totaling $785,643.

                  The total amount of Claims reflected in proofs of claim categorized as priority wage Claims is $5,323,350. Of that amount, $4,585,638 reflects amounts claimed in excess of the amounts set forth in SPFC's schedules as the priority wage Claims of the creditors Filing Claims asserting wage priority.

                  SPFC does not have any pension plans and is unaware of any pension plan liability.

7.6      DIP FACILITY.

                  SPFC has pledged essentially all its assets to Goldman, Sachs & Co. to secure the DIP Facility. As of May 5, 1999, the amount of the Secured Claim was $33,230,528. This Claim is also allowable as an Administrative Expense priority.

7.7      PREPETITION SECURED CLAIMS.

                  In its schedules of liabilities filed with the Bankruptcy Court, SPFC listed nine creditors holding Secured Claims totaling $955,524,124. Those Claims consist of two Claims secured by two REO (real estate owned by SPFC as a result of foreclosures of unencumbered mortgage loans) properties totaling $316,805; four Claims of warehouse lenders totaling $806,290,918 secured by mortgage loans; and three Claims totaling $148,916,401 secured by property of SPFC.

                  Since filing its schedules, SPFC has paid the two Claims secured by REO in connection with its sale of two REO properties. In addition, none of the warehouse lenders continues to hold a Claim secured by property of SPFC due to releases of collateral in exchange for reduction of debt, except as noted above. The three remaining Claims secured by property of SPFC include a Claim of ICII in the amount of $4,329,183 secured by certain warrants to purchase stock in BOMAC that SPFC believes have no value; a Claim for $110,541,666 by the holders of SPFC's 11-1/2 percent Senior Notes due November 1, 2004, in the aggregate principal amount of $100 million (the "Senior Notes"), issued by SPFC pursuant to an indenture dated as of November 4, 1997, between SPFC and BONY, acting as Indenture Trustee, which is secured by 65 percent of the value of SPFC's stock in its U.K. subsidiary, Southern Pacific Mortgage Limited ("SPML"), which had a book value at the Petition Date of approximately $12,926,000 (BONY contends that its Claim is secured by 100 percent, rather than 65 percent, of the value of SPFC's stock in SPML); and a Claim by Wilshire in the amount of $39,795,667 secured by a portion of SPFC's Residual Certificates, which at the Petition Date had a book value substantially in excess of the amount due to Wilshire. To the extent that the amount of a Claim is greater than all security held for the Claim, the deficiency is unsecured. As discussed above, Wilshire's Secured Claim was refinanced on January 8, 1999, by the Bear Stearns DIP Facility.

                  Creditors holding Secured Claims are not required to file proofs of Claim. Nonetheless, creditors have filed 15 proofs of Claim that have been categorized as secured, totaling $16,930,749. Those 15 Claims consist of BOMAC's Claim of $16 million, which BOMAC alleges is secured by Residual Certificates related to mortgage loans acquired by SPFC from BOMAC; Flagstar's Claim to $391,390 held in the Morgan Account; two Claims totaling $230,093 for which persons other than SPFC appear to be solely liable; a mortgage-loan borrower's Claim in the amount of $172,515 for SPFC's alleged violation of the Truth In Lending Act, which the borrower asserts is secured by the residence securing the loan; one Claim of $78,287 for an insurance premium loan secured by contingent premium reimbursements; two Claims totaling $9,848 asserted by counties for personal property taxes; Douglas County, Colorado's Claim of $8,368 for real property taxes, which corresponds to (and is $437 less than) the amount of its scheduled Secured Claim secured by one of the REO properties that has been sold; and Claims totaling $5,527 that appear to be erroneously categorized as secured.

7.8      UNSECURED NONPRIORITY CLAIMS.

                  In its schedules of liabilities, SPFC has listed unsecured nonpriority Claims totaling $171,994,219. The foregoing amount includes the Claims of the Holders of the 6.75 percent convertible subordinated notes due October 15, 2006, in the aggregate principal amount of up to $86,250,000 ("Subordinated Notes"), issued pursuant to an indenture (the "Subordinated Indenture") dated as of November 1, 1996, between SPFC and The Bank of New York, acting as trustee. HSBC is successor trustee under the Subordinated Indenture. The Subordinated Indenture provides that the Subordinated Notes are subordinated in payment to "Senior Indebtedness," which is defined to include all Indebtedness (as defined in the Plan) other than (i) taxes, (ii) trade payables not more than 90 days past due, (iii) Claims of SPFC's subsidiaries, and (iv) Claims of officers, directors, and employees of SPFC and its subsidiaries. It is the position of HSBC that Indebtedness should be interpreted narrowly to include only the Claims that are specifically enumerated within that definition and whether a trade payable is more than 90 days past due, and thus entitled to the benefit of the subordination provision, is determined as of the Petition Date. According to SPFC's records, trade payables not more than 90 days past due at the Petition Date totaled $2,530,013, and trade payables more than 90 days past due at the Petition Date totaled $121,120.

                  The following proofs of Claim each exceed the amount scheduled for the particular creditor by more than $1 million:

CLAIMANT NAME                         PROOF OF CLAIM AMOUNT                    SCHEDULED                   DIFFERENCE
                                                                                  AMOUNT
Norwest                                   $1,990,334,859.56                   $27,337.00            $1,990,307,522.56
BONY                                         110,541,666.63               104,803,167.00                 5,738,499.63
ICII (Claim 668)                               2,046,963.00                            0                 2,046,963.00
ICII (Claim 669)                               1,066,896.00                            0                 1,066,896.00
Spieker Properties                             5,098,657.43                   555,396.00                 4,543,261.43
Reliance Insurance                             3,990,000.00                            0                 3,990,000.00
IKON Office Solutions                          1,817,456.92                            0                 1,817,456.92

TOTAL                                     $2,114,896,499.54              $105,385,900.00            $2,009,510,599.54

                  Included in ICII's three proofs of Claim is a Claim for a loan by ICII to SPFC in the amount of $4.25 million plus interest. This Claim is scheduled by SPFC as $4,330,600 under Secured Claims. ICII's other two proofs of claim are scheduled as unsecured nonpriority claims. ICII's claim (No. 668) is based on a tax agreement which purportedly requires SPFC to indemnify ICII for taxes relating to ICII with respect to any taxing period ending after June 19, 1996, and payable pursuant to consolidated tax returns filed by ICII. ICII's claim (No. 669) is based on a letter agreement between ICII and SPFC for the settlement of intercompany account obligations. The IKON Office Solutions Claim includes Claims for rejection of personal property leases. The Reliance Insurance Co. Claim is based on the face amount of bonds issued by Reliance that are subject to indemnification by SPFC.

                  SPFC has reached an agreement in principle, subject to documentation, to resolve Norwest's ten proofs of Claim totaling $1,990,334,859.56. Under the agreement, SPFC estimates that Norwest will receive approximately $3.4 million in full settlement of its Allowed Claims. This assumes that the Liquidating Trust prevails in the OMB Proceeding (see Section 6.1.1.2). If it does not, amounts will be payable to Norwest from the Florida Reserve as described in Section 8.2.6, in addition to the payment of approximately $3.4 million. If SPFC does not enter into such a settlement agreement, the Class 14 Norwest/MBIA Claims will be treated as a Class 7 Senior Unsecured Claim or Class 8 General Unsecured Claim, as appropriate. It is a condition to consummation of the Acquisition Transaction that the Norwest/MBIA Claims be settled or otherwise resolved in connection with Confirmation of the Plan.

                  SPFC is reviewing filed proofs of Claim and will object to proofs of Claim it believes are incorrect.

7.9      OLD COMMON STOCK.

                  The outstanding equity of SPFC is represented by one Class of Old Common Stock, no par value, of which 20,767,988 shares are outstanding.

                                  ARTICLE VIII

                             ACQUISITION TRANSACTION

                  The centerpiece of the Plan is the Acquisition Transaction, pursuant to which SPFC will dispose of the Financial Assets.

8.1      MARKETING OF RESIDUAL CERTIFICATES.

                  SPFC has engaged in an intensive effort since early 1999 to market the Residual Certificates in order to maximize their value.

8.1.1    SPFC'S EMPLOYMENT OF PENTALPHA.

                  Pursuant to an engagement letter dated October 18, 1998, between the Committee, Pentalpha Group, Pentalpha Capital, and SPFC (the "Engagement Letter"), the Committee engaged Pentalpha Group to act as financial adviser to the Committee and Pentalpha Capital to act as liquidation agent. James Callahan is the principal of both Pentalpha Capital and Pentalpha Group. By amendment to the engagement letter dated February 5, 1999, SPFC retained Pentalpha Capital to act as placement agent for purposes of obtaining offers to purchase the Financial Assets, including offers to purchase the capital stock of SPFC.

                  SPFC has agreed to pay Pentalpha Capital and Pentalpha Group, collectively, a monthly retainer fee of $45,000, together with a fee based on a percentage of the aggregate gross proceeds to SPFC from sale of the assets ranging in steps from 1.63 percent of proceeds up to but not including $70 million to 3.00 percent of proceeds of $125 million or more (with the applicable percentage applied to the proceeds in the aggregate). SPFC will also reimburse Pentalpha Capital and Pentalpha Group for their reasonable out-of-pocket expenses in connection with their activities under the Engagement Letter. SPFC has paid all Pentalpha

Capital and Pentalpha Group statements presented to it. Pentalpha Capital and Pentalpha Group will be required to file applications for Bankruptcy Court approval of their fees and expenses.

8.1.2    BIDDING PROCESS.

                  In February 1999, Pentalpha Capital sent introductory letters and confidentiality agreements to more than 90 financial institutions and mortgage industry participants nationwide. SPFC prepared and distributed to approximately 45 interested parties who had signed confidentiality agreements a private placement memorandum and supplemental information describing the Financial Assets and the Service Center offered for sale by SPFC. SPFC conducted the bidding process in two phases. In Phase 1, the bidders conducted limited due diligence and submitted preliminary bids by March 3, 1999. SPFC discussed the preliminary bids with the bidders and then met with the Committee on March 8, 1999, to select final bidders for Phase 2. During Phase 2, the selected bidding groups and SPFC engaged in due diligence and structuring discussions. Phase 2 bids were due on April 13, 1999.

                  Goldman's bid of $35 million for certain assets and the New Common Stock was selected as the winning bid. SPFC and Goldman entered into a letter of intent on April 26, 1999. Goldman and SPFC entered into a Stock Subscription and Purchase Agreement and an Asset Purchase Agreement, each dated as of May 5, 1999.

                  SPFC agreed to provide Goldman with a break-up of $2 million (the "Break-Up Fee") under certain circumstances. Pursuant to an order entered on May 13, 1999, after a hearing held on May 10, 1999, the Bankruptcy Court approved the payment of the Break-Up Fee, under the following circumstances: (i) Goldman is prepared to timely complete the closing of the Acquisition Transaction and SPFC sells its stock or substantially all of its assets to an entity other than Goldman, or (ii) SPFC willfully breaches its obligations to complete the Acquisition Transaction.

                  In addition, Goldman and SPFC agreed to certain procedures (the "Bidding Procedures") if a third party wished to make an offer on the Acquired Assets (an "Alternative Transaction"). Consistent with the Bidding Procedures, Bear Stearns proposed an Alternative Transaction in writing to SPFC, Goldman, and the Committee on May 17, 1999. Goldman made an alternative new proposal on May 20, 1999, and an auction was held on May 21, 1999. Goldman was the winning bidder at the auction. As a result of the auction, the cash portion of the sales price to be paid by Goldman has increased to $38.5 million from $35.0 million. In addition, as a result of the recent auction process Goldman agreed effectively to contribute $240,000 toward SPFC's transition expenses, including costs of employee severance and transfer of servicing, and to maintain the level of its servicing costs vis a vis the Liquidating Trust at 35 basis points per annum on the principal balance of a significant portion of the loans held in the securitization trusts, which is estimated to have a present value to SPFC's creditors in the range of $1.0 million to $2.5 million.

                  Goldman and SPFC have entered into an Amended and Restated Stock Subscription and Purchase Agreement (the "Acquisition Agreement") and an Amended and Restated Asset Purchase Agreement (the "Asset Agreement") each dated as of May 21, 1999 (collectively, the "Acquisition Agreements"). The terms of the Acquisition Transaction, as modified by the Acquisition Agreements and after the completion of the bidding process, are described below.

8.2      ACQUISITION TRANSACTION.

                  On the Effective Date of the Plan or as soon thereafter as practicable, pursuant to the Plan and the Acquisition Agreement, the Old Common Stock of SPFC will be canceled and the 10,000 shares of New Common Stock of Reorganized SPFC will be issued to Goldman. In addition, Goldman will acquire the assets described in the Acquisition Agreements (the "Acquired Assets"). All other assets of SPFC will be distributed to the Liquidating Trust.

8.2.1    ASSET AGREEMENT.

                  As consideration for the sale by Reorganized SPFC of the Acquired Assets pursuant to the Asset Agreement, Goldman has agreed to pay a cash price of $11,614,768 (subject to reduction by 50 percent of the cash distributions from the Acquired Assets from April 1, 1999, to the closing date) and to issue an instrument (the "Asset Cash Flow Instrument"), which will provide for distributions to Reorganized SPFC each month in an amount equal to 50 percent of the net pre-tax cash flows (including net proceeds from sales or financing transactions) from the Acquired Assets.

8.2.2    ACQUISITION AGREEMENT.

                  As consideration for the issuance of the New Common Stock, Goldman will pay a cash price of $26,885,232 subject to a reduction of 50 percent of the cash distributions (if any) from the Residual Certificates retained by Reorganized SPFC between April 1, 1999, and the closing of the Acquisition Transaction.

8.2.3    CASH FLOW INSTRUMENT.

                  As of the Effective Date, Reorganized SPFC (immediately before issuing the New Common Stock to Goldman) will distribute an instrument (the "Cash Flow Instrument") to the Liquidating Trust. The Cash Flow Instrument will provide for periodic payments ("Cash Flows") to the holder (initially, the Liquidating Trust) of: (a) all net pre-tax cash flows received by Reorganized SPFC from the Asset Cash Flow Instrument, plus (b) 50 percent of all net pre-tax cash flows from the Residual certificates and servicing rights held by Reorganized SPFC, whether received from a sale, financing, or otherwise, minus
(c) 50 percent of the out-of-pocket expenses and other direct costs incurred by the Reorganized SPFC with respect to its retained Residual Certificates and servicing rights.

                  The Asset Agreement (with a form of Asset Cash Flow Instrument) is attached as Exhibit C to the Plan. The Acquisition Agreement is attached as Exhibit B to the Plan. The Cash Flow Instrument is attached as
Exhibit 2.3.1 to the Acquisition Agreement.

                  Although the payments on the mortgage loans underlying the Residual Certificates are expected to last up to 29 years, SPFC expects that within five years Reorganized SPFC will elect to monetize the Financial Assets by, for example, selling the Financial Assets, selling the underlying mortgages and paying the Senior Certificates, or obtaining financing secured by the Financial Assets. In each case, the Liquidating Trust would be entitled to receive 50 percent of all net pre-tax cash flows received by Reorganized SPFC as a result of the monetization.

8.2.4    CONDITIONS PRECEDENT TO CONSUMMATION OF THE ACQUISITION AGREEMENTS.

                  The Acquisition Transaction is subject to certain conditions precedent, including those listed below. The Acquisition Transaction is subject to the consent and approval of the certain third parties, including the Bankruptcy Court and any required filings pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976 (and the expiration of the waiting periods specified thereunder).

                  In  addition,   the   Confirmation   Order  must  contain  the
following:

                  (i) A provision stating that the assets and liabilities of Reorganized SPFC, upon Confirmation and consummation of the Acquisition Transaction, will be as set forth in the Statements of Assets and Liabilities as of April 15, 1999; and

                  (ii) A provision stating that Reorganized SPFC, upon Confirmation and consummation of the Acquisition Transaction, will have no liability, contingent or otherwise, for any matter, except for (A) the liabilities identified on the Statement of Assets and Liabilities dated April 15, 1999, (B) the contingent liability assumed by
         Reorganized SPFC pursuant to the settlement to be entered into among SPFC, Goldman, the Insurer, and Norwest, (C) the liability to repay demand notes issued to the trustee of the Reserve Accounts defined in the Acquisition Agreements, (D) liabilities incurred after the Acquisition Transaction and based on events occurring after the closing of the Acquisition Transaction; and (E) any other liabilities the parties expressly agree will be assumed by Reorganized SPFC or that actually are expressly assumed by Reorganized SPFC.

                  The Confirmation Order must otherwise be in form and substance reasonably satisfactory to Goldman.

                  It is a condition precedent for Goldman to receive copies of all relevant material documents regarding the rights and obligations of SPFC, Advanta Mortgage Corp. USA, the Insurer, Norwest, and Bankers Trust in connection with the Assets.

                  Goldman must also receive certain agreements from the Insurer.

8.2.5    TRANSFER OF SERVICING.

                  Under the terms of the Acquisition Agreements, SPFC has agreed that if requested by Goldman it will enter into an agreement with a subservicer to assure the proper servicing in accordance with the Pooling and Servicing Agreements. SPFC has also agreed that if notified by Goldman on or before June 1, 1999, SPFC will use its best efforts to cause the Liquidating Trust to enter into an agreement by which the employees of the Liquidating Trust would provide the services of its employees for a period that would not extend beyond August 31, 1999.

8.2.6    FLORIDA CASE SETTLEMENT TERMS.

                  Reorganized SPFC will hold in reserve (the "Florida Reserve") the Cash Flows from the assets that would otherwise be payable to the Liquidating Trust until such time as the Florida Case (see Section 6.1.1.2) is finally resolved. Funds in the Florida Reserve will be used to buy loans, to the extent necessary, in connection with the resolution of the Florida Case. In the event the amount of the Florida Reserve is insufficient, Goldman will contribute funds to Reorganized SPFC (the "Goldman Contribution") to be used to buy loans pursuant to resolution of the Florida Case. In the event that Goldman contributes funds in accordance with this paragraph, Goldman may, at its option, require Reorganized SPFC to:

         (i) leave the percentage of the participation interest held by the Liquidating Trust at 50 percent, but recognize a preferred return of 15 percent on the Goldman Contribution; or

         (ii) adjust the percent of the participation interest held by the Liquidating Trust based on a total implicit purchase price of $77 million, $38.5 million of which is attributable to each of Goldman and the Liquidating Trust.

                  Once the Florida Case is resolved, any funds held in the Florida Reserve pursuant to this paragraph that are not used to buy loans in connection with the resolution of the Florida Case will promptly be released to the Liquidating Trust.

8.2.7    ADDITIONAL COVENANTS AGREEMENT.

                  Pursuant to the Acquisition Agreements, Reorganized SPFC, Goldman and the Liquidating Trust will enter into the Additional Covenants Agreement. The Additional Covenants Agreement will require Reorganized SPFC to distribute to the Liquidating Trust any payments received before or after the Effective Date as a result of SPFC, the Liquidating Trust, or Reorganized SPFC prevailing in any proceeding against a third party for activities occurring before the closing of the Acquisition Transaction, except that Reorganized SPFC will retain any payments received with respect to certain proceedings as set forth in the Additional Covenants Agreement.

                  The Additional Covenants Agreement will also provide that the Liquidating Trust will provide Reorganized SPFC access to the books and records of SPFC and the opportunity to make copies at its expense, and that upon dissolution of the Liquidating Trust, all such books and records shall be delivered by the Liquidating Trust to Reorganized SPFC.

                                   ARTICLE IX

                               SUMMARY OF THE PLAN

9.1      IN GENERAL.

                  The following is an overview of certain material provisions of the Plan, a copy of which is attached hereto as Exhibit 5. The following sections are qualified in their entirety by reference to all the provisions of the Plan, including all exhibits thereto, all documents described therein and the definitions therein of certain terms used below.

                  The Plan divides Claims and Interests into Classes and sets forth the treatment for each Class. In accordance with Bankruptcy Code, Administrative Expenses and Priority Tax Claims have not been classified and each Class must contain Claims or Interests that are substantially similar to the other Claims or Interests in such Class. Under the Plan, all Claims and Interests have been separated into 14 Classes, and each Class has been determined to be either impaired or unimpaired by the Plan's terms.

9.2      RES JUDICATA EFFECT OF CONFIRMATION ORDER.

                  The classification and treatment of Claims in the Plan are based upon SPFC's interpretation of the subordination provisions of the Subordinated Indenture (the "Subordination Provisions"), the Subordinated Indenture, and applicable law. Parties in interest, including the Holders of Claims that are affected by, or that assert rights under, the Subordination Provisions must raise any objection to the classification and treatment of Claims before Confirmation. THE CONFIRMATION ORDER WILL BE BINDING AS TO ALL SUCH ISSUES THAT WERE OR COULD HAVE BEEN RAISED IN CONNECTION WITH CONFIRMATION OF THE PLAN.

                  For a discussion of SPFC's planned motion to address certain classification issues and the effect of Confirmation on those issues, see
Section 9.4.2 below.

9.3      ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS.

9.3.1    ADMINISTRATIVE EXPENSE CLAIMS.

                  Except as provided below, on the Effective Date, each Holder of an Allowed Administrative Expense (including the DIP Facility and any Postpetition taxes payable on or before the Effective Date) will receive Cash equal to the amount of such Allowed Administrative Expense, unless such Holder and SPFC agree to other terms or an order of the Bankruptcy Court provides for other terms.

                  The Holders of Allowed  Administrative  Expenses  representing obligations incurred in the ordinary course of business will be assumed on the Effective Date and paid, performed, or settled by the Liquidating Trust to be established under the Plan or by Reorganized SPFC when due in accordance with the terms and conditions of the particular agreements governing such obligations, but the Plan does not limit the right of the Holder to request and obtain an order requiring payment on the Effective Date.

                  Professionals  requesting  compensation  or  reimbursement  of expenses for services rendered before the Effective Date must file and serve an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date; provided, however, that certain foreclosure and collection attorneys authorized by the Foreclosure and Collection Attorneys' Compensation Order may continue to receive compensation and reimbursement of expenses for services rendered before the Effective Date without further Bankruptcy Court review or approval pursuant to such order. The Claims of the foreclosure and collection attorneys will be paid by Reorganized SPFC, and all other Allowed Administrative Expenses not otherwise provided for will be paid by the Liquidating Trust.

9.3.2    PRIORITY TAX CLAIMS.

                  Unless otherwise agreed to by the Liquidating Trust and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive, at the option of the Liquidating Trust, (i) cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed rate of 1-3/4 percent per calendar quarter or as otherwise agreed to by the Liquidating Trust and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

9.4      CLASSIFIED CLAIMS.

9.4.1    IN GENERAL.

                  It is not possible to predict with a high degree of certainty the amounts of Distributions that will ultimately be paid to Holders of Claims in the following Classes because of the substantial variable elements necessary to the calculation (e.g. the total amount of Allowed Claims in each Class, the amount to be realized from the Cash Flow Instrument, and the amounts to be recovered from third parties). No assurance can be given that sufficient
Distributions will be available to pay a significant portion or all of the Claims in Classes 5, 6, 7, or 8. Nonetheless, solely for the purpose of providing information to enable creditors to determine whether to vote for or against this Plan, SPFC has prepared the attached Addendum I, which estimates, with stated qualifications, net present value of the payments that will be received by creditors in different Classes from the proceeds of cash on hand and the sale of the Financial Assets.

                  The classification and treatment scheme set forth in the Plan is intended to be consistent with the provisions of the Bankruptcy Code regarding the allowance and payment of Claims, the Subordination Provisions of the Subordinated Indenture, and the terms of the Senior Indenture. SPFC does not believe that the Subordination Provisions should apply to permit or require the payment of Postpetition interest or fees on the Class 5 Senior Notes Claims or the Class 7 Senior Unsecured Claims from the Distributions otherwise payable to the Holders of Class 6 Subordinated Notes because the Subordinated Indenture makes no reference to the right of the Holders of Senior Indebtedness to receive Postpetition interest or fees by reason of the

Subordination Provisions. SPFC believes that the Senior Notes are not entitled to payment of Postpetition interest or fees on their Claims from the Distributions otherwise payable to the Subordinated Note Holders. AS SET FORTH ABOVE AND IN THE PLAN, PARTIES IN INTEREST WHO WISH TO CHALLENGE THE PLAN'S INTERPRETATION OF THE SUBORDINATION PROVISIONS, MUST DO SO IN CONNECTION WITH CONFIRMATION. See Section 9.2 above. If such a challenge is sustained by the Confirmation Order or by a Final Order, Distributions will be made in accordance with the Confirmation Order or that Final Order.

                  Because of the Subordination Provisions, certain Claims will be paid before other Claims. Holders of Claims should be aware that SPFC, the Liquidating Trustee, or any other party in interest may object to Claims and the classification of such Claims in a particular Class; i.e. whether certain Claims will be treated as Class 7 Senior Unsecured Claims or Class 8 General Unsecured Claims.

                  The following is a list of Claims against SPFC other than Administrative Expenses and Priority Tax Claims. Prior to the Petition Date, SPFC issued two issues of Notes. The Holders of the first issue of Notes, included in Class 6, are the Subordinated Note Holders whose Claims are contractually subordinated to the Class 5 Claims of the Senior Note Holders and the Class 7 Claims of the Holders of Senior Unsecured Claims. The Holders of the second issue of Notes are classified in Class 3 as Secured Senior Notes Claims and in Class 5 of the Plan as Senior Notes. In addition, the Secured Claims of the Senior Note Holders, to the extent that they are secured by stock in SPML, are included in Class 3. Accordingly, and as set forth more fully below and in Addendum I, Distributions that otherwise would be paid to the Subordinated Note Holders will instead be paid to the Senior Note Holders and to the Holders of Senior Unsecured Claims, until those Claims have been paid in full without Postpetition interest and fees.

                  The Plan gives effect to the Subordination Provisions with respect to all Distributions from the Liquidating Trust and any successor or assign, including Distributions of proceeds of actions brought by SPFC or the Liquidating Trust under Chapter 5 of the Bankruptcy Code.

9.4.2    CLASSIFICATION MOTION.

                  SPFC  will  file  a  motion  before  Confirmation   seeking  a
determination of the proper classification of the Class 7 Senior Unsecured Claims and Class 8 General Unsecured Claims. The primary issues to be addressed by the motion will be whether those Claims (including Claims arising from the rejection of executory contracts and unexpired leases) meet the definition of Senior Indebtedness as set forth in the Subordinated Indenture and are entitled to the benefits of the Subordination Provisions. The motion will set forth SPFC's determination of which Unsecured Claims, other than the Senior Notes and the Senior Unsecured Claims, constitute Senior Indebtedness as defined in the Subordinated Indenture and the preliminary classification of such Unsecured Claims for voting purposes. The final determination of whether such Unsecured Claims qualify within the description of Class 7 for purposes of distribution will be made by a Final Order entered at Confirmation or thereafter as a result of the motion.

9.4.3    SUMMARY OF CLAIMS AND INTERESTS.

CLASS       DESCRIPTION                                                    IMPAIRED       ENTITLED     ESTIMATED AGGREGATE
                                                                                          TO VOTE        TOTAL OF ALLOWED
                                                                                                              CLAIMS
    1       Priority Claims                                                     No            No                          0
    2       Secured Claims                                                      No            No                          0
    3       Secured Senior Notes Claims                                         Yes           Yes       included in Class 5
    4       Administrative Convenience Class                                    No            No                   $300,000
    5       Senior Notes Claims                                                 Yes           Yes              $104,823,611
    6       Subordinated Notes Claims                                           Yes           Yes               $77,334,375
    7       Senior Unsecured Claims                                             Yes           Yes               $14,900,000
    8       General Unsecured Claims                                            Yes           Yes                $6,000,000
    9       Claims of Securities Plaintiffs Based Upon Notes                    Yes           No                --
    10      Indemnity Claims of Securities Action Defendants                    Yes           No                --
    11      Interests of Holders of Old Common Stock                            Yes           No                --
    12      Claims of Securities Plaintiffs (Not Based on Notes)                Yes           No                --
    13      Claim of Bankers Trust                                              No            No               N/A
    14      Norwest                                                             Yes           Yes                $3,400,000

9.4.4    CLASS 1:  PRIORITY NONTAX CLAIMS.

                  Class 1 consists of Allowed Priority Claims other than taxes. On the Effective Date, each Holder of an Allowed Claim entitled to priority under Section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, will receive Cash in an amount equal to the amount of such Allowed Claim. Class 1 is not impaired by the Plan and will not vote on the Plan. The total of the Allowed Claims in Class 1 is estimated to be $0.

9.4.5    CLASS 2:  MISCELLANEOUS SECURED CLAIMS.

                  Class 2 consists of Allowed Secured Claims that are not Senior Notes. SPFC is unaware of any such Claims. Each Allowed Secured Claim in Class 2 will be treated, at the option of the Liquidating Trust, as follows: (i) the Plan will leave unaltered the legal, equitable, and contractual rights to which such Claim entitles the Holder; (ii) SPFC will surrender the property securing such Claim to the Holder; (iii) SPFC will cure any default with respect to such Claim in a manner consistent with Section 1124(2) of the Bankruptcy Code; or
(iv) the Claim will receive such other treatment agreed to by as the Holder and the Liquidation Trust. Class 2 is not impaired by the Plan and will not vote on the Plan. The total of the Allowed Claims in Class 2 is estimated to be $0.

9.4.6    CLASS 3:  SECURED SENIOR NOTES.

                  Class 3 consists of the Allowed Secured Claims of the Holders of the Senior Notes. SPFC pledged the stock of its wholly owned United Kingdom subsidiary, SPML, to BONY (the "Senior Indenture Trustee") in whole or in part to secure payment of the Senior Notes. The Holders of Allowed Claims in Class 3 will receive, in full and final satisfaction of their Class 3 Claims, a portion of the net proceeds received by SPFC from the sale of its interest in SPML ("SPML Proceeds"). As used in this clause, "SPML Proceeds" means proceeds from the sale of stock or assets of SPML after payment of, or provision for, the expenses of sale, taxes incurred in connection with or as a result of the sale, and an amount equal to the amount due from SPML to SPFC as of September 29, 1998 and is set forth in greater detail in the Plan. Whether and to what extent the remaining portion, if any, of the SPML Proceeds is subject to BONY's lien will be determined by the Bankruptcy Court (see the following paragraph).

                  Class 3 is impaired by the Plan and is entitled to vote. The total of the Allowed Claims in Class 3 depends completely on the value of the SPML Proceeds that are subject to the BONY lien. The remaining amounts due on the Senior Notes are Class 5 Claims described below.

                  There is a dispute as to the extent of BONY's lien. SPFC contends that the lien extends to only 65 percent of the SPML proceeds and that an account receivable that had been due from SPML to SPFC before the filing of the petition, but that was contributed to the capital of SPML the day before the Petition Date, must be repaid from the SPML Proceeds before payment to BONY of any amount on account of its lien. BONY, on the other hand, contends that the lien extends to 100 percent of the SPML Proceeds, and BONY disputes that the receivable may be recovered by SPFC. SPFC, the Liquidating Trustee, BONY, or another party in interest may commence a contested matter on such notice as the Bankruptcy Court may direct to determine the extent of BONY's lien in the net proceeds. Pending resolution of that matter, a Bankruptcy Court order requires that 100 percent of the proceeds be held in trust by the Liquidating Trust.

9.4.7    CLASS 4: ADMINISTRATIVE CONVENIENCE CLASS.

                  Class 4 consists of the Allowed Claims of Class 7 Senior Unsecured Claims and Class 8 General Unsecured Claims that are in the amount of $400 or less or whose Holders elect to reduce their Claims to $400. Within 60 days after the Effective Date or as soon thereafter as is practicable Holders of Class 4 Administrative Convenience Class Claims shall receive the lesser of the Allowed amount of such Claim or $400. For example, the Holder of a Class 8 Claim in the amount of $900 who elects to reduce his Claim to $400 will receive $400 in Cash on, or as soon as is practicable after, the Effective Date in full satisfaction of this Claim, without interest. Holders of Class 7 or Class 8 Allowed Claims whose Claims are $400 or less or who elect to reduce their Claims to $400 will no longer be Classified in Class 7 or Class 8. Class 4 is not impaired by the Plan and will not vote on the Plan. The total of the Allowed Claims in Class 4 is estimated to be $300,000. IN MAKING YOUR DECISION WHETHER TO ELECT TO REDUCE YOUR CLAIM TO $400, PLEASE REVIEW THE PROJECTED DISTRIBUTION TO CREDITORS IN ADDENDUM I, AS WELL AS THE ENTIRETY OF THIS DISCLOSURE STATEMENT.

9.4.8    CLASS 5:  SENIOR NOTES.

                  Class 5 consists of the Allowed Unsecured Claim of the Holders of the Senior Notes. The Holders of Class 5 Senior Notes Claims will receive Pro Rata Distributions of Available Cash with Classes 6 through 8 (subject to certain limitations) until the Class 5 Claims have been paid in full and, until the Class 5 Claims have been paid in full, shall also receive Pro Rata Distributions with the Holders of Class 7 Senior Unsecured Claims of that portion of Available Cash that would otherwise be distributed to the Holders of Class 6 Subordinated Notes Claims in the absence of the Subordination Provisions. The Holders of Class 5 Claims will receive no Distributions on account of Postpetition interest and fees unless Distributions are made as described in Section 9.5. Class 5 is impaired by the Plan and is entitled to vote. The total of the Allowed Claims in Classes 3 and 5 is estimated by SPFC to be $104,823,611.

9.4.9    CLASS 6:  SUBORDINATED NOTES.

                  Class 6 consists of the Allowed Claims of Holders of Subordinated Notes. Holders of Class 6 Claims shall receive Pro Rata Distributions of Available Cash with Classes 5, 7, and 8 (subject to certain limitations); provided, however, that until Class 5 Senior Notes Claims and Class 7 Senior Unsecured Claims have been paid in full, all Distributions of Available Cash that would be payable to Holders of Class 6 Subordinated Notes Claims shall be distributed Pro Rata to the Holders of Class 5 Claims and Class 7 Claim without Postpetition interest or fees. The rights of the Holders of Class 6 Claims to be subrogated to the rights of the Holders of Class 5 and Class 7 Claims are preserved. The Holders of Class 6 Claims shall also receive the Distributions, if any, described in Section 9.5. Class 6 is impaired by the Plan and is entitled to vote. The total of the Allowed Claims in Class 6 is estimated to be $77,334,375.

9.4.10   CLASS 7:  SENIOR UNSECURED CLAIMS.

                  Class 7 consists of the Allowed Unsecured Claims that are Senior Indebtedness and that are not Class 5 Allowed Claims. The Holders of Class 7 Senior Unsecured Claims will receive Pro Rata Distributions of Available Cash with Classes 5, 6, and 8 (subject to certain limitations) and, until Class 7 Claims have been paid in full, shall also receive Pro Rata Distributions with the Holders of Class 5 Senior Notes Claims of that portion of Available Cash that would otherwise be payable to the Holders of Class 6 Subordinated Notes Claims in the absence of the Subordination Provisions. Holders of Class 7 Allowed Claims shall not receive Distributions on account of Postpetition interest or fees unless Distributions are payable under Section 9.5 below. Class 7 is impaired by the Plan and is entitled to vote. The total of the Allowed Claims in Class 7 is estimated to be $14,900,000 but that amount may be affected by the classification motion described in Section 9.4.2 above.

9.4.11   CLASS 8:  GENERAL UNSECURED CLAIMS.

                  Class 8 consists of the Allowed Unsecured Claims that are not entitled to priority under the Subordinated Indenture and that are not Class 5 Senior Notes Claims or Class 7 Subordinated Notes Claims. The Holders of Allowed Claims in Class 8 will receive Pro Rata Distributions, with the Holders of Claims of Classes 5, 6, and 7, of Available Cash until the Class 8 Claims have been paid in full. The Holders of Class 8 Claims shall also receive the

Distributions, if any, payable under Section 9.5 below. Class 8 is impaired by the Plan and is entitled to vote. The total of the Allowed Claims in Class 8 is estimated to be $6 million but that amount may be affected by the classification motion described in Section 9.4.2 above.

9.4.12   CLASS 9:  CLAIMS OF SECURITIES PLAINTIFFS BASED ON NOTES.

                  Class 9 consists of (i) the Allowed Claims of Securities Action Plaintiffs, based on the purchase or sale of Notes and that are set forth in or arise from, or are related to allegations in lawsuits that have been commenced against certain of SPFC's former officers and directors and other persons ("Securities Actions") and (ii) all other Allowed Claims for rescission of a purchase and sale of a security of SPFC that is a Note, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution on account of such a claim. The Plan does not provide for any Distributions to the Holders of Class 9 Claims.
Class 9 is therefore deemed to have rejected the Plan and will not vote.

9.4.13   CLASS 10:  SECURITIES ACTION DEFENDANTS.

                  Class 10  consists  of the  Claims of the  Securities  Actions
Defendants for indemnity or contribution with respect to any judgment the Securities Actions Plaintiffs may obtain and attorney fees or costs incurred by such Securities Action Defendants in the Securities Actions. The Plan does not provide for any Distributions to the Holders of Class 10 Claims. Class 10 is therefore deemed to have rejected the Plan and will not vote.

9.4.14   CLASS 11:  OLD COMMON STOCK.

                  Class 11 consists of the Interests of Holders of SPFC's Old Common Stock. The Plan provides for cancellation of the Old Common Stock and, as a result, the Plan does not provide for any Distributions to the Holders of Class 11 Interests. Class 11 is therefore deemed to have rejected the Plan and will not vote.

9.4.15   CLASS 12:  SECURITIES ACTION PLAINTIFFS.

                  Class 12 consists of (i) the Claims of Securities Action Plaintiffs that are based on the purchase or sale of Old Common Stock and that are set forth in, arise from, or are related to allegations in the Securities Actions and (ii) all other Claims for rescission of a purchase or sale of a security of SPFC or of an affiliate of SPFC (other than a Note), for damages arising from the purchase or sale of such a security, or for reimbursement or contribution on account of such a Claim. The Plan does not provide for any Distributions to the Holders of Class 12 Claims. Class 12 is therefore deemed to have rejected the Plan and will not vote.

9.4.16   CLASS 13:  BANKERS TRUST.

                  Class 13 consists of the Allowed Claims of Bankers Trust Company of California N.A. ("Bankers Trust"), as trustee for securitization trust Series 1995-2, 1996-1 and 1996-3, for investments made in short-term debt of SPFC and evidenced by three promissory notes in the approximate aggregate amount of $5,758,072. Pursuant to the terms of the Acquisition, Bankers Trust's Claim will be an obligation of Reorganized SPFC, which relieves the Liquidating Trust of any obligation to pay that Claim.

9.4.17   CLASS 14:  NORWEST AND MBIA INSURANCE CORPORATION.

                  Class 14 consists of the claims of Norwest and the Insurer ("Norwest/MBIA"), including any Claims arising from rejection of any executory contracts between either or both of them and SPFC. SPFC may, in its discretion, enter into a settlement agreement with Holders of the Class 14 Norwest/MBIA Allowed Claims substantially on the terms and conditions summarized in Exhibit 2.6.1(f) to the Acquisition Agreement, "Norwest Settlement Agreement Outline of Material Terms," which shall be filed not less than five days before the Confirmation Date. Under that settlement, SPFC estimates that Norwest will receive approximately $3.4 million in full settlement of its Allowed Claims. This assumes that the Liquidating Trust prevails in the OMB Proceeding (see
Section 6.1.1.2). If it does not, amounts will be payable to Norwest from the Florida Reserve as described in Section 8.2.6, in addition to the payment of approximately $3.4 million. If SPFC does not enter into such a settlement agreement, the Class 14 Norwest/MBIA Claims shall be treated as a Class 7 Senior Unsecured Claim or Class 8 General Unsecured Claim, as appropriate. It is a condition to consummation of the Acquisition Transaction that the Norwest/MBIA Claims be settled or otherwise resolved in connection with Confirmation of the Plan.

9.4.18   RIGHTS OF INDENTURE TRUSTEES.

                  Nothing in the Plan shall modify the rights of the Indenture Trustees with respect to any party to the Senior Indenture or the Subordinated Indenture, other than SPFC, including without limitation the Indenture Trustees' rights to be indemnified and to obtain compensation and reimbursement of expenses from Distributions to the Holders of Notes and to apply for reimbursement of attorney fees and costs under the Bankruptcy Code or any other law, both for pre-Confirmation services and expenses and for post-Confirmation services and expenses related to consummation of the Plan. Any amounts allowed by the Bankruptcy Court as reimbursement of attorney fees and costs under the Bankruptcy Code or any other law for post-Confirmation services or expenses related to consummation of the Plan shall be paid by the Liquidating Trust.

9.5      POSTPETITION INTEREST

                  Except as otherwise provided in the Plan, no Holder of an Allowed Unsecured Claim will be entitled to the accrual of Postpetition interest or the payment by SPFC, Reorganized SPFC, or the Liquidating Trust of Postpetition interest on account of such Allowed Claim for any purpose; provided, however, that, after the Claims in Class 5, 6, 7 and 8 have been paid, the Holders of Claims in those Classes will receive Pro Rata Distributions of Available Cash until Postpetition interest at the greater of the contract rate or the legal rate on those Claims has been paid in full.

9.6      LIQUIDATING TRUST.

9.6.1    ESTABLISHMENT OF LIQUIDATING TRUST.

                  On the Effective Date, the Liquidating Trust will be established for the primary purposes of (i) liquidating SPFC's Assets other than the Acquired Assets that will be transferred to Goldman in connection with the Acquisition Agreement, (ii) resolving and disputing Claims, and (iii) satisfying Claims. A copy of the Liquidating Trust Agreement governing the Liquidating Trust (the "Liquidating Trust Agreement") is attached as Exhibit C to the Plan.

9.6.2    TERM OF LIQUIDATING TRUST.

                  The Liquidating Trust shall terminate upon the Distribution of all assets held in trust, but not later than five years after the Effective Date; provided, however, that the Liquidating Trustee may, if it is in the best interest of the Beneficiaries, and subject to the approval of the Bankruptcy Court (or another court of competent jurisdiction if the Chapter 11 Case has been closed) based on a finding that an extension is necessary to the liquidating purpose of the Liquidating Trust, extend the term of the Liquidating Trust for one or more finite terms based on the particular facts and circumstances at that time (each an "Extension Period"), provided that each Extension Period is approved by the Bankruptcy Court (or a court of competent jurisdiction if the Chapter 11 Case has been Finally Closed) within the first six months of such Extension Period. If permitted under applicable law and not contrary to the classification of the Liquidating Trust as a pass-through entity under applicable income tax law, and if in the best interests of the Beneficiaries, the Liquidating Trust may distribute interests in the assets of the Liquidating Trust or distribute the Liquidating Trust's assets to another entity and then distribute interests in that entity to the Beneficiaries.

9.6.3    BENEFICIAL INTERESTS.

                  The Liquidating Trust shall be for the benefit of Holders of Allowed Claims that are not entitled to be paid in full on or before the Effective Date (the "Beneficiaries"). The Beneficiaries will hold Beneficial Interests in the Liquidating Trust on the Effective Date, which Beneficial Interests will be uncertificated.

                  The  trustee  for  the  Liquidating  Trust  (the  "Liquidating
Trustee") will keep a register of Beneficial Interests and may record transfers of Beneficial Interests upon a Beneficial Holder's providing the Liquidating Trustee with the information required under the Liquidating Trust Agreement. Pursuant to the terms of the Liquidating Trust, a Beneficiary may transfer its Beneficial Interests by delivery to the Liquidating Trustee of (i) a duly executed written instrument of transfer in the form of Exhibit B to the Liquidating Trust Agreement, (ii) during any period that the Liquidating Trust is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), a certificate of the Beneficiary transferring its Beneficial Interest stating that such Beneficiary has provided the transferee with copies of the most recent annual and all subsequent quarterly reports prepared by the Liquidating Trustee pursuant to the Liquidating Trust Agreement, and (iii) such other documents as may be reasonably required.

                  Confirmation of the Plan shall constitute a determination, in accordance with Section 1145(a)(1) of the Bankruptcy Code, that, except with respect to an entity that is an underwriter as defined in Section 1145(b) of the Bankruptcy Code, Section 5 of the Securities Act of 1933 and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security do not apply to the Beneficial Interests in the Liquidating Trust because they are securities of the Liquidating Trust, which is a successor to SPFC under the Plan, issued in exchange for Claims against, Interests in, or Claims for Administrative Expenses in the Chapter 11 case. Although the Beneficial Interests under the Liquidating Trust may be issued under Section 1145 of the Bankruptcy Code, without compliance with the registration requirements of the Securities Act of 1933, the Liquidating Trust may register the Beneficial Interests and file periodic reports under the 1934 Act. If the Liquidating Trustee determines that registration under the 1934 is Act is required, the Liquidating Trustee will take steps to comply with these requirements. In addition, once registered, the Liquidating Trust would be required to file certain reports with the Securities and Exchange Commission, including quarterly and annual financial reports. SPFC estimates that the initial cost of registration would be approximately $25,000 and that the annual costs of additional reporting would be approximately $50,000. SPFC believes that, if it is necessary, registration of the Beneficial Interests under the 1934 Act will not be required before 120 days after the end of its first fiscal year.

                  There is no existing trading market for the Beneficial Interests, and no active trading market is expected to develop. Even if a trading market does develop, there is no assurance as to the level of liquidity, the ability of Beneficiaries to sell their Beneficial Interests, or the price at which Beneficial Interests may be able to be sold. Future trading prices of the Beneficial Interests, if any, will depend on many factors, including, among others, the cash flow history of the Cash Flow Instrument, the resolution of Claims against third parties held by the Liquidating Trust, changes in market interest rates, the market for Residual certificates of the type underlying the Cash Flow Instrument, and the market, if any, for similar securities. The Liquidating Trust, the Liquidating Trustee, and SPFC will not seek to have the Beneficial Interests listed on any securities exchange or quoted on NASDAQ, nor will they take any action to create or facilitate the development of a trading market in the Beneficial Interests other than to comply with any applicable registration reporting requirements under the 1934 Act.

9.6.4    LIQUIDATING TRUST ASSETS.

                  The Liquidating Trust will contain the Excluded Assets and the consideration paid by the Buyer, including the Cash Flows. Major assets among the Excluded Assets will include the Cash Flow Instrument, the shares of Resetfan Limited and the SPML Proceeds held subject to further Bankruptcy Court order pending resolution of BONY' claim of lien in the SPML Proceeds, and Rights of Action retained by the Estate. The Liquidating Trust will make Distributions as provided in the Plan with respect to all Allowed Claims.

9.6.5    NATURE OF TRUST ASSETS.

                  The Liquidating Trust shall not receive transfers of any listed stock or securities, any readily marketable assets, or any operating assets of a going business. Furthermore, the Trust shall not receive transfers of any unlisted stock of a single issuer that represents 80 percent or more of the stock of such issuer and shall not receive transfers of any general or limited partnership interests.

9.6.6    THE LIQUIDATING TRUSTEE.

                  The Liquidating Trust shall have a Liquidating Trustee, which may be natural person or an entity.

                  No less than ten business days before the Confirmation Date, the Committee may (i) file a notice setting forth the name and compensation of the initial Liquidating Trustee and (ii) serve the notice on SPFC, the United States Trustee, and the Special Notice List (see Section 9.6.7 below). The Liquidating Trustee shall be responsible for administering assets of the Liquidating Trust and for prosecuting the Rights of Action.

                  If the Committee fails to timely file a notice setting forth the name and compensation of the initial Liquidating Trustee, then (i) SPFC shall appoint an interim Liquidating Trustee from among its senior officers;
(ii) the interim Liquidating Trustee shall receive the same compensation and other benefits that the interim Liquidating Trustee had most recently received as an employee of SPFC; (iii) the Trust Committee may at any time File a notice setting forth the name and compensation of a proposed successor Liquidating Trustee, which notice shall be served on the Liquidating Trust, Reorganized SPFC, the United States Trustee, and the Special Notice List and shall give not less than ten days' notice and opportunity for hearing regarding the appointment of the proposed successor Liquidating Trustee, (iv) the Trust Committee may select the interim Liquidating Trustee to serve as successor Liquidating
Trustee, and (v) the interim Liquidating Trustee shall serve as Liquidating Trustee until the Bankruptcy Court enters a Final Order approving the appointment of the successor Liquidating Trustee and shall be eligible for appointment as Liquidating Trustee.

                  Any successor Liquidating Trustee shall be appointed in the manner set forth above and in the Liquidating Trust Agreement. The Liquidating Trustee may be removed in the manner set forth in the Liquidating Trust
Agreement. The Liquidating Trustee shall obtain a bond in an amount to be determined by the Committee or the Trust Committee, as appropriate, the cost of which shall be borne by the Liquidating Trust.

                  The Liquidating Trustee will have the authority to appoint an additional trustee to handle Claims objections and litigation of the Rights of Action (the "Litigating Trustee"). To the extent that a Litigating Trustee is appointed, the Litigating Trustee will have all of the rights and benefits of the Liquidation Trustee under the Liquidating Trust Agreement.

9.6.7    NOTICES TO BENEFICIARIES (SPECIAL NOTICE LIST).

                  TO RECEIVE ALL PLEADINGS AND OTHER NOTICES REGARDING THE LIQUIDATING TRUST, A BENEFICIARY SHOULD: (1) PREPARE A WRITTEN REQUEST TO RECEIVE ALL PLEADINGS AND OTHER NOTICES REGARDING THE LIQUIDATING TRUST, STATING IN THE REQUEST THE NAME AND NUMBER OF THE CHAPTER 11 CASE (IN RE SOUTHERN
PACIFIC FUNDING CORPORATION, CASE NO. 398-37613-ELP11), (2) FILE THE REQUEST WITH THE CLERK OF THE BANKRUPTCY COURT, 1001 S.W. FIFTH AVENUE, SUITE 700, PORTLAND, OREGON 97204 (IF THE CHAPTER 11 CASE REMAINS OPEN), AND (3) MAIL A COPY TO THE LIQUIDATING TRUSTEE. THE PERSONS WHO REQUEST SUCH NOTICES ARE COLLECTIVELY REFERRED TO HEREIN AS THE "SPECIAL NOTICE LIST." THE RIGHT TO RECEIVE NOTICES TO BE SENT TO THE SPECIAL NOTICE LIST WILL TERMINATE WHEN A PERSON ON THE SPECIAL NOTICE LIST CEASES TO BE A BENEFICIARY.

9.6.8    TRUST COMMITTEE.

                  Oversight of the Liquidating Trustee (and the Litigating Trustee, if any is appointed) will be the responsibility of a new committee, the Trust Committee, consisting of three to seven members who are Beneficiaries. The initial Trust Committee will be selected by the Committee. To the extent practicable, the Trust Committee membership shall be representative of the Beneficiaries and shall consist of Holders of Senior Notes, Subordinated Notes, and both Senior and General Unsecured Claims. Any Trust Committee member may resign at any time, but the Trust Committee will take no action while it has fewer than three members. Trust Committee vacancies will be filled by appointment by the remaining members of the Trust Committee or, if there are none, by the Liquidating Trustee.

                  Members of the Trust Committee will not be compensated for their services to the Liquidating Trust, but they will be reimbursed for all reasonable out-of-pocket expenses, other than the fees and expenses of counsel to individual members of the Trust Committee.

                  The Liquidating Trustee will consult with the Trust Committee in good faith regarding all material issues affecting the Liquidating Trust, including the resolution of Claims objections, the pursuit of Rights of Action, and the disposition of assets. Within 45 days after the Effective Date, and periodically thereafter, the Liquidating Trustee will present to the Trust Committee, and seek the advice of the Trust Committee regarding, proposed budgets for the Liquidating Trust setting forth expected receipts and disbursements for litigation, operations, and other purposes.

                  The Trust Committee initially will operate under the Committee's bylaws and subject to all pre-Confirmation confidentiality agreements and requirements applicable to the members of the Committee until such documents and agreements are redrafted. The Trust Committee will dissolve six months after the Confirmation Date; provided, however, that the Committee may, by majority vote of its members and written notice before dissolution to the United States Trustee, the Liquidating Trustee, and the Special Notice List, postpone the date of the Trust Committee's dissolution by one or more additional six-month periods. While the Trust Committee has fewer than three members, and after it dissolves, all provisions of the Plan requiring the Liquidating Trustee to consult with the Trust Committee shall be void.

9.6.9    PROFESSIONALS AND CURRENT EMPLOYEES.

                  The Liquidating Trustee shall have the authority, on behalf of the Liquidating Trust, to employ and compensate attorneys, accountants, investment advisers, and other professionals (including a registrar to maintain the registry of Beneficiaries and a disbursing agent to make payments) as determined from time to time without Bankruptcy Court approval, unless the Trust Committee or ten Beneficiaries request a Bankruptcy Court hearing on the allowance of such fees within ten days after mailing of notice to the Trust
Committee and the Special Notice List of the proposed payment; provided, however, that compensation or reimbursement of expenses for any services rendered after the Effective Date in connection with any applications for compensation or reimbursement pending on the Effective Date or Filed and served after the Effective Date with respect to services rendered or costs incurred before the Effective Date shall be paid only in accordance with Section 2.1.3 of the Plan.

                  The Trust Committee may, with Bankruptcy Court approval, employ Professionals for specified special purposes. The Liquidating Trustee shall pay the fees and expenses of such Professionals for such services without Bankruptcy Court approval, unless the Liquidating Trust or ten Beneficiaries request a Bankruptcy Court hearing on the allowance of such fees and expenses within ten days after mailing of the request for payment to the Liquidating Trust.

                  To assist in the transition from SPFC to the Liquidating Trust, current management shall be employed by the Liquidating Trust as consultants on the current terms of employment as follows: E. James Hedemark through September 15, 1999; Kevin D. Padrick through September 15, 1999; Timothy
A. Breedlove through September 15, 1999; and Wendy Beth Oliver through September 1, 1999. The Liquidating Trustee, in his or her sole discretion, may by agreement extend the term and/or renegotiate the contracts with these consultants, but in no event except by mutual agreement shall the periods or terms of employment of these consultants be reduced.

                  The Liquidating Trust shall assume and perform SPFC's obligations to pay to employees all accrued salaries, wages, benefits, and other amounts that have accrued from the Petition Date through the Effective Date, including such payments as authorized by the Order Authorizing Payment of (1) Employee Severance Plan and (2) Retention Plan, as amended or modified by the Bankruptcy Court. Each employee of SPFC on the Effective Date shall become an employee of the Liquidating Trust on the terms and conditions of the employee's employment by SPFC and with the benefits that SPFC had accorded the employee. The unpaid portion of the retention and/or severance payment due to each employee shall be paid on the earlier of September 15, 1999, or the date upon which the employee becomes entitled to receive that payment pursuant to a Bankruptcy Court order regarding the retention and/or severance plan. The Liquidating Trust shall reserve sufficient funds to make all retention payments due to former employees of SPFC. James E. Hedemark shall be entitled to disburse or cause to be disbursed all retention payments due to former SPFC employees employed by the Liquidating Trust in accordance with the severance and retention plan approved by the Bankruptcy Court. Confirmation of the Plan shall constitute approval to make such disbursements without further approval.

9.6.10   AUTHORITY OF LIQUIDATING TRUSTEE.

                  Except as otherwise expressly limited in the Liquidating Trust Agreement and the Plan, the Liquidating Trustee will have, without prior or further authorization, control and authority over the trust assets, including the Rights of Action, over the management and disposition thereof (including any transfer of trust assets that does not constitute a disposition), and over the management and conduct of the business of the Liquidating Trust to the same extent as if the Liquidating Trustee was the sole owner thereof in its own right.

                  In connection with the management and use of the trust assets, the Liquidating Trustee's powers, except as otherwise expressly limited in the Liquidating Trust Agreement, may include, but shall not be limited to, the following: (i) to accept the trust assets transferred from SPFC, to pursue the liquidation and marshaling of the trust assets, and to preserve and protect the trust assets; (ii) to reconcile, settle or object to claims against SPFC and to prosecute, settle or abandon Rights of Action; (iii) to make or cause to be made distributions of the trust assets in accordance with the terms of the Liquidating Trust Agreement;
(iv) to liquidate and distribute trust assets or any part thereof or any interest therein, for cash or upon such terms and for such consideration as it deems proper; (v) to engage in all acts that would constitute ordinary performance of the obligations of the trustee under a liquidating trust; (vi) to enforce the payment of notes or other obligations of any person or to make contracts with respect thereto; (vii) to purchase insurance with such coverage and limits as it deems desirable consistent with a budget to be delivered in connection with the Liquidating Trust Agreement, including, without limitation, insurance covering liabilities of the Liquidating Trustee or employees or agents of the Liquidating Trust incurred in connection with their services to the Liquidating Trust; (viii) to appoint, engage, employ, supervise, and compensate officers, employees, and other persons as may be necessary or desirable, including managers, consultants, accountants, technical, financial, real estate, or investment advisers or managers, attorneys, agents or brokers, corporate fiduciaries or depositories, and the registrar and transfer agent; (ix) to invest and reinvest cash available to the Liquidating Trust, pending Distribution, and to liquidate such investments; (x) to execute, deliver, and perform any closing agreement made with the IRS; (xi) to determine the manner of ascertainment of income and principal, and the apportionment of income and principal, and the apportionment between income and principal of all receipts and disbursements, and to select an annual accounting period; and (xii) to execute, deliver, and perform such other agreements and documents and to take or cause to be taken any and all such other actions as it may deem necessary or desirable to effectuate and carry out the purposes of the Liquidating Trust Agreement. The Liquidating Trustee shall make continuing efforts to dispose of the Trust Assets, make timely distributions, and not unduly prolong the duration of the Trust.

9.6.11   PROSECUTION OF CLAIMS AND THIRD PARTY CLAIMS; DISPOSITION OF ASSETS.

                  Except as limited in this Section 9.6.11 or in Section 9.8, the Liquidating Trustee will be responsible for and will have the authority to make determinations with respect to objecting to and settling all Claims against SPFC and the Liquidating Trust; provided, however, that the Liquidating Trustee will not settle any Claim against SPFC or the Liquidating Trust in excess of $50,000 but not more than $500,000 or sell or otherwise dispose of an asset worth more than $50,000 but not more than $500,000 without either obtaining the Trust Committee's consent or giving 15 days' notice and an opportunity for hearing in accordance with the procedure applicable to SPFC before the Confirmation Date, and if a timely objection to the proposed settlement is filed, obtaining a Bankruptcy Court order approving the settlement; and provided further, however, that the Liquidating Trustee will not settle any Claim against SPFC or the Liquidating Trust in excess of $500,000 without giving 15 days' notice and an opportunity for hearing in accordance with the procedure applicable to SPFC before the Confirmation Date, and if a timely objection to the proposed settlement is filed, obtaining a Bankruptcy Court order approving the settlement. The Liquidating Trustee may settle any Claim against SPFC or the Liquidating Trust of not more than $50,000 or sell or otherwise dispose of any asset worth not more than $50,000 without obtaining the Trust Committee's consent or giving any notice.

9.6.12   FEDERAL INCOME TAX MATTERS.

                  NO RULING IS BEING REQUESTED FROM THE IRS REGARDING THE TAX CHARACTERIZATION OF THE LIQUIDATING TRUST.

                  The Liquidating Trustee will treat the Liquidating Trust as a liquidating trust pursuant to Treasury Regulation Section 301.7701-4(d). For federal income tax purposes, SPFC, the Liquidating Trustee and the Beneficiaries shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust as a transfer of such Liquidating Trust Assets to the Beneficiaries followed by a nontaxable contribution by the Beneficiaries of such Liquidating Trust Assets to the Liquidating Trust. For federal income tax purposes, the Beneficiaries will be treated as the Liquidating Trust's grantors and deemed owners (in proportion to their interests) of the Liquidating Trust Assets. The Liquidating Trustee is authorized to take any action as may be necessary or appropriate to minimize any potential tax liability of the Beneficiaries arising out of the operations of the Liquidating Trust. The Liquidating Trustee shall file in a timely manner all such tax returns as are required by applicable law (Treas. Reg. 1.671-4(a)) by virtue of the existence and operations of the Liquidating Trust and pay any taxes shown as due thereon. The Liquidating Trustee shall prepare and distribute to Beneficiaries reports regarding any income, gain, deduction, credit, or loss of the Liquidating Trust as are required by applicable law and, in addition thereto, the Liquidating Trustee shall, not less often than annually, provide to Beneficiaries such information as is appropriate or necessary to enable the Beneficiaries to determine their respective tax obligations, if any, arising out of the operations of the Liquidating Trust. The Liquidating Trustee shall treat all trust income as subject to tax on a current basis. The Liquidating Trust shall distribute, at least annually, all trust income and liquidation proceeds to the Beneficiaries, after payment of expenses and liabilities, less the Reserves and reasonably necessary reserves for expenses and other Liquidating Trust Costs. The Beneficiaries shall each report their share of the net income of the Liquidating Trust and pay any tax owing thereon on a current basis.

                  The aggregate value of the Excluded Assets shall be determined by SPFC and the Liquidating Trustee shortly after the Effective Date and reported to each Beneficiary. The value of the transferred property, (i.e., the Excluded Assets less liabilities assumed by the Liquidating Trust) shall be consistently reported for federal income tax purposes by SPFC, the Liquidating Trust, and the Beneficiaries.

                  For federal income tax purposes, the transfer of property from SPFC to the Liquidating Trust is treated as a taxable transaction to SPFC. Any tax liability incurred by SPFC as a result of the transfer shall be paid by the Liquidating Trust in accordance with Section 9.8 below.

9.7      RIGHTS OF ACTION.

                  In accordance with Section 1123(b)(3) of the Bankruptcy Code, the Liquidating Trust will receive from SPFC and Reorganized SPFC and may enforce any claims, rights, and causes of action, including those arising before and after the Petition Date under contract, tort, and statutory law, including Chapter 5 and ss. 105 of the Bankruptcy Code, that SPFC may hold against any person or entity, and the Liquidating Trust may exercise all other rights of a trustee or debtor in possession under the Bankruptcy Code. The Liquidating Trust or its successors may pursue such Rights of Action, as appropriate, in accordance with the best interests of the Beneficiaries and without regard to the confirmation of the Plan or the terms of this Disclosure Statement. The Liquidating Trustee shall have the right and power to object to proofs of Claim or Interest or Claims including those deemed allowed under Section 1111(a) of the Bankruptcy Code on any ground, including the grounds set forth in Section 502 of the Bankruptcy Code.

                  Schedule I to the Plan is a nonexclusive list of persons against whom SPFC may have Rights of Action. SPFC has not determined that it does or does not have Rights of Action against those persons, but the Plan reserves for SPFC and the Liquidating Trust the rights to pursue Rights of Action against all persons, including those listed in Schedule I.

                  Schedule III to the Plan is a nonexclusive list of creditors who filed claims in excess of the amounts set forth in SPFC's schedule of assets and liabilities, and with respect to which proofs of Claim SPFC or the Liquidating Trust may object.

                  Without limitation, the Liquidating Trust shall receive and may enforce any Rights of Action against the persons listed in Schedule I to the Plan, and the Liquidating Trust may object to the proofs of Claim listed in
Schedule III to the Plan. SPFC lists the names in Schedules I and III to the Plan only to give notice to the listed persons that SPFC is investigating whether it has Rights of Action against them or whether it has grounds for objecting to their proofs of Claim. At this time, SPFC has not concluded that it does or does not have Rights of Action against the persons listed in Schedule I or other persons or that SPFC does or does not have grounds for objection to the proofs of Claim filed by the persons listed in Schedule III to the Plan or any other proofs of Claim, except as indicated otherwise in this disclosure statement and to the extent SPFC has commenced actions or counterclaims or filed objections to proofs of Claim. SPFC reserves and the Liquidating Trust shall receive from SPFC and may pursue all Rights of Action and may object to all proofs of Claim without regard to whether the persons against whom the Rights of Action may be asserted are listed in Schedule I to the Plan or the proofs of Claim to which the Liquidating Trust objects are listed in Schedule III to the Plan.

                  Among other things, the Liquidating Trustee may bring (1) preference actions against noninsiders, (2) preference actions against insiders,
(3) collection actions, and (4) objections to Claims.

                  Payments and other transfers in payment of antecedent debts owed by SPFC to noninsiders during the 90 days before the Petition Date (July 3, 1998, through September 30, 1998) may be avoidable as preferences under Section 547 of the Bankruptcy Code. Persons who received such transfers are potential defendants in preference actions. A nonexclusive list of noninsiders who received payments from SPFC during the 90-day period is set forth in Schedule I-B to the Plan.

                  The preference period for insiders is extended from 90 days to one year before the Petition was filed (i.e., from October 1, 1997, through the Petition Date). "Insider" includes officers, directors, persons in control, and affiliates of SPFC. "Affiliate" includes an entity that owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of SPFC. Insiders who received transfers in payment of antecedent debts owed by SPFC during the one-year period are also potential defendants in preference actions. A nonexclusive list of those transferees is set forth in Schedule I-C to the Plan.

                  Except as otherwise set forth in the Plan, the Litigating Trustee may, but shall not be required to offset against any Claim and the Distributions to be made pursuant to the Plan in respect of such Claim, any Rights of Action the Liquidating Trust may have against the Holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidating Trust of any such Right of Action, setoff, or recoupment that the Liquidating Trust may have against such Holder.

                  Unless a Right of Action against a creditor or other person is expressly waived, relinquished, released, compromised, or settled in the Plan or in a Final Order, all rights with respect to such Right of Action are reserved to the Liquidating Trust, which may pursue such Right of Action.

9.8      POST-CONFIRMATION TAXES FOR THE 1999 TAXABLE YEAR.

                  (a) Unless advised otherwise by Subscriber before the Effective Date, Reorganized SPFC will become a member of a group of corporations filing a consolidated federal income tax return effective upon or immediately after the Closing Date (or under federal and any applicable state income tax laws SPFC's taxable year will end on or immediately thereafter on the Closing Date with respect to such taxing jurisdictions), and:

                           (i) the taxable income of SPFC for the period from January 1, 1999, through and including the Closing Date (the "Short Year") will be referred to as the "Short-Year Income";

                           (ii) the Liquidating Trust will, on behalf of SPFC, timely file (including any applicable extensions) all tax returns for a taxable year of SPFC that ends on the Closing Date (the "Short-Year Returns") and the Liquidating Trust will make reasonable efforts to file these returns by November 1, 1999, even if not legally required to do so. Reorganized SPFC will have a reasonable opportunity to review and provide comments on the federal, California and Oregon Short-Year Returns before they are filed;

                           (iii) the Liquidating Trust will be liable for paying
         the tax (and interest and penalties, if any) on the Short-Year Income in each jurisdiction for which a Short-Year Return is to be filed (the "Short-Year Tax"), and its liability for the Short-Year Tax will be an allowed claim against the Estate and will be treated as an administrative expense.

                  (b) If Reorganized SPFC is not a member of a consolidated (or equivalent) tax filing group effective upon or immediately after the Closing Date in any applicable taxing jurisdiction, or if the Closing Date is not the last day of SPFC's taxable year for tax purposes, then Reorganized SPFC agrees to prepare and file its 1999 tax returns in a timely fashion (taking into account extensions), will be responsible to pay taxes due for such taxable year to the extent provided in this paragraph, and will provide the Liquidating Trust with notice of such filing. In such event, the Liquidating Trust's liability for paying the tax in respect of the tax liability for the 1999 taxable year will be limited to the amount of Reorganized SPFC's incremental additional tax liability for the 1999 taxable year over the tax liability that would have resulted had the Closing Date been the last day of a Short Year (the "Deemed Short Year") taking into account for federal income tax purposes only the extent to which Reorganized SPFC's Tax Attributes are affected (adversely or otherwise) by taxable income in respect of the Deemed Short Year. Accordingly, for avoidance of doubt, if Reorganized SPFC's Tax Attributes are not adversely affected in respect of Deemed Short Year income, then the Liquidating Trust will not have any liability for Reorganized SPFC's 1999 taxable income. For state (and local) income tax purposes, the liability of the Liquidating Trust for taxes in any jurisdiction under this paragraph (b) shall not exceed the liability for taxes would have been owing if the Deemed Short Year had actually been a separate taxable year of SPFC.

                  (c) The Liquidating Trust will request a prompt determination of the state and federal Prepetition tax liabilities of SPFC pursuant to Section 505(a) of the Bankruptcy Code for any tax year ending after June 15, 1996 (the day after the effective date of SPFC's initial public offering). The Liquidating Trust will pay (on behalf of SPFC) any tax for which SPFC is obligated to pay as a result of any such determinations, and Reorganized SPFC will pay to the Liquidating Trust any tax refunds it receives as a result of any such determinations.

                  (d) The Liquidating Trust, pursuant to Section 505(b) of the Bankruptcy Code, will request a prompt determination of any unpaid liability of SPFC for any tax incurred during the administration of the Chapter 11 case with respect to its 1998 taxable year and (if applicable) the Short Year, and the Liquidating Trust shall be liable to pay any taxes (and interest and penalties, if any) with respect to such taxable years.

                  (e)  Reorganized  SPFC  and the  Liquidating  Trust  may  both participate in all material aspects of the federal income tax audits with respect to SPFC and the Acquired Assets for any taxable year beginning after June 14, 1996 (the effective date of SPFC's initial public offering) and ending on or before December 31, 1998 (except that the Liquidating Trust will have no right to participate in any audit of a tax year unless it is responsible to pay a portion of the tax due with respect to such tax year) and each shall provide the other with contemporaneous notice of any communication with the relevant tax authorities (as set forth in the Additional Covenants Agreement). The Liquidating Trustee will consult with Reorganized SPFC before making or accepting any proposed settlement with respect to SPFC or the Acquired Assets in connection with taxable years beginning before the Closing Date that reasonably would affect Reorganized SPFC. Notwithstanding the foregoing, the Liquidating Trustee will make final decisions with respect to tax settlements for taxable years ending on or before the Closing Date and Reorganized SPFC will make the final decisions with respect to tax settlements for taxable years ending after the Closing Date.

                  (f) The Liquidating Trust will assume any and all liability for taxes payable by SPFC in connection with SPFC's operations and subsidiaries located outside of the United States before and including the Closing Date, including, without limitation, any tax liability in excess of amounts reported on SPFC's tax returns and Reorganized SPFC will be discharged from any such liability.
                  (g) A nationally recognized accounting firm selected by Subscriber and reasonably acceptable to the Liquidating Trust (the "Tax Expert") will finally decide all disputes and controversies with respect to this Section
9.8 by submission of a reasonably detailed written decision. The Tax Expert, before reaching any such decision, must allow the Liquidating Trust and Subscriber a reasonable opportunity to provide information and respond to issues.

9.9      EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

9.9.1    EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED.

                  On the Effective Date, pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code, SPFC will (i) assume for the benefit of Reorganized SPFC each executory contract and unexpired lease listed in Schedule IV to the Plan and (ii) assume and assign to the Liquidating Trust each executory contract and unexpired lease listed in Schedule V to the Plan. Schedules IV and V to the Plan may be amended or supplemented by an amendment or amendments filed with the Bankruptcy Court before Confirmation of the Plan. In addition, Reorganized SPFC and the Liquidating Trust may assume, or assume and assign, any executory contract or unexpired lease listed in Schedule VI to the Plan by motion Filed within 60 days after the Effective Date.

9.9.2 EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED; BAR DATE FOR REJECTION DAMAGES.

                  Except as otherwise provided in the Plan or in the Confirmation Order or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, SPFC will reject each executory contract and unexpired lease not previously assumed with the approval of the Bankruptcy Court or assumed under the Plan. Certain such contracts or leases are listed on Schedule VII to the Plan. In addition, Reorganized SPFC and the Liquidating Trust may reject any executory contract or unexpired lease listed in Schedule VI to the Plan by motion Filed at any time. Each contract and lease will be rejected only if and to the extent it constitutes an executory contract or unexpired lease.

                  If the rejection of an executory contract or unexpired lease gives rise to a claim by the other party or parties to such contract or lease, such claim will be forever barred and will not be enforceable against the Liquidating Trust unless a proof of claim is filed and served on the Liquidating Trust and counsel for the Liquidating Trust within 30 days after the Effective Date of the Plan or, with respect to the contracts and leases listed in Schedule VI, by the earlier of the 90th day after the Effective Date or the 30th day after rejection.

9.10     ESTIMATED DATES OF PAYMENTS TO CREDITORS.

                  Please review Addendum I regarding the timing and amount of the estimated payments to creditors.

                  ADDENDUM I IS INTENDED ONLY AS A SUMMARY AND BRIEF DESCRIPTION OF THE PLAN. MANY OPERATIVE PROVISIONS OF THE PLAN THAT MAY AFFECT TREATMENT OF SPECIFIC CLAIMS HAVE BEEN OMITTED FROM THE BRIEF DESCRIPTION CONTAINED IN ADDENDUM I. THEREFORE, THE PLAN SHOULD BE FULLY AND CAREFULLY READ TO DETERMINE HOW A SPECIFIC CLAIM IS TO BE TREATED UNDER THE PLAN.

9.11     RELEASES.

                  The Plan  Participants  shall not incur any  liability  to any entity, including specifically any Holder of a Claim or Interest, for any act taken or omitted to be taken after the Petition Date in connection with or related to the formulation, preparation, dissemination, implementation,
Confirmation, or consummation of this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with this Plan, the Disclosure Statement, or the Confirmation Order, including solicitation of acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, other than actions or omissions arising from gross negligence, willful misconduct, or ultra vires acts. This Section 9.11 shall not apply to any person listed in Schedule I-A. SPFC is not aware of any claims that would be released by this release.

9.12     POSTPETITION ROLE OF THE COMMITTEE AND INDENTURE TRUSTEES.

                  The Committee will be disbanded upon the Effective Date and have no further role in the Chapter 11 Case. The Trust Committee will replace the Committee. The Indentures will be canceled under the Plan and except as provided in the Plan the obligations of the Indenture Trustees to both SPFC and the Holders of the Notes will be discharged. The Plan provides for payment to the Indenture Trustees of reasonable post-Confirmation legal fees, trustee's fees, and expenses incurred in connection with the initial steps in consummation of this Plan and the implementation of the Liquidating Trust. SPFC expects that the Indenture Trustees will have a limited role in the Chapter 11 Case after the Effective Date, which will end with implementation of the Liquidating Trust.

                                   ARTICLE X

                         RISKS AND BENEFITS OF THE PLAN

10.1     IN GENERAL.

                  The risks and benefits of the Plan, by comparison to alternatives to the Plan considered by SPFC, are discussed in Addendum I below, together with Cash Flows under the Plan. The Plan is also subject to several other risks described below.

                  Because the value of the Liquidating Trust depends in large part on Cash Flow generated by the Residual Certificates that is to be paid under the Acquisition Agreement, Holders of the Claims should consider the risk factors set forth below in evaluating the Plan. The risk factors enumerated below assume confirmation and the consummation of the Plan and of the Acquisition Transaction. Prior to deciding whether and how to vote on the Plan, Holders of Claims should carefully consider all of the information contained in this Disclosure Statement, especially the factors mentioned in the following paragraphs.

10.2     SPECULATIVE NATURE OF THE FINANCIAL ASSETS.

                  The aggregate amount and timing of distributions on the Financial Assets is subject to material variability from period to period and over the lives of the assets. Actual Cash

Flows are impossible to predict with precision and are likely to change from time to time. Distribution of Cash Flows to the Holders of Residual Certificates is dependent upon the performance of the related mortgage loans and there may be material variations in the amount, if any, of the Cash Flows distributed and extended periods when no Cash Flows are received with respect to one or more Residual Certificates.

10.3     OVERCOLLATERALIZATION REQUIREMENTS OF THE RESIDUAL CERTIFICATES.

                  The Cash Flows represent the excess of amounts, if any, generated by pools of mortgage loans. Such excess amounts are derived from, and affected by, the interplay of two economic components to each Residual
Certificate: (1) the excess spread differential and (2) overcollateralization. The "excess spread differential" is the excess of amounts generated by the mortgage loans relating to a Residual Certificate over amounts required to be paid on the related Senior Certificates. The differential can be severely eroded and in extreme cases extinguished by, among other factors, (i) a significant amount of defaults or rapid prepayments experienced by the related mortgage loans (and, in particular, delinquencies, defaults, or prepayments experienced on higher coupon mortgage loans), or (ii) a significant upward adjustment in the applicable interest rate index.

                  The "overcollateralization" feature common to the Residual Certificates creates a limited acceleration of the principal amortization of the Senior Certificates relative to the principal amortization of the mortgage loans until certain targeted levels of overcollateralization are satisfied. Unless and until the required overcollateralization amount is reached, no Cash Flows with respect to the related Residual Certificates derived from the excess spread differential will be available.

                  In general, each of the securitization trusts has experienced increased required overcollateralization amounts as a result of actual delinquency performance. As long as Cash Flows resulting from the related excess spread differential are directed to the senior certificates, the Residual Certificates will not receive any Distribution. The Liquidating Trust bears the risk that there may be significant periods during which no or limited Distributions will be made on the Residual Certificates.

10.4     PREPAYMENTS AND DEFAULTS.

                  The Cash Flows generated for the Residual Certificates will be adversely affected by a higher than expected rate of principal payments on the mortgage loans (including prepayments and collections upon defaults, liquidations, and repurchases). Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fall, the rate of prepayments would be expected to increase. All of the mortgage loans contain due-on-sale provisions and enforcement will result in prepayment of such mortgage loans.

                  The underwriting standards for the mortgage loans were less stringent than those of FNMA or FHLMC with respect to a borrower's credit, collateral, and in certain other respects.

As a result of this approach to underwriting, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner. Loss and prepayment experience on the mortgage loans could adversely affect the Cash Flow.

                  Furthermore, changes in the value of the properties securing the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy, and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Loss and prepayment experience on the mortgage loans may be affected by, among other things, a downturn in regional or local economic conditions.

10.5     ADDITIONAL RISKS ASSOCIATED WITH THE MORTGAGE LOANS.

                  A significant percentage of the mortgage loans are delinquent or in foreclosure.

10.6     SUBORDINATION OF RESIDUAL CERTIFICATES.

                  The Cash Flow is extremely sensitive to losses on the mortgage loans (and the timing thereof), because the entire amount of such losses that are realized will be allocated to the Residual Certificates, either by reduction in amounts otherwise payable in respect of the Residual Certificates or by a reduction in the amount of overcollateralization, which represents, in part, amounts distributable to the Residual Certificates on future distribution dates.

                  Losses on the mortgage loans generally are allocated first to the Residual Certificates and reduce the Cash Flow payable with respect to the Residual Certificates.

10.7     RISKS RELATING TO THE PROJECTION.

                  The management of SPFC has prepared the projected financial information attached to this Disclosure Statement as Exhibit 4 (the "Projection") in connection with the development of the Plan and in order to present the anticipated effects of the Plan and the transactions contemplated thereby. The Projection assumes that the Plan and the Acquisition Transaction will be implemented in accordance with their terms. The assumptions and estimates underlying the Projection are forward-looking and as such are inherently uncertain and, although considered reasonable by management as of the date hereof, are subject to significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those projected. Consequently, the projected financial information contained herein should not be regarded as a representation by SPFC, SPFC's advisers, or any other person that the Projection can or will be achieved.

10.8     RISKS RELATING TO TRANSFERABILITY OF BENEFICIAL INTERESTS.

                  Please see Section 9.6.3 regarding the risks relating to the transferability of the Beneficial Interests.

10.9     BOMAC LITIGATION.

                  As discussed in Section 3.4, above, from late 1996 until September 1998, SPFC purchased loans from BOMAC through SPFC's Strategic Alliance Program. BOMAC filed an adversary proceeding in the Chapter 11 Case (the "BOMAC Litigation") alleging ownership of a portion of the Residual Certificates, and SPFC has filed a counterclaim seeking $16 million in damages and a declaration that BOMAC has no interest in the Residual Certificates. Those issues in the BOMAC Litigation that pertain to ownership of the residuals and prepayment penalties are set for trial on June 11, 1999, with the remainder of the issues to be determined at the confirmation hearing. Although SPFC believes that it will prevail, if BOMAC is successful, SPFC will not be able to consummate the Acquisition Transaction.

                                   ARTICLE XI

                              LIQUIDATION ANALYSIS

                  As a condition to confirmation of a Plan, Section 1129(a)(7)(A)(ii) of the Bankruptcy Code requires that each impaired Class of Claims or Interests must receive or retain at least the amount or value they would receive if the debtor were liquidated in a Chapter 7 case. This requirement is referred to as the requirement that the Plan be in "the best interest of creditors."

                  SPFC believes that the Plan satisfies the "best interest" test for the following reasons: (1) the Plan provides for the liquidation of SPFC's assets and Distribution of the proceeds in the priority in which they would be distributed in a Chapter 7 case, (2) the price that will be realized for the sale of new capital stock of SPFC in the Acquisition Transaction will substantially exceed the price that SPFC or a Chapter 7 trustee could obtain from separately selling the Financial Assets (and the amount of that excess will exceed any expenses, including trustee compensation, under the Plan that might exceed those that a Chapter 7 trustee would incur), and (3) a transaction such as the Acquisition Transaction in which new capital stock of SPFC is issued to a buyer could not be effected other than through a Chapter 11 case (due to the need to convey certain tax attributes to the buyer). See Addendum I for SPFC's discussion of its marketing of the Financial Assets and its decision to enter into the Acquisition Transaction rather than sell the Financial Assets for cash.

                                  ARTICLE XII

                            CONFIRMATION OF THE PLAN

12.1     VOTING PROCEDURES.

12.1.1   FOR ALL CREDITORS.

                  SPFC is seeking the acceptance of the Plan by all Classes of claimants entitled to vote on the Plan. If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold a Claim in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims. Please vote and return your Ballot(s) to Poorman

Douglas Corporation as the voting agent (the "Voting Agent"). Your Ballot must be delivered either by mail or personal delivery to:

                            Poorman Douglas Corporation
                            Southern Pacific Funding Corporation Balloting P.O. Box 4230
                            Portland, Oregon 97208-4230

                  If a Ballot is signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary capacity, such persons should indicate such capacity when signing.

                  Unless otherwise ordered by the Bankruptcy Court, Ballots or Master Ballots that are signed, but on which a vote to accept or reject the Plan has not been indicated, will not be counted.

                  Ballots with respect to the Plan will be accepted by SPFC until 5 p.m., Portland, Oregon Time, on July 2, 1999 (the "Voting Deadline"). Except to the extent SPFC so determines or as permitted by the Bankruptcy Court pursuant to Bankruptcy Rule 3018, Ballots that are received after the Voting Deadline will not be accepted or used by SPFC in connection with SPFC's request for confirmation of the Plan.

                  Consistent with the provisions of Rule 3018 of the Bankruptcy Rules, SPFC has fixed the Voting Record Date (the close of business, Portland, Oregon Time, on May 26, 1999) as the time and date for the determination of Holders of record of Claims in Classes 3, 5, 6 and 11 who are entitled to vote on the Plan. If the Holder of record of any Claim is not also the beneficial owner of such Claim or Interest, the vote to accept or reject the Plan must be cast by the beneficial owner of such Claim or Interest.

                  For purposes of voting to accept or reject the Plan, Holders of the Notes should be aware that the term "Holder" means a beneficial owner of the Senior Notes or the Subordinated Notes on the Record Date. A "beneficial owner" is the person who enjoys the benefits of ownership of the securities (i.e., has a pecuniary interest in the securities) even though title of the securities may be in another name. The term "Holder" with respect to other Claims and Interests means the person who holds such Claim or Interest in such person's capacity as the Holder of such Claim or Interest. Only beneficial owners (or their authorized signatories) of the Subordinated Notes and the Senior Notes (collectively, the "Voting Securities").

                  All votes to accept or reject the Plan must be cast by using a Ballot. Votes cast in any manner other than by using a Ballot will not be counted.

                  If you are a Holder of a Claim or Interest entitled to vote on the Plan and you did not receive a Ballot, received a damaged Ballot, lost your Ballot, or have questions concerning this Disclosure Statement, the Plan, or the procedures for voting on the Plan, please call Alexander Ring of Miller, Nash, Wiener, Hager & Carlsen LLP, at (503) 205-2556.

12.1.2   GENERAL INSTRUCTIONS.

                  After carefully reviewing the Plan, including all exhibits thereto, and this Disclosure Statement and its exhibits, please indicate your vote on the enclosed Ballot and return it in the envelope provided. In voting to accept or reject the Plan, please use only the Ballot sent to you with this disclosure statement. Please complete and sign your ballot in accordance with the instructions set forth on the Ballot and return it in the enclosed envelope.

                  BALLOTS SENT BY FACSIMILE TRANSMISSION OR ELECTRONIC MAIL ARE NOT ALLOWED AND WILL NOT BE COUNTED. BALLOTS THAT ARE NOT CORRECTLY COMPLETED WILL NOT BE COUNTED, BUT BALLOTS THAT ARE OTHERWISE COMPLETED BUT DO NOT
INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR INDICATE BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN WILL BE IGNORED.

                  This Disclosure Statement has been approved by order of the Bankruptcy Court dated June ---, 1999, as containing information of a kind and in sufficient detail to enable a hypothetical, reasonable investor, typical of a Holder of a Claim, to make an informed judgment whether to accept or reject the Plan. Approval of this Disclosure Statement by the Bankruptcy Court does not constitute a ruling as to the fairness or merits of the Plan.

                  No statements or information concerning SPFC or the Plan may be made or should be relied on, other than as set forth in this Disclosure Statement or as may hereafter be authorized by the Bankruptcy Court. The statements and information about SPFC in this Disclosure Statement have been prepared by SPFC.

12.1.3   SPECIAL PROCEDURES FOR ADMINISTRATIVE CONVENIENCE CLASS ELECTION.

                  Creditors holding Allowed Claims of more than $400 in Classes 7 and 8 (Holders of Unsecured Claims other than the Senior Notes or the Subordinated Notes) are entitled to elect to reduce their Claims to $400 in order receive payment of $400 on the Effective Date of the Plan. See Section
9.4.7. To determine whether to make that election, please see Addendum I, as well as the entirety of this Disclosure Statement. TO MAKE THE ELECTION TO RECEIVE $400, A CREDITOR MUST COMPLETE THE ELECTION FORM ON THE BALLOT THE CREDITOR WILL RECEIVE AND RETURN IT TO THE VOTING AGENT BY THE VOTING DEADLINE. A Holder of an Allowed Claim of less than $400 in Class 7 or Class 8 will receive the amount of its Allowed Claim on the Effective Date.

12.1.4   SPECIAL VOTING PROCEDURES FOR NOTE HOLDERS.

                  SPFC is providing copies of this Disclosure Statement, ballots and, where appropriate, pre-addressed envelopes to all registered holders as of the record date of the Notes. Registered Holders may include brokers, banks, and other nominees. If such registered Holders do not hold for their own accounts, they or their agents (collectively the "Nominees") should provide copies of this Disclosure Statement and appropriate Ballots to their customers and to beneficial owners. Any beneficial owner who has not received a Ballot should contact the appropriate Nominee.*

12.1.4.1 BENEFICIAL OWNERS.

                  The Bankruptcy Court has set May 26, 1999, as the record date for determining the identity of Note Holders entitled to vote on the Plan. Only the Note Holder of record on the record date may vote with respect to a Note.

                  Any beneficial owner as of the record date of the Notes in his, her, or its own name can vote by completing the Ballot and returning it directly to the Voting Agent before the Voting Deadline using the pre-addressed envelope so as to be received by the Voting Agent before the Voting Deadline.

                  Any beneficial owner holding Notes as of the record date in "street name" through a Nominee can vote by completing and signing the Ballot and returning it to the Nominee in sufficient time for the Nominee to then forward the vote so as to be received by the Voting Agent at the addresses above before the Voting Deadline of 5 p.m. (Portland, Oregon, Time) on July 2, 1999. Any Ballot submitted to a Nominee will not be counted until such Nominee properly completes and timely delivers a corresponding Master Ballot to the Voting Agent.

12.1.4.2 NOMINEES.

                  A Nominee who on the record date is the registered Holder of one or more Notes for a beneficial owner must obtain the votes of the beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with this Disclosure Statement, a return envelope provided by and addressed to the Nominee, and other materials requested to be forwarded. Each beneficial owner must then indicate his, her, or its vote on the Ballot, complete the Ballot, review the certifications on the Ballot, execute the Ballot and return the Ballot to the Nominee. After collecting the Ballots, the Nominee should, in turn, complete the Master Ballot, compiling the votes and other information from the Ballots, execute the Master Ballot, and deliver the Master Ballot to the Voting Agent so that it is received by the Voting Agent before the Voting Deadline. All Ballots returned by the beneficial owners should be forwarded to the Voting Agent along with the Master Ballot. Beneficial owners should be advised to return their Ballots to the Nominee by a date calculated to allow the Nominee to prepare and return the Master Ballot so that it is received by the Voting Agent before the Voting Deadline.

                  Note Holders should be aware that the indenture trustees cannot vote on behalf of the Note Holders.

                  If more than one-half in number of the voting creditors of a Class vote to accept a Plan and at least two-thirds in amount of the Allowed Claims of such voting creditors are voted in favor of that Plan, such Class will be determined to have accepted that Plan. All unimpaired Classes are deemed to have accepted the Plan under which they are not impaired. For purposes of determining whether a Class of Claims has accepted or rejected the Plan, only the votes of those creditors who have timely returned their Ballots will be considered.

12.1.4.3 SENIOR NOTE HOLDERS.

                  Senior Note Holders should be aware that under the Plan, they automatically hold claims in both Classes 3 and 5 and may vote in both Classes.

12.2     HEARING ON CONFIRMATION.

                  The hearing on confirmation of the Plan has been set for July 7, 1999, at 9 a.m. before the Honorable Elizabeth L. Perris, United States Bankruptcy Judge, in Bankruptcy Courtroom No. 1, United States Bankruptcy Court, 1001 S.W. Fifth Avenue, Suite 700, Portland, Oregon.

                  The Bankruptcy Court will confirm the Plan at the confirmation hearing only if certain requirements set forth in Section 1129 of the Bankruptcy Code are satisfied. A summary of these requirements is set forth in Section 2.2, and some of these requirements are reviewed below with respect to the Plan. The Confirmation Hearing may be adjourned from time to time without notice other than the announcement of an adjourned date at the Confirmation Hearing. Objections to Confirmation of the Plan, if any, must be in writing and served on counsel to SPFC and the Committee and filed with the Bankruptcy Court on or before July 2, 1999.

12.3     CONFIRMATION WITHOUT THE ACCEPTANCE OF A CLASS.

                  If all other requirements for confirmation of a Plan are met, the Bankruptcy Court may, at the request of the proponent, confirm the Plan notwithstanding the fact that one or more impaired Classes of Claims or Interests have not accepted the Plan. The Bankruptcy Court may confirm a Plan under these circumstances if the Bankruptcy Court finds that the Plan is fair and equitable under the provisions of Section 1129(b) of the Bankruptcy Code. The Bankruptcy Code requires the Bankruptcy Court to find that the Plan does not discriminate unfairly and is fair and equitable with respect to each Class of Claims or Interests that is impaired under the Plan and has not accepted the Plan. Upon such finding, the proponent of the Plan may confirm the Plan over the objections of a dissenting class.

                  SPFC believes that the Plan does not discriminate unfairly and is fair and equitable with respect to each Class of Claims or Interests that is impaired under the Plan and therefore can be confirmed over a dissenting Class of Claims or Interests.

12.4     EFFECT OF CONFIRMATION.

                  Confirmation of a Plan will operate as a discharge of Reorganized SPFC, which will continue to engage in business, from all Claims and indebtedness that arose before the Plan was confirmed. The sole compensation for such discharged Claims and indebtedness will be Cash payments and other consideration to be Distributed under the confirmed Plan.

                  All properties of SPFC's estate will be free and clear of all Claims and Interests of creditors and equity security holders except as otherwise provided in the confirmed Plan or the order of the Bankruptcy Court confirming the Plan. The provisions of the confirmed Plan will bind SPFC and all other parties in interest, including any creditor of SPFC or Holder of an equity interest in SPFC, whether or not such creditor or Holder of an equity interest is impaired under the confirmed Plan and whether or not such creditor or Holder of an equity interest voted to accept the confirmed Plan. Confirmation will also discharge the Indenture Trustees from any duty under the Senior Indenture or the Subordinated Indenture except as expressly provided in the Plan or any modification thereto.

12.5     CONSEQUENCES OF FAILURE TO CONFIRM A PLAN.

                  If the requirements for confirmation of the Plan are not satisfied, SPFC would not be able to consummate the Acquisition Transaction. SPFC would then attempt to sell the Financial Assets in a manner that did not require confirmation of a plan and then convert this Chapter 11 case to a liquidating case under Chapter 7 of the Bankruptcy Code. SPFC believes the Acquisition Transaction will maximize the value of the Financial Assets. SPFC also believes that the Acquisition Transaction could not be effected in a Chapter 7 liquidation case.

                                  ARTICLE XIII

                   TAX ASPECTS OF DISTRIBUTIONS UNDER THE PLAN

                  SPFC believes that under the present law and regulations, the federal income tax consequences of the Distribution of Cash to creditors before formation of the Liquidating Trust pursuant to the Plan will be only those normally attendant to payment or partial payment of an obligation by a debtor to a creditor. The tax aspects of Distributions to or from the Liquidating Trust under the Plan are complex and beyond the ability of SPFC to predict, and SPFC urges creditors to seek independent professional tax advice. See Section 9.6.12 for a general discussion of the tax consequences of the creation of and contribution of assets to the Liquidating Trust.

                  THE FOREGOING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS INTENDED MERELY AS AN AID FOR CREDITORS, AND NEITHER SPFC NOR ITS COUNSEL ASSUME ANY RESPONSIBILITY IN CONNECTION WITH THE INCOME TAX LIABILITY OF ANY CREDITOR OR HOLDER OF AN EQUITY INTEREST.

                  CREDITORS AND HOLDERS OF EQUITY INTERESTS ARE URGED TO OBTAIN ADVICE FROM THEIR COUNSEL REGARDING THE APPLICABILITY OF FEDERAL AND STATE TAX LAWS.

                                  ARTICLE XIV

                                   CONCLUSION

                  Please read this Disclosure Statement and the Plan carefully and vote by using the Ballots included with this Disclosure Statement. SPFC urges you to vote to ACCEPT the Plan.

                  DATED this 2d day of June, 1999.

                                          SOUTHERN PACIFIC FUNDING CORPORATION


                                          By: /s/ Wendy Beth Oliver
                                          Wendy Beth Oliver
                                          Secretary

                                   ADDENDUM I

                                   ARTICLE I

                    ALTERNATIVES FOR DISPOSITION OF RESIDUALS

1.1      EVALUATION.

                  As discussed in Article VIII above, after the Petition Date, SPFC, with the assistance of its advisers and in consultation with the Committee, engaged in an intensive, in-depth analysis of alternatives for disposition of the Residual Certificates (and related servicing rights) in order to maximize their present value without undertaking undue risk. SPFC examined three general strategies: (i) the "cash sale" strategy, in which SPFC would sell the Residual Certificates immediately for a cash payment; (ii) the "hold" strategy, in which SPFC would hold the Residual Certificates to receive cash payments over the remaining term of the mortgage loans in the securitization trusts subject to the Residual Certificates ("Cash Flow"); and (iii) the "share" strategy, in which SPFC would receive an immediate cash payment and a percentage of the Cash Flow in return for transfer of the Financial Assets. Considering the projected Cash Flow and the risks inherent in each strategy, SPFC, in consultation with the Committee, concluded that the share strategy, as embodied in the Acquisition Agreements, is in the best interest of creditors and the Estate.

                  A Comparison of Disposition Alternatives is attached hereto as
Exhibit 3. A brief discussion of the alternative strategies follows. The first page of the exhibit provides a comparison of sources and uses of cash, the estimated Distributions, and the estimated net present value of the estimated Distributions for each of the disposition alternatives. The second page compares that net present value of the estimated Distributions as a percentage of estimated claims, a matrix of net present values of the estimated Distributions using varying discount rates, and comparative timelines of the estimated Distributions for each of the disposition alternatives.

1.1.1    CASH SALE STRATEGY.

                  After an extensive marketing effort, including the auction, the highest offer SPFC received for a cash sale of the Residual Certificates was a net of $76 million from Bear, Stearns & Co. ($78 million, less $2 million that would have had to have been paid as a break-up fee).

1.1.2    HOLD STRATEGY.

                  The present value of pursuing the hold strategy is a function of the projected Cash Flow and the appropriate discount rate and depends on a number of factors, such as prepayment rates, maturity dates, and the quality and cost of servicing. It is impossible to determine with any certainty the actual Cash Flows. SPFC is aware of projections of Cash Flow prepared by Pentalpha Group that support a range from $187,562,127, based on loan servicing continuing to be conducted by SPFC under its current servicing policies (the hold strategy "base case"), to $217,328,785, assuming that SPFC were able to improve the quality of its servicing by transferring servicing of part or all of the Mortgage Loans to a replacement servicer. The Cash Flows would be paid over the remaining 29-year life of the Mortgage Loans.

                  The appropriate discount rate to apply to the Cash Flow is a function of the risk that the Cash Flow will not be realized and the discount rates available in the market for investments of similar risk. Due to the limited market for Residual Certificates such as those owned by SPFC, it is difficult to determine an appropriate discount rate by market references. For comparison purposes, SPFC has calculated the present value of the hold strategy Cash Flow by applying a discount rate of 18 percent per annum, but the true discount rate that potential purchasers of the Residual Certificates or interests in them would require may be higher or lower than 18 percent. (As explained below, SPFC believes that a lower discount rate of 15 percent per annum is justified when determining the present value of Cash Flow under the base share strategy.) Applying that discount rate to the foregoing Cash Flow projections results in a range of present values from $78,453,934 to $92,723,005.

                  The hold strategy is not without risks. First, SPFC would need to pay interest on and refinance the DIP Facility of approximately $33 million, which matures on July 8, 2000. Based on Pentalpha Group's forecast, SPFC believes that it would take approximately four years to pay the DIP Facility in full from the Cash Flow. It has been SPFC's experience that lenders interested in financing residuals are usually willing to do so only for much shorter periods of time, and then only if the financing gives the lender an opportunity to purchase the residuals. Second, without additional capital, SPFC would continue to face risks that it will have inadequate cash to make required servicer advances (thus risking becoming in default under its pooling and servicing agreements ("PSAs")). Third, it may be difficult for SPFC to retain its servicing staff after June 1999, when most Service Center employees expect that their positions will be eliminated. Fourth, MBIA has taken the position that, if SPFC were to retain Residual Certificates, MBIA would compel SPFC to transfer master servicing rights, and would not permit SPFC to enter into a subservicing arrangement with a different servicer and retain master servicing rights for SPFC. If SPFC were forced to transfer master servicing rights, it could not separately sell the Residual Certificates "servicing-released," i.e., with the right to service the mortgage loans, thus reducing the value of the Residual Certificates. Finally, SPFC's senior management may not be willing to remain in SPFC's employment for an extended period.

1.2      SHARE STRATEGY.

                  Because the highest bid received under the cash sale strategy was at the low end of the projected range of present values of the hold strategy, SPFC was reluctant to accept that bid. In view of the uncertainty, risks, and timing of the hold strategy, however, SPFC was also reluctant to endorse the hold strategy. Ultimately, SPFC negotiated a share strategy that is reflected in the Acquisition Transaction (described in Article VIII).

                  Effectively, SPFC will sell one-half the Financial Assets for cash at closing and will receive one-half of the net Cash Flow as provided in the Cash Flow Instrument. Although the share strategy also exposes SPFC to the risk that Cash Flow will be less than projected, the share strategy allows SPFC to pay the DIP Facility (and thus eliminate the risk of not being able to refinance it on July 8, 2000) and benefit from the increased value that Goldman's financial strength brings to the Residual Certificates.

                  First, SPFC believes that Goldman is likely to arrange for servicing to be transferred from SPFC to an alternative servicer. Because servicers make substantial cash advances in connection with servicing (in 1999, SPFC's servicer advance balance has peaked at more than $10 million), the cost to the servicer of obtaining financing to make those advances is passed on to the owner of the Residual certificates in the form of higher servicing fees. Goldman will use its financial strength to arrange for lower-rate financing to a servicer in return for lower servicing fees, thus increasing the Cash Flow.

                  In addition, the risk of loss to the Residual Certificates will be less under the Acquisition Transaction at least because (i) there will be no need to refinance the DIP Facility on July 8, 2000, (ii) Goldman has the capital to ensure that servicer advances are made, avoiding the risk of PSA defaults, and (iii) Goldman's ability to manage SPFC will not be affected by the resignation of any or all of SPFC's current management.

                  For the foregoing reasons, SPFC believes that in determining the present value of the Cash Flow from the Acquisition Transaction, a discount rate of 15 percent per annum (a reduction of 3 percent from the discount rate applied to the hold strategy Cash Flow) is appropriate.

                  Pentalpha  Group has advised  SPFC that under the  Acquisition
Transaction, the base case (assuming no improvement in Cash Flow) would be $188,908,717, and an "optimistic" case Cash Flow would be $245,678,622. The projected Cash Flows under the base and optimistic cases have present values (discounted at 15 percent per annum) of $82,716,371 and $97,705,833, respectively.

                                   ARTICLE II

                      CASH FLOW AND ESTIMATED DISTRIBUTIONS

                  Given the uncertainty of the projected Cash Flows, it is not possible to predict what payments ("Estimated Distributions") ultimately will be made to creditors. In addition, the amount of Claims against the Estate, the value of the Estate's claims against third parties, and the value of SPFC's other assets have not been determined. Nonetheless, SPFC and its advisers have attempted to project the Estimated Distributions to demonstrate that SPFC will have sufficient funds to meet its obligations on the Effective Date and to fund adequately the Liquidating Trust. Exhibit 4 is a projection of sources and uses of cash and estimated Distributions.

                  IT IS IMPORTANT TO NOTE THAT THE PROJECTION DEPENDS ON A NUMBER OF ASSUMPTIONS DISCUSSED BELOW.

2.1      PROJECTED SOURCES OF PLAN FUNDS.

                  The  Projection   assumes  that  for  the  base  case  of  the
Acquisition Transaction, the Liquidating Trust will have sources of cash totaling $167,159,456. The Projection assumes that the Liquidating Trust will have uses of cash (before Distributions to creditors including income taxes) totaling $56,811,221 under the base case.

2.1.1    THE ACQUISITION TRANSACTION.

                  The Projection includes the purchase price of $38,500,000, less the Cash Price Adjustment that represents one-half of the total projected prepayment charges and Residual Cash Flow collected by SPFC between April 1, 1999, and closing.

2.1.2    PREPAYMENT CHARGES AND RESIDUAL CERTIFICATES.

                  The Projection includes $1,486,409 of actual prepayment charges and Residual Cash Flow collected during April 1999 and actual Residual Cash Flow for May 1999. The remaining amounts are as forecast by Pentalpha Group for May and June 1999. Prepayment charges projected for May and June were reduced by approximately $300,000 per month to reflect actual collections during recent months.

2.1.3    DISTRIBUTIONS FROM CASH FLOW INSTRUMENT.

                  The Projection includes 50 percent of the total prepayment charges and Residual Certificate Cash Flows projected by Pentalpha Group over the remaining contractual lives of the underlying mortgage loans. The projected Cash Flow is based on numerous assumptions, including future interest rates, delinquencies, realized losses, and prepayment speeds associated with mortgage loans underlying the Residual Certificates that are being sold to Goldman.

2.1.4    PROCEEDS FROM SALE OF SPML.

                  The Projection includes principal and interest payments that will be collected under the terms of the note issued pursuant to the sale of SPML. The projection also includes the realization of approximately $6.3 million from the value of the Liquidating Trust's 25-percent retained equity interest in SPML. The projected value of the retained equity interest was estimated by the financial adviser retained by the Committee, assuming the exercise of a put option in the sixth year following the date of the sale.

2.1.5    OTHER.

                  The Projection does not include proceeds of claims of SPFC, including preference and fraudulent transfer claims and contract and tort claims not arising under the Bankruptcy Code. Although the Plan provides for reservation and assignment to the Liquidating Trust of all such claims, SPFC has not concluded its analysis of possible claims it may bring and believes that any estimate of proceeds of those claims at this time would not be meaningful. For the same reason, the Projection also does not include any expenses the Liquidating Trust may incur in pursuing those claims, which would reduce cash available for payment to creditors to the extent the expenses exceed the proceeds of pursuing those claims. Amounts that the Liquidating Trust recovers from such claims, net of expenses, will increase the amount available for Distributions.

2.2      PROJECTED USES OF PLAN FUNDS.

2.2.1    INTERIM OPERATIONS.

2.2.1.1  OPERATING RECEIPTS AND DISBURSEMENTS, NET

                  This category includes actual net servicing fees and ancillary income, net of payments for uncollected interest and miscellaneous cash collections for April 1999 of $725,040. Projections for May through August include net servicing income of $500,000 per month from the Santa Rosa servicing center. Servicing income from Advanta, which is remitted to the company in the month following collection by Advanta, is projected at $125,898 (based on actual), $95,000 and $90,000 for May, June and July, respectively. Servicing income collected by Advanta after June is included in the cash flows projected for Reorganized SPFC. Miscellaneous deposits are projected at $40,000 for May, $20,000 for $10,000 per month for July and August, and $240,000 in September. Projected interim administrative costs include actual expenses for April of approximately $1 million and forecasted amounts for May of approximately $915,000 descending to approximately $227,000 in September. The decrease in administrative costs assumes that corporate staff will be reduced following the completion of the sale to Goldman Sachs. The projections include the retention of the majority of the staff of the Santa Rosa servicing center to provide sub-servicing support on behalf of Reorganized SPFC during July. Interim operations include payment in June of 50 percent of the total liability under the company's employee retention plan. The remaining retention payments are projected over the period from July through August based upon the expected termination date of all retention eligible employees. The projected obligation under the retention program is $1,748,609. The employer portion of payroll taxes attributable to the retention payments was estimated at approximately 4 percent.

2.2.1.2  PROCEEDS FROM OTHER ASSET SALES.

                  The Projection includes $140,000 from the estimated net proceeds from the sale of an REO property during May and $360,000 from the estimated proceeds from the sale or liquidation of mortgage loans receivable in June. SPFC projects that it will receive $1,300,000 during August from funds currently held in the Morgan Account in trust resulting from prior sales of warehouse mortgage loans. See Section 6.5.1. SPFC may receive additional amounts from the release of funds in the respective trust accounts or under the terms of the respective agreements to sell loans to SPFC's former warehouse lenders. No estimate for the collection of such additional amounts is included in the Projection.

2.2.1.3 NET REPAYMENT OF SERVICING ADVANCES.

                  The Projection includes actual net servicing advances of $1,358,028 for April and assumes $500,000 of net servicing advances for May and June. The Projection also assumes that SPFC will receive a repayment during July of net advances totaling $5,523,425, including the balance outstanding as of the beginning of the Projection.

2.2.1.4  SETTLEMENT WITH NORWEST.

                  The payment of $3,380,964 in partial settlement of Claims made by Norwest is projected to be made in June, before the closing of the Acquisition Transaction. Norwest will not otherwise share in Distributions.

2.2.2    ADMINISTRATIVE EXPENSES.

                  The Projection assumes Administrative Expenses of $100,000 per month through February 2000, $50,000 per month during the remainder of 2000, $30,000 per month from 2001 through 2003, $10,000 per month from 2004 through 2009, and $5,000 per month thereafter until they are reduced to the level of available monthly cash flow in year 24.

2.2.3    PROFESSIONAL FEES.

                  The Projection includes the actual payment to SPFC's accountants and attorneys during April of $1,404,423 for services performed through January 1999. The projection includes the payment of $3,186,000 to SPFC's professionals during August. Additional payments to professionals of approximately $910,000 are projected during the remainder of 1999.

                  The Projection includes a $500,000 payment to the financial adviser retained by the Committee in connection with the sale of SPML. The Projection also includes payments to the Indenture Trustees of $686,000 as reimbursement of postpetition costs and attorney fees if the Indenture Trustees apply for payment of their costs and attorney fees as Administrative Expenses. (By so doing SPFC does not concede that the Indenture Trustees will be entitled to payment of that amount.)

2.2.4    FEES PAID TO FINANCIAL ADVISERS.

                  Fees paid to financial advisers includes a monthly retainer of $45,000 plus expenses through the closing of the Acquisition Transaction. In addition, a performance enhancement fee based upon a percentage of cash flows received by SPFC is projected pursuant to the contract with the financial adviser. The fee percentage is based upon a tiered scale of cumulative cash flows generated from the sale of SPFC's Residual Certificates. The fee is increased retroactively as each successive cumulative tier is achieved. Based on the cash flows projected under the sources section of the Projection, the highest tier of 3 percent has been applied to project the fee to the financial adviser.

2.2.5    PRINCIPAL, INTEREST, AND FEES ON DIP FINANCING FACILITY.

                  The Projection includes actual payments applied to the Bear Stearns DIP Facility of $972,410 during April and actual payments made on May 5 of approximately $1,558,000 for participation and other fees made in connection with the payoff of the Bear Stearns facility. Payments of $754,855 and $460,000 against principal and accrued interest are projected for May and June, respectively. The projected balance of outstanding principal and interest of $32,713,613 is forecast for payoff in July with proceeds of the Acquisition Transaction.

2.2.6    INCOME TAXES AND INTEREST.

                  The Projection includes $245,000 in actual payments made in April for state income taxes due for 1998 and payments of $850,000 each during June and July for the estimated corporate income tax liability for the first half of 1999. The Projection also includes payments of $2,255,000 for the net amount due for federal and state income taxes for the period from 1996 through 1998 subject to the amendment of the returns that were previously filed for those periods. The Projection includes $197,573 for interest charges that are expected to accrue on the $2,255,000 before its complete payment. The estimated tax liability is subject to the completion of the amended returns for 1996, 1997, and 1998 and the results of the expected audits of some or all of those returns by the respective taxing authorities.

2.2.7    ALLOWED CLAIMS.

                  Considering the schedules and proofs of claim, the sum of claims in this case was $2,256,758,118.98. The bulk of that amount is represented by several proofs of Claim filed on behalf of Norwest, and it also includes the Claims of the Holders of the Senior Notes and the Subordinated Notes.

                  SPFC has filed one series of objections to proofs of Claim. Although SPFC has not completed its analysis of all remaining proofs of Claim (and SPFC may object to other proofs of Claim before Confirmation of the Plan, and the Liquidating Trust may do so after Confirmation of the Plan), SPFC estimates that after subsequent objections to proofs of Claim the sum of Allowed nonpriority unsecured Claims in Classes 7 and 8, other than those of Holders of Senior Notes and Subordinated Notes, will be approximately $20,900,000. If any of SPFC's pending or anticipated Claim objections is unsuccessful, the aggregate amount of the Class 7 and 8 Claims will be greater. Also, SPFC expects that its rejection of certain executory contracts and unexpired leases will result in additional Claims, the amounts of which SPFC has not estimated. Those Claims will increase the amount of the Class 7 and 8 Claims.

2.2.8    SUBORDINATION.

                  As explained above, the Subordinated Indenture subordinates payment of the Subordinated Notes not only to the Senior Notes, but also to all other indebtedness other than taxes, trade payables not more than 90 days past-due, claims of SPFC's subsidiaries, and Claims of officers, directors, and employees of SPFC and its subsidiaries (collectively, the "Senior Unsecured Claims"). SPFC believes that tax Claims are either Secured Claims or have priority over all Prepetition Claims in accordance with Section 507(a)(8) of the Bankruptcy Code. SPFC estimates that the sum of the Allowed Claims of officers, directors, and employees of SPFC and its subsidiaries will be no greater than $3,516,131. That amount could be reduced as the result of possible objections to several large Claims by former officers. With regard to trade payables, none is now less than 90 days past-due, but it is the position of the Indenture Trustees for the Notes that whether a trade payable is more than 90 days past-due should be determined as of the Petition Date, October 1, 1999. If the Indenture Trustees are correct, SPFC estimates that trade payables totaling $2,530,013 will be excluded from the benefit of the subordination provision. This issue will be resolved in connection with classification of claims under the Plan. The Projection assumes for illustration purposes only that the Indenture Trustees' position in this regard is correct. Thus, for illustration purposes, Class 8 Claims totaling $6,046,144 (rounded to $6 million) are not entitled to the benefit of the subordination provision ("General Unsecured Claims"), and the balance of the Class 7 Claims, $14,900,000, are Senior Unsecured Claims entitled to the benefit of that provision. If the Indenture Trustees' position is incorrect, the total amounts of Senior Unsecured Claims and General Unsecured Claims will increase and decrease, respectively, by $2,503,013.

                  To give effect to the subordination, the Plan provides that the Holders of the Senior Notes and the other creditors entitled to the benefit of the subordination provision (collectively, the "Senior Claims") receive ratable distributions from the Liquidating Trust determined by adding to the Senior Claims the amount of the Allowed Claims of the Holders of the Subordinated Notes. Because the sum of the Senior Notes and the Subordinated Notes is assumed to be $182,157,986, the Senior Unsecured Claims are assumed to total $14,900,000, and the General Unsecured Claims in Class 8 are assumed to total $6 million, ratable Distributions to the Holders of the Senior Claims in Class 7 and the General Unsecured Claims in Class 8 will result in Distributions being allocated 97.1 percent (197,057,986/203,057,986) to the holders of Senior Claims in Class 7 and 2.9 percent (6,000,000/203,057,986) to the Holders of General Unsecured Claims in Class 8. Because the Senior Claims are comprised of the Senior Notes (Class 5) in the amount of $104,823,611 and the Senior Unsecured Claims (Class 7) in the amount of $14,900,000, Distributions to the Senior Claims in Class 7 will be divided ratably between the Senior Notes and the Senior Trade Claims, such that the Senior Notes in Class 5 will receive 87.6 percent (104,823,611/119,723,611) and the Senior Trade Claims will receive 12.4 percent (14,900,000/119,723,611) of the Distributions to the Holders of the Senior Claims.

                  If the Senior Claims in Class 7, with interest through the Petition Date, have been paid in full, the Subordinated Notes in Class 6 will receive Distributions in the amounts that had been paid to the Holders of the Senior Claims, i.e., a portion of the Distributions equal to the ratio between
(1) the sum of the Senior Claims and the Subordinated Notes and (2) the sum of the Senior Claims, the Subordinated Notes, and the General Claims. On the assumptions set forth above, the Subordinated Notes in Class 6 would receive approximately 96 percent of Distributions after payment in full of Senior Claims.

                  The Projection states that, in the base case under the Acquisition Transaction, Cash in the amount of $110,348,235 will be Distributed after payment of Administrative Expenses and Claims of Classes 1, 2, 3, and 4. Assuming a discount rate of 15 percent per annum, the Projections provide a present value of the base-case Estimated Distribution as $53,417,469, or 26.3 percent of all nonpriority Claims (Classes 5, 6, 7 and 8).

                  The Projection assumes that the Acquisition Transaction will result in Estimated Distributions to nonpriority Claims under the optimistic case of $137,874,489 which has a present value when discounted at 15 percent per annum of $67,798,606 (33.4 percent of nonpriority Claims). Holders of Subordinated Notes in Class 6 would receive nothing under the base case and $14,311,396 under the optimistic case. Because the Distribution to the Holders of the Subordinated Notes would be made late in the 29-year Cash Flow, the present value of those projected Estimated Distributions (discounted at 15 percent per annum in the optimistic case) is assumed to be $2,247,273 (2.9 percent of the Subordinated Notes).

2.3      ADDITIONAL INFORMATION REGARDING CASH FLOW.

                  The projected Cash Flow is the product of a computerized model that makes many assumptions. Upon the request of Holders of Allowed Claims, SPFC will provide additional information regarding the primary assumptions upon which the model is based, but that information will necessarily be incomplete and misleading considered apart from the model as a whole.

                                    EXHIBITS

1 SPFC's Consolidated Financial Statements for the years ending December 31, 1996, and December 31, 1997 (omitted)

2        SPFC's Financial Report for the month of April 1999 (omitted)

3        Comparison of Disposition Alternatives

4        Projected Sources and Uses of Cash

5 Second Amended Plan of Reorganization Proposed by Southern Pacific Funding Corporation dated June 2, 1999

           SOUTHERN PACIFIC FUNDING CORPORATION, Debtor in Possession
                     COMPARISON OF DISPOSITION ALTERNATIVES

                                                                                HOLD                       SHARE
                                                            Cash Sale       Base       Improved        Base       Optimistic
                                                                                       Partially                 Improve Loss
                                                          Sell now for               Improved Cash             mitigation on all
                                                              Cash     Base Cash Flow    Flow     Base Cash Flow     loans
Discount Rate                                                 15.0%         18.0%        18.0%         15.0%         15.0%

 Projected Gross Residual Cash Flows
    Gross                                                $ 76,000,000  $187,562,127  $217,328,795 $188,908,717  $245,678,622
    NPV                                                  $ 76,000,000  $ 78,453,934  $ 92,723,005 $ 82,716,371  $ 97,705,833
SOURCES OF CASH
   Sale Proceeds                                           71,827,952                               36,413,976    36,413,976
   Pre-closing Cash Flow                                    4,172,048                                4,172,048     4,172,048
   Ongoing Cash Flow                                                    187,562,127   217,328,785   92,368,334   120,753,287
                                                         -------------------------------------------------------------------
      Sale / Residual Flows                                76,000,000   187,562,127   217,328,785  132,954,359   161,339,311
   Proceeds from sale of SPML                              22,777,865    22,777,865    22,777,865   22,777,865    22,777,865
   Cash on hand March 31                                   11,427,233    11,427,233    11,427,233   11,427,233    11,427,233
   Proceeds from other claims                                       -             -             -            -             -
                                                         -------------------------------------------------------------------
      Total Available                                     110,205,098   221,767,225   251,533,883  167,159,456   195,544,409

USES OF CASH
   Interim operations                                       2,469,675     2,469,675     2,469,675    2,229,675     2,229,675
   Administrative costs                                       955,000     8,772,625     8,772,995    4,145,557     4,152,707
   Professional fees                                        5,500,000     6,250,000     6,250,000    5,500,000     5,500,000
   Fees to financial advisor                                1,446,989     5,748,859     6,620,848    4,178,631     5,030,179
   Taxes                                                    4,297,573     5,000,381     4,981,759    4,297,573     4,297,573
   DIP Financing                                           36,459,786    48,122,785    47,805,060   36,459,786    36,459,786
                                                         -------------------------------------------------------------------
                                                           51,129,023    76,364,326    76,900,337   56,811,221    57,669,920
                                                         -------------------------------------------------------------------
AVAILABLE FOR ESTIMATED DISTRIBUTIONS                      59,076,075   145,402,899   174,633,546  110,348,235   137,874,489
                                                         ===================================================================

ESTIMATED DISTRIBUTIONS
   Senior Notes                                            52,301,617   104,823,611   104,823,611   94,393,670   104,823,611
   Senior Unsecured Claims                                  5,449,338    14,900,000    14,900,000   12,973,919    14,900,000
   Subordinated Notes                                               0    21,545,273    49,850,945            0    14,311,396
   General Unsecured Claims                                 1,325,120     4,134,015     5,058,990    2,980,646     3,839,482
                                                         -------------------------------------------------------------------
      Total                                                59,076,075   145,402,899   174,633,546  110,348,235   137,874,489
                                                         ===================================================================
NPV OF ESTIMATED DISTRIBUTIONS
   Senior Notes                                            41,151,591    37,851,378    44,012,796   45,967,981    55,984,120
   Senior Unsecured Claims                                  4,862,472     5,109,900     6,105,254    6,034,304     7,712,243
   Subordinated Notes                                               0     2,076,216     8,174,824            0     2,247,273
   General Unsecured Claims                                 1,186,001     1,251,235     1,671,108    1,415,184     1,854,971
                                                         -------------------------------------------------------------------
      Total                                                47,200,064    46,288,729    59,963,982   53,417,469    67,798,606
                                                         ===================================================================

DISCLOSURE STATMENT
EXHIBIT 3 - Page 1 of 2

                          SOUTHERN PACIFIC FUNDING CORPORATION, Debtor in Possession
                                    COMPARISON OF DISPOSITION ALTERNATIVES

                                                                                HOLD                      SHARE
                                                           Cash Sale       Base        Improved      Base       Optimistic
                                                                                       Partially                Improve Loss
                                                          Sell now for               Improved Cash            mitigation on all
                                                             Cash      Base Cash Flow    Flow      Base Cash Flow   loans

NPV of Estimated Distributions as a % of Claims
   Senior Notes                                                39.3%        36.1%       42.0%          43.9%        53.4%
   Senior Unsecured Claims                                     32.6%        34.3%       41.0%          40.5%        51.8%
   Subordinated Notes                                           0.0%         2.7%       10.6%           0.0%         2.9%
   General Unsecured Claims                                    19.8%        20.9%       27.9%          23.6%        30.9%
                                                         -------------------------------------------------------------------
      Total                                                    23.2%        22.8%       29.5%          26.3%        33.4%

NPV of Estimated Distributions - Discount Matrix
                                 Hold          Share

                                      15%           12%                  55,178,842    70,665,224    60,786,155  77,024,175
                                      18%           15%,                 46,288,729    59,963,982    53,417,469  67,798,606
                                      21%           18%                  38,996,319    51,077,412    47,252,918  60,028,045
                                      24%           21%                  32,976,259    43,652,552    42,057,904  53,436,320

Timeline of Estimated Distributions
                       Year

                          1          1999                 36,298,210             -             -     6,583,815    6,524,626
                          2          2000                          -             -             -     6,393,314    6,822,522
                          3          2001                    771,240       176,306       176,306     2,437,012    5,458,701
                          4          2002                  2,570,801     1,671,021     1,671,021     6,103,597    9,360,830
                          5          2003                  2,948,613    21,727,865    39,297,468    20,411,230   29,580,070
                          6          2004                 10,196,646    34,764,455    52,543,248    22,823,826   33,316,710
                          7          2005                  6,290,564    30,257,453    25,247,507    17,988,389   16,304,452
                          8          2006                               10,512,623     7,709,900     5,231,192    4,453,472
                          9          2007                               11,458,478    11,289,167     5,703,358    5,926,954
                         10          2008                                8,515,518     8,955,317     4,222,875    5,202,705
                      11-15          2013                               21,224,612    22,504,557    10,150,801   12,480,843
                      16-20          2018                                4,443,206     4,570,128     2,102,229    2,230,195
                        20+          2028                                  651,362       668,927       196,596      212,408
                                                         -------------------------------------------------------------------
                                                          59,076,075   145,402,899   174,633,546   110,348,235  137,874,489

DISCLOSURE STATMENT
EXHIBIT 3 - Page 2 of 2

   SOUTHERN PACIFIC FUNDING CORPORATION, Debtor in Possession
   BASE CASE - PROJECTED SOURCES AND USES OF CASH AND ESTIMATED DISTRIBUTIONS

                                                                  Through      Remainder
                                                                  Closing       of 1999      2000          2001         2002

   SOURCES
     Initial Proceeds from sale to Goldman                      36,413,976
     Prepayment penalties & payments on residual interests       4,172,048
     Distributions from Cash Flow Instrument                                   3,973,919   7,210,851     2,059,339    3,957,300
     Proceeds from sale of SPML (UK Operation)                           -             -           -       771,240    2,570,801
     Beginning cash on hand                                     11,427,233
     Proceeds from other claims                                          -             -           -             -            -
                                                         ----------------------------------------------------------------------
        Total Sources                                           52,013,257     3,973,919   7,210,851     2,830,579    6,528,101

  USES

     Interim Operations
        Operating receipts and disbursements, net                1,765,957     1,848,151
        Servicing advances, net                                  2,258,028    (5,523,425)
        Proceeds from other asset sales                           (500,000)   (1,300,000)
        Settlement with Norwest                                  3,380,964
        Payment of Administrative Convenience Claims                             300,000
                                                         ----------------------------------------------------------------------
                                                                 6,904,949    (4,675,274)          -             -            -
     Administrative costs                                                -             -     700,000       360,000      360,000
     Professional Fees                                           1,404,423     4,095,577
     Fees paid to Financial Advisor                                190,000       726,327     117,537        33,567       64,504
     Principal, Interest and fees on DIP Financing facility     36,459,786
     Income taxes and interest                                   1,095,000     3,202,573           -
                                                         ----------------------------------------------------------------------
        TOTAL USES BEFORE ESTIMATED DISTRIBUTIONS               46,054,158     3,349,203     817,537       393,567      424,504
                                                         ----------------------------------------------------------------------
           NET CASH FLOW BEFORE ESTIMATED DISTRIBUTIONS          5,959,099      624,717    6,393,314     2,437,012    6,103,597
  ESTIMATED DISTRIBUTIONS
     Senior Notes                                                             5,594,109    5,432,244     2,097,173    5,431,670
     Senior Unsecured Claims                                                    795,166      772,159       273,039      540,274
     Subordinated Notes                                                               0            0             0            -
     General Unsecured Claims                                                   194,540      188,911        66,800      131,652
                                                         ----------------------------------------------------------------------
        TOTAL ESTIMATED DISTRIBUTIONS                                    -    6,583,815    6,393,314     2,437,012    6,103,597
                                                         ----------------------------------------------------------------------
        Net Activity                                             5,959,099   (5,959,099)           -             -            -

DISCLOSURE STATMENT
EXHIBIT 4 - PAGE 1 OF 2

                                   EXHIBIT 5

                                    The Plan

                         UNITED STATES BANKRUPTCY COURT
                               DISTRICT OF OREGON

In re

SOUTHERN PACIFIC FUNDING CORPORATION, a California                                           Case No. 398-37613-elp11
corporation,
                                                                                                           Chapter 11
         Debtor in Possession.

Tax ID No. 33-0636924

                SECOND AMENDED PLAN OF REORGANIZATION PROPOSED BY
                      SOUTHERN PACIFIC FUNDING CORPORATION
                               DATED JUNE 2, 1999

                                TABLE OF CONTENTS

                                                                                                            PAGE(S)
Article I             DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW.............1

         1.1      Defined Terms..................................................................................1

         1.2      Rules of Interpretation, Computation of Time, and Governing Law...............................10

                  1.2.1    Rules of Interpretation..............................................................10

                  1.2.2    Computation of Time..................................................................11

                  1.2.3    Governing Law........................................................................11

Article II            TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS................................11

         2.1      Administrative Expenses.......................................................................11

                  2.1.1    In General...........................................................................11

                  2.1.2    DIP Claim............................................................................11

                  2.1.3    Professionals........................................................................12

                  2.1.4    Taxes Incurred During the Administration of the Bankruptcy Case......................12

         2.2      Priority Tax Claims...........................................................................12

Article III           CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS......................................13

         3.1      Summary of Claims and Interests...............................................................13

         3.2      Classification and Treatment of Claims Against and Interests in SPFC..........................14

                  3.2.1    Class 1: Priority Claims.............................................................14

                  3.2.2    Class 2: Secured Claims..............................................................14

                  3.2.3    Class 3: Secured Senior Notes Claims.................................................15

                  3.2.4    Class 4: Administrative Convenience Class............................................15

                  3.2.5    Class 5: Senior Notes................................................................16

                  3.2.6    Class 6: Subordinated Notes..........................................................16

                  3.2.7    Class 7: Senior Unsecured Claims.....................................................17

                  3.2.8    Class 8: General Unsecured Claims....................................................17

                  3.2.9    Class 9: Claims of Securities Action Plaintiffs Based On Notes.......................17

                  3.2.10   Class 10: Securities Action Defendants...............................................18

                  3.2.11   Class 11: Interests of Holders of Old Common Stock...................................18

                  3.2.12   Class 12: Claims of Securities Action Plaintiffs (Not Based on Notes)................18

                                      -i-

                  3.2.13   Class 13: Bankers Trust..............................................................18

                  3.2.14   Class 14: Norwest Bank Minnesota, National Association, and MBIA Insurance
                           Corporation..........................................................................19

         3.3      Determination of Extent of Subordination and Classification...................................19

                  3.3.1    Res Judicata Effect of Confirmation Order............................................19

                  3.3.2    Classification Motion................................................................19

         3.4      Postpetition Interest.........................................................................20

         3.5      Reservations of Rights........................................................................20

         3.6      Rights of Indenture Trustees Vis-a-Vis Third Parties..........................................20

Article IV            ACCEPTANCE OR REJECTION OF THIS PLAN......................................................21

         4.1      Voting Classes................................................................................21

         4.2      Acceptance by Impaired Classes................................................................21

         4.3      Presumed Acceptance of Plan...................................................................21

         4.4      Deemed Nonacceptance of Plan..................................................................21

         4.5      Nonconsensual Confirmation....................................................................21

Article V             MEANS FOR IMPLEMENTATION OF THIS PLAN.....................................................21

         5.1      Sale of Acquired Assets and Acquisition Transaction...........................................21

         5.2      SPFC..........................................................................................22

                  5.2.1    Continued Corporate Existence........................................................22

                  5.2.2    Certificate of Incorporation and Bylaws of Reorganized SPFC..........................22

         5.3      Liquidating Trust.............................................................................22

                  5.3.1    Liquidating Trust Agreement..........................................................22

                  5.3.2    Additional Covenants Agreement.......................................................27

                  5.3.3    Federal Income Tax Matters...........................................................28

         5.4      Post-Confirmation Taxes.......................................................................28

                  5.4.1    1999 Taxable Year....................................................................28

                  5.4.2    Taxable Years Before 1999............................................................30

                  5.4.3    Taxes, Generally.....................................................................30

         5.5      Vesting of Assets; Preservation of Rights.....................................................31

         5.6      Authority.....................................................................................31

         5.7      Employment and Other Agreements and Incentive Compensation Programs of the Liquidating
                  Trust.........................................................................................31

                                      -ii-

         5.8      Effectuating Documents; Further Transactions; Exemption From Certain Transfer Taxes...........31

Article VI            EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................32

         6.1      Executory Contracts and Unexpired Leases to Be Assumed........................................32

                  6.1.1    Assumptions Generally................................................................32

                  6.1.2    Cure of Defaults.....................................................................32

         6.2      Executory Contracts and Unexpired Leases to Be Rejected.......................................33

                  6.2.1    Rejection Generally..................................................................33

                  6.2.2    Bar Date for Rejection Damages.......................................................33

         6.3      Oceanmark Bank, FSB...........................................................................33

Article VII           PROVISIONS GOVERNING DISTRIBUTIONS........................................................34

         7.1      Delivery of Distributions and Undeliverable or Unclaimed Distributions........................34

                  7.1.1    Delivery of Distributions in General.................................................34

                  7.1.2    Undeliverable Distributions..........................................................34

         7.2      Distribution Record Date......................................................................35

         7.3      Means of Cash Payments........................................................................35

         7.4      Compliance With Tax Requirements..............................................................35

         7.5      Setoffs.......................................................................................35

         7.6      Senior Indenture and Subordinated Indenture...................................................36

         7.7      Senior Notes and Subordinated Notes...........................................................36

Article VIII          PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS...........................36

         8.1      No Payments on Account of Disputed Claims or Interests........................................36

         8.2      Resolution or Estimation of Claims............................................................36

         8.3      Distributions on Account of Disputed Claims Once They Are Allowed.............................37

Article IX            CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THIS PLAN........................37

         9.1      Conditions to Confirmation....................................................................37

         9.2      Conditions to Effective Date..................................................................37

         9.3      Waiver of Conditions..........................................................................37

         9.4      Effect of Nonoccurrence of Conditions to Effective Date.......................................37

Article X             CONFIRMABILITY AND SEVERABILITY OF PLAN AND CRAMDOWN......................................38

         10.1     Confirmability and Severability of Plan.......................................................38

                                     -iii-

         10.2     Cramdown......................................................................................38

Article XI            DISCHARGE OF CLAIMS, TERMINATION OF INTERESTS, INJUNCTION, AND INDEMNIFICATION............38

         11.1     Discharge of Claims and Termination of Interests..............................................38

         11.2     Injunction Related to Discharged Claims and Terminated Interests..............................39

         11.3     Limitation of Liability in Connection With this Plan, Disclosure Statement, and
                  Related Documents.............................................................................39

         11.4     Effect of Property Received from Sources Other than SPFC or Liquidating Trust.................40

Article XII           RETENTION OF JURISDICTION; CLOSURE........................................................40

         12.1     Retention of Jurisdiction.....................................................................40

         12.2     Case Closure..................................................................................41

Article XIII          MISCELLANEOUS PROVISIONS..................................................................42

         13.1     United States Trustee.........................................................................42

         13.2     Modification of this Plan.....................................................................42

         13.3     Revocation of this Plan.......................................................................42

         13.4     Severability of Plan Provisions...............................................................42

         13.5     Successors and Assigns........................................................................43

         13.6     Service of Documents on SPFC or Liquidating Trust..............................................1

Exhibit A             Asset Agreement............................................................................1

Exhibit B             Acquisition Agreement......................................................................1

Exhibit C             Liquidating Trust Agreement................................................................1

Schedule I            Rights of Action...........................................................................1

Schedule II           Securities Actions.........................................................................1

Schedule IV           Contracts to be Assumed for Benefit of Reorganized SPFC....................................1

Schedule IV           Contracts to be Assumed and Assigned to the Liquidating Trust..............................1

Schedule V            Contracts that May be Assumed or Assumed and Assigned After Confirmation...................1

Schedule VI           Contracts to be Rejected...................................................................1

                                  INTRODUCTION

                  Southern Pacific Funding Corporation ("SPFC") proposes the following Second Amended Plan of Reorganization (the "Plan") under Chapter 11 of the Bankruptcy Code to resolve all of SPFC's outstanding claims and interests. Please review SPFC's Disclosure Statement, distributed contemporaneously with this Plan, for a discussion of SPFC's history, businesses, and assets; for a description of the significant events of this Chapter 11 Case; and for a summary and analysis of this Plan and certain related matters.

                  ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN SPFC ARE ENCOURAGED TO READ THIS PLAN, THE ACCOMPANYING DISCLOSURE STATEMENT, AND THE ATTACHED EXHIBITS AND SCHEDULES IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

                  Subject to certain restrictions and requirements set forth in the Bankruptcy Code, the Bankruptcy Rules, and this Plan, SPFC reserves the right to alter, amend, modify, revoke, or withdraw this Plan before its consummation.

                                   ARTICLE I

        DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND
                                  GOVERNING LAW

1.1      DEFINED TERMS.

                  As used in this Plan, capitalized terms and phrases have the meanings set forth below. Any term used in this Plan that is not defined herein but is used in the Bankruptcy Code or the Bankruptcy Rules has the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

                  "Acquired Assets" means the assets to be sold to Buyer as described in the Asset Agreement, a copy of which is attached hereto as Exhibit A.

                  "Acquisition   Agreement"   means  that  certain  Amended  and
Restated Stock Subscription and Purchase Agreement dated as of May 21, 1999, between SPFC and Subscriber, a copy of which is attached hereto as Exhibit B.

                  "Acquisition Transaction" means the transactions pursuant to which Subscriber will acquire the New Common Stock pursuant to the Acquisition Agreement.

                  "Additional Covenants Agreement" means that certain Additional Covenants Agreement to be entered into as of the Effective Date among Buyer, Subscriber, Reorganized SPFC, and the Liquidating Trust, a copy of which is attached to the Asset Agreement as Exhibit 4.1.

                  "Administrative Expense" means a Claim for costs and expenses of administration allowed under Sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the

Estate and operating the business of SPFC (such as wages, salaries, or commissions for services and payments for goods or other services); (b) compensation for legal, accounting, and other services and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code;
(c) compensation for legal and other costs incurred by the Indenture Trustees to the extent that they are allowed by the Bankruptcy Court; (d) DIP Claims; and
(e) all fees and charges assessed against the Estate under Chapter 123 of Title 28, United States Code, 28 U.S.C. Sections 1911-1930.

                  "Allowed Claim" or "Allowed Unsecured Claim" means a:

                  (a) Claim that has been listed by SPFC in its Schedules as other than disputed, contingent, or unliquidated and is not otherwise a Disputed Claim;

                  (b) Claim that is allowed (i) in a Final Order or (ii) pursuant to the terms of this Plan; or

                  (c) Claim with respect to which a proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law and is not otherwise a Disputed Claim.

                  "Allowed . . . Claim" means an Allowed Claim in the particular Class or category described.

                  "Amended Certificate of Incorporation" means the Certificate of Incorporation of Reorganized SPFC, as restated and described in Article V of this Plan, which shall be filed with the Bankruptcy Court before the Confirmation Date.

                  "Asset Agreement" means that certain Amended and Restated Asset Purchase Agreement between SPFC and Buyer dated as of May 21, 1999, which provides the terms and conditions of the sale of the Acquired Assets from SPFC to Buyer, a copy of which is attached hereto as Exhibit A.

                  "Available Cash" means the Cash that is unencumbered and unrestricted for use or disposition under this Plan, including proceeds from the Rights of Action, less reserves necessary for the Payment of Disputed Claims and other payments to be paid under this Plan, and such other reserves to be determined and retained at the discretion of the Liquidating Trustee for litigation costs, anticipated costs, and operating expenses.

                  "Ballots" means the ballots accompanying the Disclosure Statement on which Holders of Impaired Claims entitled to vote on this Plan will indicate their acceptance or rejection of this Plan in accordance with the Voting Instructions.

                  "Bankruptcy Code" means Title 11 of the United States Code, as now in effect or hereafter amended.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the District of Oregon or such other court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the general and local rules of the Bankruptcy Court now in effect or hereafter amended.

                  "Bar Date" means February 8, 1999; or with respect to Claims of governmental units, 180 days after the Petition Date; or with respect to Claims arising from the rejection of executory contracts and unexpired leases, 30 days after the Effective Date.

                  "Beneficial Holder" means the entity holding the beneficial interest in a Claim or Interest.

                  "Beneficial Interests" means the interests of Beneficiaries in the assets of the Liquidating Trust.

                  "Beneficiaries" means the Holders of Allowed Claims of Classes 5, 6, 7, and 8.

                  "BONY" means The Bank of New York, acting as indenture trustee under the Senior Indenture.

                  "Business Day" means any day other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

                  "Buyer" means Goldman, Sachs & Co., a Delaware limited partnership (or permitted assignee), which is purchasing the Acquired Assets pursuant to the Asset Purchase Agreement.

                  "Bylaws" means the bylaws of Reorganized SPFC, as restated and described in Article V of this Plan, which will be filed with the Bankruptcy Court before Confirmation.

                  "Capitalized Lease Obligation" is defined in the Subordinated Indenture and means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligations will be the capitalized amount of such obligations, as determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participations, or other equivalents of or interests (however designated) in stock issued by such corporation.

                  "Case  Closure  Order"  has the  meaning  set forth in Section
12.2.

                  "Cash" means cash and cash equivalents, including a cashier's check, wire transfer, or a check drawn on a domestic bank.

                  "Cash Flow Instrument" means the instrument to be distributed by Reorganized SPFC to the Liquidating Trust, a copy of which is attached to the Acquisition Agreement as Exhibit 2.3.1.

                  "Chapter 11 Case" means the bankruptcy case commenced under Chapter 11 of the Bankruptcy Code by SPFC.

                  "Claim" means a claim (as defined in Section 101(5) of the Bankruptcy Code) against SPFC.

                  "Class" means a Class of Claims or Interests,  as described in
Article III.

                  "Closing Date" has the meaning set forth in the Acquisition Agreement.

                  "Committee" means the Official Unsecured Creditors' Committee in the Chapter 11 Case.

                  "Confirmation" means the entry by the Bankruptcy Court of the Confirmation Order.

                  "Confirmation  Date"  means the date on which  the  Bankruptcy
Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

                  "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

                  "Deemed Short Year" has the meaning set forth in Section 5.4.

                  "DIP Claims" means all Claims arising under the DIP Facility.

                  "DIP Facility" means the Master Repurchase Agreement between SPFC and Goldman, Sachs & Co. dated May 5, 1999.

                  "Disbursing Agent" means the Liquidating Trustee or any person appointed as Disbursing Agent in the Confirmation Order.

                  "Disclosure Statement" means the Second Amended Disclosure Statement dated June 2, 1999, as amended, modified, or supplemented (and all exhibits or schedules annexed thereto or referenced therein), which relates to this Plan and which has been prepared and distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

                  "Disputed  Claim"  means any Claim to which SPFC,  Reorganized
SPFC, the Liquidating Trust, or any other party in interest has interposed an objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules; or any Claim listed in the Schedules as disputed, contingent, or unliquidated; or any Claim otherwise disputed by SPFC, Reorganized SPFC, or the Liquidating Trust in accordance with the terms of this Plan or applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order.

                  "Distribution Record Date" means the close of business on the Business Day immediately preceding the Effective Date.

                  "Distributions" means payments of Cash or property under this Plan to the Holders of Allowed Claims.

                  "Effective Date" means a Business Day, as determined by SPFC on or after the Confirmation Date and on which: (a) no stay of the Confirmation Order is in effect and (b) all conditions to the Effective Date set forth in
Section 9.2 have been  satisfied  or waived (if  available)  pursuant to Section
9.3.

                  "Estate" means the estate created for SPFC in its Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code.

                  "Excluded Assets" means all assets of SPFC, including the net cash from the Acquisition Transaction and the Cash Flow Instrument, the Rights of Action, the SPML Proceeds, the SPML Receivable, other than the Acquired Assets.

                  "File," "Filed," or "Filing" means file, filed, or filing with the Bankruptcy Court in the Chapter 11 Case.

                  "Final Order" means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been dismissed or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

                  "Finally Closed," when referring to the Chapter 11 Case, means that the Chapter 11 Case has been closed and the Bankruptcy Court no longer has, or declines to exercise, jurisdiction over the Chapter 11 Case or for any other reason declines to reopen the Chapter 11 Case.

                  "Foreclosure and Collection Attorneys' Compensation Order" means the Amended Order Authorizing Employment of Special Counsel for Debtor in Possession and Approving Compensation Procedure (collection and Foreclosure Matters) entered by the Bankruptcy Court on March 4, 1999, and any amendment thereto.

                  "GAAP" is defined in the Subordinated Indenture and means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") (or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States).

                  "Goldman" has the meaning set forth in Section 5.4.3.

                  "Holder" means an entity holding an Interest or Claim, and with respect to a vote on this Plan means the Beneficial Holder as of the Voting Record Date or any authorized signatory  who has  completed  and executed a Ballot or on whose behalf a Master
Ballot  has  been   completed  and  executed  in  accordance   with  the  Voting
Instructions.

                  "HSBC" means HSBC Bank USA, formerly known as Marine Midland Bank, successor indenture trustee under the Subordinated Indenture.

                  "Impaired . . ." means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

                  "Indebtedness" is defined in the Subordinated Indenture and means, without duplication (a) all liabilities and obligations, contingent or otherwise, of SPFC (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures, loan agreements, or similar instruments or agreements, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than 90 days past their original due date, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of SPFC with respect to any letter of credit; (b) all net obligations of SPFC under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clauses (a) and (b) that SPFC has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem, or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, amendments, modifications, refinancings, and refunding (whether direct or indirect) of any liability of the kind described in any of the preceding clauses (a), (b), or (c), or this clause (d), whether or not between or among the same parties.

                  "Indenture Trustees" means BONY and HSBC.

                  "Interest" means, collectively, (a) the rights of Holders of Old Common Stock, including redemption rights, dividend rights, and liquidation preferences, (b) the rights of Holders of options or warrants to purchase Old Common Stock, and (c) the rights of the Securities Action Plaintiffs who are Holders of Old Common Stock.

                  "Interest Swap and Hedging Obligations" is as defined in the Subordinated Indenture and means any obligation of SPFC pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement, or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

                  "Liquidating Trust" means that certain liquidating trust created under the Liquidating Trust Agreement to administer and liquidate the Excluded Assets, review and object where appropriate to proofs of Claim, analyze and pursue the Rights of Action, and distribute proceeds of Excluded Assets and other amounts received.

                  "Liquidating Trust Agreement" means that certain Liquidating Trust Agreement, a copy of which is attached hereto as Exhibit C, whereby the Liquidating Trustee will administer the Liquidating Trust.

                  "Liquidating Trustee" means the person or persons designated as trustee in accordance with Section 5.3.1(b) and any successor appointed or elected under the terms of the Liquidating Trust Agreement, including the Litigating Trustee, if any is appointed.

                  "Litigating Trustee" means any person appointed as Litigating Trustee by the Liquidating Trustee in accordance with Section 5.3.1(g).

                  "Master Ballot" means a Ballot on which the registered owner of one or more Notes who is not also the Beneficial Holder of the Notes will indicate the acceptances or rejections of this Plan by such Beneficial Holders as of the Voting Record Date.

                  "New Common Stock" means the shares of common stock of Reorganized SPFC authorized pursuant to the Amended Certificate of Incorporation, shares of which shall be issued to Subscriber under Article V on or after the Effective Date.

                  "Notes"   means   collectively   the  Senior   Notes  and  the
Subordinated Notes.

                  "Old Common Stock" means all Capital Stock issued by SPFC and outstanding immediately before the Effective Date and all options and warrants to buy such Capital Stock.

                  "OMB" has the meaning set forth in Section 6.3.

                  "OMB Contract" has the meaning set forth in Section 6.3.

                  "OMB Proceeding" has the meaning set forth in Section 6.3.

                  "Petition Date" means October 1, 1998, the date on which SPFC Filed its petition commencing the Chapter 11 Case.

                  "Plan"   means   this  First   Amended   Chapter  11  Plan  of
Reorganization for SPFC and all exhibits annexed hereto or referenced herein, as the same may be Filed, amended, modified, or supplemented.

                  "Plan Participants" means, collectively: (a) SPFC; (b) Reorganized SPFC; (c) the Liquidating Trust; (d) the Committee and its members; and (e) respective directors, officers, employees, and Professionals, acting in such capacity, of any of the foregoing entities.

                  "Postpetition" means after the Petition Date.

                  "Prepetition" means before the Petition Date.

                  "Priority Claim" means a Claim that arises under Section 507(a) of the Bankruptcy Code and is not an Administrative Expense or a Priority Tax Claim, excluding any Claim for interest or penalties accruing after the Petition Date.

                  "Priority Tax Claim" means a Claim of a governmental unit that is entitled to priority in payment pursuant to Section 507(a)(8) of the Bankruptcy Code.

                  "Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code.

                  "Pro Rata" means proportionally when used with reference to Distributions from the Liquidating Trust on account of Claims, so that with respect to an Allowed Claim entitled to Distributions from the Liquidating Trust, the ratio of (i) (a) the amount of the Distribution on account of that Claim to (b) the amount of Distributions to other Claims entitled to Distributions from the Liquidating Trust of the same priority is the same as the ratio of (ii) (a) the Allowed amount of the Claim to (b) the Allowed amount of all other Claims entitled to Distributions from the Liquidating Trust of the same priority.

                  "Reorganized SPFC" means SPFC on and after the Effective Date, including any successor thereto, by merger, consolidation, or otherwise.

                  "Rights of Action" means any and all claims, demands,  rights, actions, causes of action and suits of the SPFC or the Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity or under any theory of law, of SPFC or the Estate, including, but not limited to (1) derivative claims, (2) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law,
(3) the right to object to claims or interests, (4) claims pursuant to Section 362 of the Bankruptcy Code, (5) such claims and defenses as fraud mistake, duress, usury, (6) all avoidance and recovery powers, rights to seek subordination, and all rights and remedies under Sections 502(d), 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 552, and 553 of the Bankruptcy Code or any
fraudulent reconveyance, fraudulent transfer, or preference claims, including without limitation any and all claims against the persons listed in the attached Schedules I-A, I-B, and I-C or described in the Disclosure Statement.

                  "Schedules" means the schedules of assets and liabilities and the statements of financial affairs Filed by SPFC in the Chapter 11 Case, as required by Section 521 of the Bankruptcy Code, the Bankruptcy Rules, and the Official Bankruptcy Forms.

                  "Secured Claim" means a Claim that is secured by a security interest in or lien on property in which the Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code.

                  "Securities   Act"  means  the  Securities  Act  of  1933,  15
U.S.C.Sections 77a-77aa, as now in effect or hereafter amended.

                  "Securities Action Plaintiffs" means the plaintiffs in the Securities Actions.

                  "Securities Action Defendants" means the defendants in the Securities Actions.

                  "Securities Actions" means all actions, other than derivative actions that constitute property of the Estate pursuant to Section 541 of the Bankruptcy Code and other Rights of Action, that have been or could at any time be commenced against SPFC or its officers, directors, agents, or advisers by or on behalf of Holders of Old Common Stock or Notes, and includes without limitation the actions listed in Schedule II.

                  "Senior Indebtedness" is defined in the Subordinated Indenture and means any principal of, premium, if any, and interest on and fees, costs, enforcement expenses, collateral protection expenses, or other obligations with respect to any Indebtedness of SPFC other than the Subordinated Notes and Indebtedness that by its terms or the terms of the instrument creating or evidencing it is stated to be not superior in right of payment to the Notes, but including guarantees given by SPFC. "Senior Indebtedness" does not include (a) indebtedness of SPFC owed or owing to any subsidiary of SPFC or any officer, director, or employee of SPFC or any subsidiary thereof or (b) any liability for taxes owed or owing by SPFC.

                  "Senior   Indenture"  means  the  indenture   agreement  dated
November 4, 1997, between SPFC and The Bank of New York, as indenture trustee, with respect to the Senior Notes.

                  "Senior Notes" means those 11.5 percent senior notes in the amount of $100 million due November 1, 2004, that were issued by SPFC pursuant to the Senior Indenture.

                  "Short Income Year" has the meaning set forth in Section 5.4.

                  "Short-Year Returns" has the meaning set forth in Section 5.4.

                  "Short-Year Term" has the meaning set forth in Section 5.4.

                  "Short-Year Tax" has the meaning set forth in Section 5.4.

                  "Special Notice List" has the meaning set forth in Section 5.3.1(b).

                  "SPFC"  means  Southern   Pacific   Funding   Corporation,   a
California corporation.

                  "SPML" means Southern Pacific Mortgage Limited, formerly a wholly owned subsidiary of SPFC, organized under the laws of the United Kingdom.

                  "SPML Proceeds" has the meaning set forth in Section 3.2.3(b).

                  "SPML Receivable" means the amount due from SPML to SPFC as of September 29, 1998.

                  "Subordinated Indenture" means the agreement dated November 1, 1996, between SPFC and BONY, acting as indenture trustee, under which HSBC is successor indenture trustee, with respect to the Subordinated Notes.

                  "Subordinated Notes" means those 6.75 percent convertible subordinated notes due October 15, 2006, in the aggregate principal amount of up to $86,250,000 that were issued by SPFC pursuant to the Subordinated Indenture.

                  "Subordination  Provisions"  has  the  meaning  set  forth  in
Section 3.1.

                  "Subscriber" means The Goldman Sachs Group Inc. or certain of its affiliates that have agreed to purchase the New Common Stock of SPFC pursuant to the terms of the Acquisition Agreement.

                  "Tax Attributes" has the meaning set forth in the Acquisition Agreement.

                  "Tax Expert" has the meaning set forth in Section 5.4.

                  "Trust  Committee"  has  the  meaning  set  forth  in  Section
5.3.1(c).

                  "Unimpaired Claim" means a Claim that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

                  "Unsecured   Claim"   means   any   Claim   that   is  not  an
Administrative Expense, Priority Claim, or Secured Claim.

                  "Voting Instructions" means the instructions for voting on this Plan in the "Voting Procedures" section of the Disclosure Statement and in the Ballots.

                  "Voting Record Date" means May 26, 1999.

1.2      RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW.

1.2.1    RULES OF INTERPRETATION.

                  For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, includes both the singular and the plural; (b) any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the document will be substantially in that form or substantially on those terms and conditions; (c) any reference in this Plan to an existing document or exhibit Filed or to be Filed means the document or exhibit as it may have been or may be amended, modified, or supplemented; (d) if this Plan's description of the terms of an exhibit is inconsistent with the terms of the exhibit, the terms of the exhibit will control, but this Plan's description of the terms of the Liquidating Trust Agreement shall control in the case of any inconsistency with the terms of the Liquidating Trust Agreement; (e) unless otherwise specified, all references in this Plan to Articles, Sections, Clauses, and exhibits are references to Articles, Sections, Clauses, and exhibits of or to this Plan; (f) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply, to the extent that the rules are not inconsistent with any other provision in this
Section 1.2.1; and (i)
in the event of any inconsistency between this Plan and the accompanying Disclosure Statement, the provisions of this Plan shall control.

1.2.2    COMPUTATION OF TIME.

                  In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

1.2.3    GOVERNING LAW.

                  Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Oregon, without giving effect to the principles of conflicts of law thereof.

                                   ARTICLE II

           TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

2.1      ADMINISTRATIVE EXPENSES.

                  In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expenses are not designated as a Class of Claims under this Plan, and the Holders thereof are not entitled to vote on this Plan.

2.1.1    IN GENERAL.

                  Subject to the provisions of Section 2.1.3 with respect to Professionals and the balance of this paragraph, on the Effective Date or as soon thereafter as is practicable, each Holder of an Allowed Administrative
Expense shall receive Cash equal to the amount of the Allowed Administrative Expense, unless the Holder and the Liquidating Trust (or, if Reorganized SPFC has assumed the Administrative Expense, Reorganized SPFC) agree to other terms or an order of the Bankruptcy Court provides for other terms. Allowed Administrative Expenses representing obligations incurred in the ordinary course of business or payable on the Effective Date shall be assumed on the Effective Date and paid, performed, or settled by the Liquidating Trust or Reorganized SPFC, as applicable, when due in accordance with the terms and conditions of the particular agreements or applicable law governing such obligations, but this Plan does not limit the right of the Holder of an Allowed Administrative Expense to request and obtain a Bankruptcy Court order requiring payment on the Effective Date.

2.1.2    DIP CLAIM.

                  The Administrative Expense Claim of Goldman, Sachs & Co. under the DIP Facility is to be paid in full on the Effective Date or as soon thereafter as is practicable.

2.1.3    PROFESSIONALS.

                  Professionals or other entities requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code or any other basis (including the Indenture Trustees) for services rendered before the Effective Date shall File and serve notice of their applications for final allowance of compensation and reimbursement of expenses on the Liquidating Trust, counsel for the Liquidating Trust, and all other persons entitled to notice of the applications (the applications themselves to be filed and served on the Office of the United States Trustee, the Liquidating Trust, and the Trust Committee) no later than 30 days after the Effective Date, but any Professional who is authorized to receive compensation or reimbursement of expenses pursuant to the Foreclosure and Collection Attorneys' Compensation Order without having Filed an application for compensation or reimbursement of expenses may continue to receive compensation and reimbursement of expenses for services rendered before the Effective Date without further Bankruptcy Court review or approval pursuant to the Foreclosure and Collection Attorneys' Compensation Order. The Liquidating Trust reserves the right to contest any such applications. Any Administrative Expense for which an application under this section was not timely Filed shall be forever barred.

2.1.4    TAXES INCURRED DURING THE ADMINISTRATION OF THE BANKRUPTCY CASE.

                  Taxes incurred by SPFC between the Petition Date and the Effective Date shall be a liability of the Liquidating Trust only to the extent provided in Section 5.4.

2.2      PRIORITY TAX CLAIMS.

                  In accordance with Section 1123(a)(1) of the Bankruptcy Code, Priority Tax Claims are not designated as a Class of Claims under this Plan, and the Holders thereof are not entitled to vote to accept or reject this Plan. Priority Tax Claims shall be a liability of the Liquidating Trust only, determined as provided in Section 5.4. Unless otherwise agreed to by the Liquidating Trust and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the option of the Liquidating Trust in its sole discretion (a) Cash equal to the unpaid portion of the Allowed Priority Tax Claim on the later of the Effective Date and the date on which the Claim becomes an Allowed Priority Tax Claim or as soon thereafter as is practicable or (b) equal quarterly Cash payments in an aggregate amount equal to the Allowed Priority Tax Claim, together with interest at the fixed rate of 1-3/4 percent per calendar quarter or as otherwise agreed to by the Liquidating Trust and the Holder, over a period through the sixth anniversary of the date of assessment of the Allowed Priority Tax Claim, or on such other terms determined by the Bankruptcy Court to provide the Holder of the Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to the Allowed Priority Tax Claim. The Liquidating Trust may prepay any Allowed Priority Tax Claim at any time without penalty or premium, and any prepayment shall be applied to future installments in order of maturity.

                                  ARTICLE III

              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

                  The Bankruptcy Code requires that all Claims and Interests, except Administrative Expenses and Priority Tax Claims, be placed in Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Interest qualifies within the description of the other Classes. A Claim or Interest is also classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date. The Bankruptcy Court shall determine, after notice and a hearing, the extent to which a Claim or Interest qualifies within the description of a particular Class. All obligations herein with respect to the making of Distributions and the treatment of Claims after the Effective Date (including Administrative Expenses and Priority Tax Claims) shall be assumed and performed by the Liquidating Trust only and not by Reorganized SPFC.

3.1      SUMMARY OF CLAIMS AND INTERESTS.



CLASS       DESCRIPTION                                                    IMPAIRED        ENTITLED TO VOTE

1           Priority Claims                                                No              No

2           Secured Claims                                                 No              No

3           Secured Senior Notes Claims                                    Yes             Yes

4           Administrative Convenience Class                               No              No

5           Senior Notes Claims                                            Yes             Yes

6           Subordinated Notes Claims                                      Yes             Yes

7           Senior Unsecured Claims                                        Yes             Yes

8           General Unsecured Claims                                       Yes             Yes

9           Claims of Securities Plaintiffs Based On Notes                 Yes             No

10          Indemnity Claims of Securities Action Defendants               Yes             No

11          Interests of Holders of Old Common Stock                       Yes             No

12          Claims of Securities Plaintiffs (Not Based on Notes)           Yes             No

13          Claim of Bankers Trust Company of California, N.A.             No              No

                                      -13-

14          Claims of Norwest Bank Minnesota,  National Association,  and  Yes             Yes
            MBIA Insurance Corporation


                  The classification and treatment scheme set forth below is intended to be consistent with the provisions of the Bankruptcy Code regarding the allowance and payment of Claims and the enforcement of the subordination provisions of the Subordinated Indenture ("Subordination Provisions") and the terms of the Senior Indenture under Section 510(a) of the Bankruptcy Code. Parties in interest are provided an opportunity to challenge this Plan's treatment of Claims, and in particular the Plan's treatment of the Subordination Provisions and the Administrative Convenience Class (see Section 3.2.4), at Confirmation. See, for example, Section 3.3.2. If a challenge to the treatment of the Subordination Provisions is sustained in the Confirmation Order or by a Final Order, Distributions shall be made in accordance with the Confirmation Order or the Final Order. If no such challenge is made or sustained, Distributions shall be made in accordance with this Plan. In no event shall a Bankruptcy Court determination that the Plan does not comply with the Subordination Provisions require the giving of additional notice or solicitation of votes on this Plan or prevent, or require revocation of, Confirmation. If the Bankruptcy Court determines that Section 3.2.4 prevents Confirmation, SPFC may elect to modify this Plan to delete Section 3.2.4, in which case Class 4 Administrative Convenience Class Claims shall be treated as Class 7 or Class 8 Claims, as appropriate.

3.2      CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND INTERESTS IN SPFC.

3.2.1    CLASS 1:  PRIORITY CLAIMS.

(a)  CLASSIFICATION.  Class 1 consists of all Allowed  Priority  Claims  against
SPFC.

(b) TREATMENT. On the Effective Date or as soon thereafter as is practicable, each Holder of an Allowed Class 1 Priority Claim shall receive Cash in an amount equal to the amount of the Class 1 Priority Claim.

(c) VOTING. Class 1 is unimpaired, and the Holders of Class 1 Priority Claims are not entitled to vote to accept or reject this Plan.

3.2.2    CLASS 2:  SECURED CLAIMS.

(a) CLASSIFICATION. Class 2 consists of Allowed Secured Claims other than Class 3 Allowed Secured Senior Notes Claims.

(b) TREATMENT. Each Allowed Secured Claim in Class 2 shall, at the option of the Liquidating Trust in its sole discretion, be treated in one of the following fashions: (i) this Plan shall leave unaltered the legal, equitable, and contractual rights to which the Claim entitles the Holder; (ii) the Liquidating Trust shall surrender the property securing the Claim to the Holder; (iii) the Liquidating Trust shall cure any default with respect to the Claim in a manner consistent with Section 1124(2) of the Bankruptcy Code; or (iv) the Claim shall receive the other treatment to which the Holder shall consent.

(c) VOTING. Class 2 is unimpaired, and the Holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan.

3.2.3    CLASS 3:  SECURED SENIOR NOTES CLAIMS.

(a) CLASSIFICATION. Class 3 consists of the Allowed Claims of the Holders of the Senior Notes to the extent that they are Secured Claims.

(b) TREATMENT. The Holders of the Class 3 Secured Senior Notes Claims shall receive, in full and final satisfaction of those Claims, a portion of the net proceeds received by SPFC or the Liquidating Trust from the sale to Resetfan Limited of SPFC's Capital Stock in SPML ("SPML Proceeds") equal to the portion of the Capital Stock in SPML that was subject to a security interest in favor of BONY as of the Petition Date. As used in this section, "net proceeds" means (i) payments made under, or the proceeds of the sale of, the promissory note in the amount of (pound)6 million given to SPFC by Resetfan Limited and (ii) dividends paid under, or the proceeds of the sale of, the 25 percent of the Capital Stock in Resetfan Limited issued to SPFC, after payment of or provision for the expenses of SPFC's sale of its Capital Stock in SPML to Resetfan Limited and taxes incurred in connection with or as a result of the sale. "Net proceeds," as used in this Section 3.2.3, shall be further reduced to the extent that as of the Petition Date, SPFC was entitled to avoid and recover its contribution of the SPML Receivable to the capital of SPML in accordance with the Bankruptcy Code or other law. The amount, if any, of SPML Proceeds that exceeds the amount of "net proceeds" shall be held in trust by SPFC or the Liquidating Trust pending determination of the amount of the Class 3 Claim in accordance with Subsection (c) below. The Liquidating Trustee shall have the sole right to appoint, or serve as, a director of Resetfan Limited while the Liquidating Trust holds Capital Stock of Resetfan Limited.

(c) DETERMINATION OF AMOUNT OF CLASS 3 SECURED CLAIM. The Liquidating Trustee, BONY, or any party in interest may commence a contested matter on such notice as the Bankruptcy Court may direct to determine the extent of BONY's lien in the net proceeds. Pending resolution of that matter, 100 percent of the net proceeds shall be held in reserve by the Liquidating Trust.

(d) VOTING. Class 3 is impaired, and the Holders of the Class 3 Secured Senior Notes Claims are entitled to vote to accept or reject this Plan.

3.2.4    CLASS 4:  ADMINISTRATIVE CONVENIENCE CLASS.

(a) CLASSIFICATION: Class 4 consists of the Allowed Claims of Classes 7 and 8 that are in the amount of $400 or less, or whose Holders elect to reduce their Claims to $400.

(b) TREATMENT: The Holders of Class 4 Allowed Claims shall receive the lesser of the amount of the holder's Class 4 Administrative Convenience Class Claim or $400 in Cash on, or as soon as is practicable after, the Effective Date in full satisfaction of those Claims.

(c) VOTING. Class 4 is unimpaired, and the Holders of the Class 4 Administrative Convenience Claims are not entitled to vote to accept or reject this Plan.

3.2.5    CLASS 5:  SENIOR NOTES.

(a) CLASSIFICATION. Class 5 consists of the Allowed Unsecured Claims of the Holders of the Senior Notes to the extent that they are Unsecured Claims.

(b) TREATMENT. The Holders of Class 5 Senior Notes Claims shall receive Pro Rata Distributions of Available Cash with the Holders of Class 6 Subordinated Notes Claims, Class 7 Senior Notes Claims, and Class 8 General Unsecured Claims and, until the Class 5 Senior Notes Claims have been paid in full, shall receive Pro Rata Distributions with the Holders of Class 7 Senior Unsecured Claims of that portion of Available Cash that would otherwise be payable to the Holders of Class 6 Subordinated Notes Claims in the absence of the Subordination Provisions, but the Holders of Class 5 Senior Notes Claims shall not receive Distributions otherwise payable to the Holders of Class 6 Subordinated Notes Claims on account of Class 5 Senior Notes Claims for Postpetition interest or fees. The Holders of Class 5 Senior Notes Claims shall also receive Distributions, if any, payable under Section 3.4 below.

(c) VOTING. Class 5 is impaired, and the Holders of the Class 5 Senior Notes Claims are entitled to vote to accept or reject this Plan.

3.2.6    CLASS 6:  SUBORDINATED NOTES.

(a) CLASSIFICATION. Class 6 consists of all Allowed Claims of Holders of Subordinated Notes.

(b) TREATMENT. The Holders of Class 6 Subordinated Notes Claims shall receive Pro Rata Distributions of Available Cash with the Holders of Class 5 Senior Notes Claims, Class 7 Senior Unsecured Claims, and Class 8 General Unsecured Claims, but until Class 5 Senior Notes Claims and Class 7 Senior Unsecured Claims have been paid in full, all Distributions of Available Cash that would be payable to Holders of Class 6 Subordinated Notes Claims in the absence of the Subordination Provisions shall be distributed Pro Rata to the Holders of Class 5 Senior Notes Claims and Class 7 Senior Unsecured Claims; and the Holders of Class 5 Senior Notes Claims and Class 7 Senior Unsecured Claims may not receive Distributions otherwise payable to the Holders of Class 6 Subordinated notes Claims on account of Class 5 Senior Notes Claims and Class 7 Senior Unsecured Claims for Postpetition interest or fees. The rights of Holders of Class 6 Subordinated Notes Claims to be subrogated to the rights of the Holders of Class 5 Senior Notes Claims and Class 7 Senior Unsecured Claims and to receive Distributions thereon until the Allowed Class 6 Subordinated Notes Claims are paid in full, subject to the payment in full of Class 5 Senior Notes Claims and Class 7 Senior Unsecured Claims as provided herein, are not affected by this Plan. The Holders of Allowed Class 6 Subordinated Notes Claims shall also receive the Distributions, if any, payable under Section 3.4 below.

(c) VOTING. Class 6 is impaired, and the Holders of Class 6 Subordinated Notes Claims are entitled to vote to accept or reject this Plan.

3.2.7    CLASS 7:  SENIOR UNSECURED CLAIMS.

(a) CLASSIFICATION. Class 7 consists of the Allowed Unsecured Claims that are Senior Indebtedness and that are not Class 5 Senior Notes Claims.

(b) TREATMENT. The Holders of Class 7 Senior Unsecured Claims shall receive Pro Rata Distributions of Available Cash with the Holders of Class 5 Senior Notes Claims, Class 6 Subordinated Notes Claims, and Class 8 General Unsecured Claims and, until the Class 7 Senior Unsecured Claims have been paid in full, shall receive Pro Rata Distributions with the Holders of Class 5 Senior Notes Claims of that portion of Available Cash that would be payable to the Holders of Class 6 Subordinated Notes Claims in the absence of the Subordination Provisions, but the Holders of Class 7 Senior Unsecured Claims may not receive Distributions otherwise payable to the Holders of Class 6 Subordinated Notes claims on account of Class 7 Senior Unsecured Claims for Postpetition interest or fees. The Holders of Class 7 Senior Unsecured Claims shall also receive the Distributions, if any, payable under Section 3.4 below.

(c) VOTING. Class 7 is impaired, and the Holders of Class 7 Senior Unsecured Claims are entitled to vote to accept or reject this Plan.

3.2.8    CLASS 8:  GENERAL UNSECURED CLAIMS.

(a) CLASSIFICATION. Class 8 consists of the Allowed Unsecured Claims that are not otherwise classified.

(b) TREATMENT. The Holders of Class 8 General Unsecured Claims shall receive Pro Rata Distributions of Available Cash with the Holders of Claims in Classes 5, 6, and 7 until the Class 8 General Unsecured Claims have been paid in full. The Holders of the Class 8 General Unsecured Claims shall also receive the amount, if any, payable under Section 3.4 below.

(c) VOTING. Class 8 is impaired, and the Holders of Class 8 General Unsecured Claims are entitled to vote to accept or reject this Plan.

3.2.9    CLASS 9:  CLAIMS OF SECURITIES ACTION PLAINTIFFS BASED ON NOTES.

(a) CLASSIFICATION. Class 9 consists of (i) the Allowed Claims of Securities Action Plaintiffs that are based on the purchase or sale of Notes and that are set forth in, or arise from or are related to allegations in, the Securities
Actions and (ii) all other Allowed Claims for rescission of a purchase or sale of a security of SPFC that is a Note, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution on account of such a Claim.

(b) TREATMENT. The Holders of Class 9 Claims shall not receive or retain any interest or property under this Plan.

(c) VOTING. Class 9 is impaired. Because the Holders of Class 9 Claims will not receive or retain any interest or property under this Plan, Class 9 is deemed to have not accepted this Plan, and the Holders of Class 9 Claims are not entitled to vote on this Plan.

3.2.10   CLASS 10:  SECURITIES ACTION DEFENDANTS.

(a) CLASSIFICATION. Class 10 consists of the Allowed Claims of the Securities Action Defendants for indemnity or contribution with respect to any judgment the Securities Plaintiffs may obtain and attorneys fees or costs incurred by the defendants in the Securities Actions.

(b) TREATMENT. The Holders of Class 10 Claims shall not receive or retain any interest or property under this Plan.

(c) VOTING. Class 10 is impaired. Because the Holders of Class 10 Claims will not receive or retain any interest or property under this Plan, Class 10 is deemed to have not accepted this Plan, and the Holders of Class 10 Claims are not entitled to vote on this Plan.

3.2.11   CLASS 11:  INTERESTS OF HOLDERS OF OLD COMMON STOCK.

(a) CLASSIFICATION. Class 11 consists of the Interests of Holders of Old Common Stock.

(b) TREATMENT. The Holders of the Class 11 Interests shall not receive or retain any interest or property under this Plan, and the Old Common Stock shall be canceled without compensation or consideration of any kind.

(c) VOTING. Class 11 is impaired. Because no Distribution will be made to the Holders of Class 11 Interests, Class 11 is deemed to have not accepted this Plan, and the Holders of Class 11 Interests are not entitled to vote on this Plan.

3.2.12   CLASS 12:  CLAIMS OF SECURITIES ACTION PLAINTIFFS (NOT BASED ON NOTES).

(a) CLASSIFICATION. Class 12 consists of (i) the Allowed Claims of Securities Action Plaintiffs that are based on the purchase or sale of Old Common Stock and that are set forth in, or that arise from or are related to the allegations of, the Securities Actions and (ii) all other Claims for rescission of a purchase or sale of a security of SPFC or of an affiliate of SPFC (other than a Note), for damages arising from the purchase or sale of such a security, or for reimbursement or contribution on account of such a Claim.

(b) TREATMENT. The Holders of Class 12 Claims may not receive or retain any interest or property under this Plan.

(c) VOTING. Class 12 is impaired. Because no Distribution will be made to the Holders of Class 12 Claims, Class 12 is deemed to have not accepted this Plan, and the Holders of Class 12 Claims are not entitled to vote on this Plan.

3.2.13   CLASS 13:  BANKERS TRUST.

(a) CLASSIFICATION. Class 13 consists of the Claim of Bankers Trust Company of California, N.A., as trustee for securitization trust Series 1995-2, 1996-1, and 1996-3 evidenced by promissory notes given by SPFC for amounts advanced thereunder through the Effective Date.

(b) TREATMENT. The legal, equitable, and contractual rights of the Holder of the Class 13 Claim continue unaltered by this Plan.

(c) VOTING. Class 13 is unimpaired, and the Holder of the Class 13 Bankers Trust Claim is not entitled to vote to accept or reject this Plan.

3.2.14 CLASS 14: NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AND MBIA INSURANCE CORPORATION.

(a) CLASSIFICATION: Class 14 consists of the Allowed Claims of Norwest Bank Minnesota, National Association, and MBIA Insurance Corporation, including any claims arising from rejection of any executory contracts between either or both of them and SPFC.

(b) TREATMENT: SPFC may, in its discretion, enter into a settlement agreement with the Holders of the Class 14 Norwest/MBIA Claims substantially on the terms and conditions summarized in Exhibit 2.6.1(f) to the Acquisition Agreement, "Norwest Settlement Agreement Outline of Material Terms," which shall be Filed not less than five days before the Confirmation Date. If SPFC does enter into such a settlement agreement, the Class 14 Norwest/MBIA Claims shall be treated without regard to this Section 3.2.14 and in the Class to which it would otherwise belong.

(c) VOTING. Class 14 is impaired, and the Holder of the Class 14 Norwest/MBIA Claims are entitled to vote to accept or reject this Plan.

3.3      DETERMINATION OF EXTENT OF SUBORDINATION AND CLASSIFICATION.

3.3.1    RES JUDICATA EFFECT OF CONFIRMATION ORDER.

                  The classification and treatment of Claims set forth in this Plan are based on SPFC's interpretation of the Subordination Provisions, the Subordinated Indenture, the Senior Indenture, and applicable law. Parties in interest, including the Holders of Claims, affected by, or who assert rights under, the Subordination Provisions must raise any objection to the classification and treatment of Claims in this Plan before Confirmation because the Confirmation Order will be binding as to all the issues that were or could have been raised. To the extent that any such objection is upheld, this Plan shall be deemed to be amended to be consistent with such determination as set forth in Section 3.1.

3.3.2    CLASSIFICATION MOTION.

                  Pursuant to Bankruptcy Rule 3013, SPFC will file a motion before Confirmation on such notice as the Bankruptcy Court may direct seeking a determination of the proper classification of the Class 7 Senior Unsecured Claims and Class 8 General Unsecured Claims. The primary issues to be addressed by the motion will be whether such Claims meet the definition of Senior Indebtedness as set forth in the Subordinated Indenture and are entitled to the benefits of the Subordination Provisions including Claims arising from rejection. The motion will set forth SPFC's determination of which Unsecured Claims, other than the Senior Notes and the Senior Unsecured Claims, constitute Senior Indebtedness as defined in the Subordinated Indenture and the preliminary classification of such Unsecured Claims for voting purposes. The final determination of whether such Unsecured Claims qualify within the description of Class 7 for purposes of distribution will be made by a Final Order entered at Confirmation or thereafter as a result of the motion.

3.4      POSTPETITION INTEREST.

                  Except as otherwise provided in this Plan, no Holder of an Allowed Unsecured Claim shall be entitled to the accrual of Postpetition interest or the payment by SPFC, Reorganized SPFC, or the Liquidating Trust of Postpetition interest on account of such Claim for any purpose, but after the Claims in Class 5, 6, 7, and 8 have been paid in full in accordance with Sections 3.2.5, 3.2.6, 3.2.7, and 3.2.8, the Holders of Claims in those Classes shall receive Pro Rata Distributions of Available Cash until Postpetition interest at the greater of the contract rate or the legal rate on those Claims has been paid in full.

3.5      RESERVATIONS OF RIGHTS.

                  Nothing in this Plan or the Disclosure Statement shall affect SPFC's or the Liquidating Trust's:

(a) rights and legal and equitable defenses in respect of any Claims, including Unimpaired Claims, including but not limited to all rights in respect of legal and equitable defenses to setoffs or recoupments against any Claims; or

(b) right to request enforcement of a subordination agreement or otherwise to seek subordination of a Claim or lien under Section 510 of the Bankruptcy Code or otherwise, except to the extent that the issue has been resolved by entry of this Confirmation Order or by a Final Order.

3.6      RIGHTS OF INDENTURE TRUSTEES VIS-A-VIS THIRD PARTIES.

                  Nothing in this Plan shall modify the rights of the Indenture Trustees with respect to any party to the Senior Indenture or the Subordinated Indenture, other than SPFC, including without limitation the Indenture Trustees' rights to obtain liens, indemnity, compensation, and reimbursement of legal fees, trustee's fees, and expenses on and from Distributions to the Holders of Notes. The Indenture Trustees may apply for reimbursement of legal fees, trustee's fees, and costs under the Bankruptcy Code or any other applicable law for services rendered and expenses incurred before or at Confirmation and for services rendered and expenses incurred after Confirmation in connection with any objection to the proofs of Claim filed by the Indenture Trustees, any objection to this Plan's treatment of the Subordination Provisions, and with respect to BONY the dispute regarding the nature and extent of BONY's lien treated in Section 3.2.3, as permitted by Section 2.1.3. The Indenture Trustees shall also be compensated by the Liquidating Trust for all reasonable post-Confirmation legal fees, trustee's fees, and expenses incurred in connection actions required to be performed by the Indenture Trustees to consummate this Plan and implement the Liquidating Trust.

                                   ARTICLE IV

                      ACCEPTANCE OR REJECTION OF THIS PLAN

4.1      VOTING CLASSES.

                  Each Holder of an Allowed Claim of Classes 3, 5, 6, 7, 8, and 14 may vote to accept or reject this Plan.

4.2      ACCEPTANCE BY IMPAIRED CLASSES.

                  An Impaired  Class of Claims shall have  accepted this Plan if
(a) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan and (b) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept this Plan. An Impaired Class of Interests shall have accepted this Plan if the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept this Plan.

4.3      PRESUMED ACCEPTANCE OF PLAN.

                  Classes 1, 2, 4, and 13 are unimpaired under this Plan and therefore are conclusively presumed to have accepted this Plan pursuant to
Section 1126(f) of the Bankruptcy Code.

4.4      DEEMED NONACCEPTANCE OF PLAN.

                  Because the Holders of Class 9, 10, and 12 Claims and Class 11 Interests will not receive or retain any property under the Plan, Classes 9, 10, 11, and 12 are deemed not to have accepted this Plan pursuant to Section 1126(g) of the Bankruptcy Code.

4.5      NONCONSENSUAL CONFIRMATION.

                  SPFC will seek Confirmation of this Plan under Section 1129(b) of the Bankruptcy Code in view of the deemed nonacceptance by Classes 9, 10, 11, and 12. If any Impaired Class of Claims fails to accept this Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, SPFC will (a) request that the Bankruptcy Court confirm this Plan in accordance with Section 1129(b) of the Bankruptcy Code and/or (b) modify this Plan in accordance with Article XII of this Plan.

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THIS PLAN

5.1      SALE OF ACQUIRED ASSETS AND ACQUISITION TRANSACTION.

                  Subject to the occurrence of certain conditions precedent, on or immediately after the Effective Date SPFC shall consummate a transaction with the Buyer on the terms set forth in the Asset Agreement and sell the Acquired Assets. Immediately thereafter, Reorganized SPFC shall consummate a transaction with Subscriber on the terms set forth in the Acquisition Agreement. The Old Common Stock of SPFC shall be canceled, and 10,000 shares of New Common Stock of Reorganized SPFC, constituting all of the Capital Stock of Reorganized SPFC, shall be issued to Subscriber.

5.2      SPFC.

5.2.1    CONTINUED CORPORATE EXISTENCE.

                  On the Effective Date, the Old Common Stock shall be canceled without any further action on the part of SPFC. The Holders of Old Common Stock shall have no rights arising from or related to the Old Common Stock.
Reorganized SPFC shall continue to exist on the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable state corporation law and without prejudice to any right to alter or terminate its existence (whether by merger or otherwise). After the Effective Date, Reorganized SPFC or any successor entity may operate its businesses, may use, acquire, and dispose of its property without supervision or approval by the Bankruptcy Court, and will be free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5.2.2 CERTIFICATE OF INCORPORATION AND BYLAWS OF REORGANIZED SPFC.

                  The Amended Certificate of Incorporation and the Bylaws of Reorganized SPFC shall be substantially in the form Filed with the Bankruptcy Court not later than five days before the Confirmation Date. The Amended Certificate of Incorporation shall, among other things, prohibit the issuance of nonvoting equity securities, to the extent required by Section 1123(a)(6) of the Bankruptcy Code and authorize the issuance of the New Common Stock. After the Effective Date, Reorganized SPFC or its successor may amend and restate the Amended Certificate of Incorporation or Bylaws as permitted by applicable law.

5.3      LIQUIDATING TRUST.

5.3.1    LIQUIDATING TRUST AGREEMENT.

                  SPFC shall enter into and perform a Liquidating Trust Agreement substantially in the form attached as Exhibit C to this Plan. The executed Liquidating Trust Agreement will be Filed at least five days before the Confirmation Date. The Liquidating Trust Agreement shall govern all aspects of the Liquidating Trust. The Liquidating Trust shall contain the Excluded Assets. The Liquidating Trustee shall keep a register of Beneficial Interests and shall record transfers of interests upon a Holder's providing the Liquidating Trustee with the information required under the Liquidating Trust Agreement. Confirmation shall constitute a determination, in accordance with Section 1145 of the Bankruptcy Code, that except with respect to an entity that is an underwriter as defined in Section 1145(b) of the Bankruptcy Code, Section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security do not apply to the offer or sale under this Plan of the Beneficial Interests in exchange for Claims against, Interests in, or claims for administrative expenses in the Chapter 11 Case. Nonetheless, if the Liquidating Trustee determines that registration and reporting under Securities Exchange Act of 1934 is required, the Liquidating Trustee will take steps to comply with those requirements.

(a)      LIQUIDATING TRUSTEE.

                  The Liquidating Trust shall have a Liquidating Trustee, which may be natural person or an entity.

                  Not less than ten business days before the Confirmation Date, the Committee may (i) File a notice setting forth the name and compensation of the initial Liquidating Trustee and (ii) serve the notice on SPFC, the United States trustee, and the Special Notice List. (The procedure by which any person may be added to the Special Notice List and thus receive the foregoing notice is set forth in Section 5.3.1(b) below, "Notices to Beneficiaries (Special Notice
List).") The Liquidating Trustee shall be responsible for administering assets of the Liquidating Trust, analyzing and if appropriate objecting to Claims, and prosecuting the Rights of Action, which shall be assigned to the Liquidating Trust. The Liquidating Trustee and, as appropriate, the Litigation Trustee, shall be deemed the Estate's representative in accordance with Section 1123(b)(3) of the Bankruptcy Code and may prosecute the Rights of Action for the benefit of the Beneficiaries. The Liquidating Trustee shall also be vested with SPFC's attorney-client privilege.

                  If the Committee fails to timely File a notice setting forth the name and compensation of the initial Liquidating Trustee, then (i) SPFC shall appoint an interim Liquidating Trustee from among its senior officers;
(ii) the interim Liquidating Trustee shall receive the same compensation and other benefits that the interim Liquidating Trustee had most recently received as a senior officer of SPFC; (iii) the Trust Committee may at any time File a notice setting forth the name and compensation of a proposed successor Liquidating Trustee, which notice shall be served on the Liquidating Trust, Reorganized SPFC, the United States trustee, and the Special Notice List and shall give not less than ten days' notice and opportunity for hearing regarding the appointment of the proposed successor Liquidating Trustee, (iv) the Trust Committee may select the interim Liquidating Trustee to serve as successor Liquidating Trustee, and (v) the interim Liquidating Trustee shall serve as Liquidating Trustee until the Bankruptcy Court enters a Final Order approving the appointment of the successor Liquidating Trustee and shall be eligible for appointment as Liquidating Trustee.

                  Any successor Liquidating Trustee shall be appointed in the manner set forth above and in the Liquidating Trust Agreement. The Liquidating Trustee may be removed in the manner set forth in the Liquidating Trust
Agreement. The Liquidating Trustee shall obtain a bond in an amount to be determined by the Committee or the Trust Committee, as appropriate, the cost of which shall be borne by the Liquidating Trust.

(b)      NOTICES TO BENEFICIARIES (SPECIAL NOTICE LIST).

                  To receive all pleadings and other notices regarding the Liquidating Trust, a Beneficiary shall: (1) prepare a written request to receive all pleadings and other notices regarding the Liquidating Trust, stating in the request the name and number of the Chapter 11 Case (In re Southern Pacific Funding Corporation, Case No. 398-37613-elp11); (2) File the request with the Clerk of the Bankruptcy Court, 1001 S.W. Fifth Avenue, Suite 700, Portland, Oregon 97204 (if the Chapter 11 Case remains open); and (3) mail a copy to the Liquidating Trustee. The persons who request such notices are collectively referred to herein as the "Special

Notice List." The right to receive notices to be sent to the Special Notice List shall terminate when a person on the Special Notice List ceases to be a Beneficiary.

(c)      TRUST COMMITTEE.

                  Oversight of the Liquidating Trustee (and the Litigating Trustee, if any is appointed) shall be the responsibility of a new committee, the "Trust Committee," which shall replace the Committee and shall consist of not more than seven and not fewer than three members who are Holders of Claims in Classes 5, 6, 7, or 8. The initial Trust Committee shall be selected by the Committee. To the extent practicable, the Trust Committee membership shall be representative of the Beneficiaries and shall consist of Holders of Claims of each of Classes 5, 6, 7, and 8. Any Trust Committee member may resign at any time, but the Trust Committee may take no action while it has fewer than three members. Trust Committee vacancies shall be filled by the members of the Trust Committee or, in the absence of Committee members, by the Liquidating Trustee.

                  Members of the Trust Committee may not be compensated for their services to the Liquidating Trust, but they shall be reimbursed for all reasonable out-of-pocket expenses, other than the fees and expenses of counsel to individual members of the Trust Committee.

                  The Liquidating Trustee shall consult with the Trust Committee in good faith regarding all material issues affecting the Liquidating Trust, including the resolution of Claims objections, the pursuit of Rights of Action, and the disposition of assets. Within 45 days after the Effective Date, and periodically thereafter, the Liquidating Trustee shall present to the Trust Committee, and seek the advice of the Trust Committee regarding, proposed budgets for the Liquidating Trust, setting forth expected receipts and disbursements for litigation, operations, and other purposes.

                  The Trust Committee initially shall operate under the Committee's bylaws and shall be subject to all pre-Confirmation confidentiality agreements and requirements applicable to the members of the Committee until such documents and agreements are redrafted. The term of the Trust Committee shall renew automatically for six-month periods, but the Trust Committee may, by majority vote of its members and written notice to the Office of the United States Trustee, the Liquidating Trustee, and the Special Notice List, agree to dissolve the Trust Committee. While the Trust Committee has fewer than three members, and after it dissolves, the Liquidating Trustee shall not be required to consult with the Trust Committee.

(d)      PROFESSIONALS AND CURRENT EMPLOYEES.

                  The Liquidating Trustee shall have the authority, on behalf of the Liquidating Trust, to employ and compensate attorneys, accountants, investment advisers, and other professionals (including a registrar to maintain the registry of Beneficiaries and a disbursing agent to make payments) as determined from time to time without Bankruptcy Court approval, unless the Trust Committee or ten Beneficiaries request a Bankruptcy Court hearing on the allowance of such fees within ten days after mailing of notice to the Trust Committee and the Special Notice List of the proposed payment, but compensation or reimbursement of expenses for any services rendered after the Effective Date in connection with any applications for compensation or reimbursement pending on the Effective Date or Filed and served after the Effective Date with respect to services rendered or costs incurred before the Effective Date shall be paid only in accordance with Section 2.1.3 above.

                  The Trust Committee may, with Bankruptcy Court approval, employ Professionals for specified special purposes. The Liquidating Trustee shall pay the fees and expenses of such Professionals for such services without Bankruptcy Court approval, unless the Liquidating Trust or ten Beneficiaries request a Bankruptcy Court hearing on the allowance of such fees and expenses within ten days after mailing of the request for payment to the Liquidating Trust and the Special Notice List.

                  To assist in the transition from SPFC to the Liquidating Trust, current management shall be employed by the Liquidating Trust as consultants on the terms of employment as of the Confirmation Date for the following periods: E. James Hedemark through September 15, 1999; Kevin D. Padrick through September 15, 1999; Timothy A. Breedlove through September 15, 1999; and Wendy Beth Oliver through September 1, 1999. The Liquidating Trustee, in his or her sole discretion, may by agreement extend the periods of employment and/or renegotiate the contracts with these consultants, but in no event except by mutual agreement may the periods or terms of employment of these consultants be reduced.

                  The Liquidating Trust shall assume and perform SPFC's obligations to pay to employees all accrued salaries, wages, benefits, and other amounts that have accrued from the Petition Date through the Effective Date, including such payments as authorized by the Order Authorizing Payment of (1) Employee Severance Plan and (2) Retention Plan, as amended or modified by the Bankruptcy Court ("Severance and Retention Order"). Each employee of SPFC on the Effective Date shall become an employee of the Liquidating Trust on the terms and conditions of the employee's employment by SPFC and with the benefits that SPFC had accorded the employee. The unpaid portion of the retention and/or severance payment due to each employee shall be paid on the earlier of September 15, 1999, or the date on which the employee becomes entitled to receive that payment in accordance with the Severance/Retention Order. The Liquidating Trust shall reserve sufficient funds to make all retention payments due to former employees of SPFC. James E. Hedemark shall be entitled to disburse or cause to be disbursed all retention payments due to former SPFC employees employed by the Liquidating Trust in accordance with the severance and retention plan approved by the Bankruptcy Court. Confirmation of this Plan shall constitute approval to make such disbursements without further approval.

(e)      AUTHORITY OF LIQUIDATING TRUSTEE.

                  Except as otherwise expressly limited in the Liquidating Trust Agreement and in subsection (g) below, the Liquidating Trustee shall have, without prior or further authorization, control and authority over the trust assets, including the Rights of Action, over the management and disposition thereof (including any transfer of trust assets that does not constitute a disposition), and over the management and conduct of the business of the Liquidating Trust to the same extent that the Liquidating Trustee would have if the Liquidating Trustee were the sole owner thereof in his or her own right. The Liquidating Trustee shall exercise his or her judgment for the benefit of the Beneficiaries in order to maximize the value of Distributions, giving due regard to the cost, risk, and delay of any course of action, but giving no regard to the subordination of the Class 6 Subordinated Notes Claims to the Class 5 Senior Notes Claims and the Class 7 Senior Unsecured Claims.

                  In connection with the management and use of the trust assets, the Liquidating Trustee's powers, except as otherwise expressly limited in the Liquidating Trust Agreement, may include, but shall not be limited to, the following: (i) to accept the trust assets transferred from SPFC, to pursue the liquidation and marshaling of the trust assets, and to preserve and protect the trust assets; (ii) to make or cause to be made Distributions of the trust assets in accordance with the terms of the Liquidating Trust Agreement; (iii) to liquidate and distribute trust assets or any part thereof or any interest therein, for Cash or on such terms and for such consideration as it deems proper; (iv) to engage in all acts that would constitute ordinary performance of the obligations of the trustee under a liquidating trust; (v) to enforce the payment of notes or other obligations of any person or to make contracts with respect thereto; (vi) to purchase insurance with such coverage and limits as it deems desirable, including, without limitation, insurance covering liabilities of the Liquidating Trustee or employees or agents of the Liquidating Trust incurred in connection with their services to the trust; (vii) to appoint, engage, employ, supervise, and compensate officers, employees, and other persons as may be necessary or desirable, including managers, consultants, accountants, technical, financial, real estate, or investment advisers or managers, attorneys, agents or brokers, corporate fiduciaries or depositaries, and the registrar and transfer agent, subject to subsection (d) above; (viii) to invest and reinvest Cash available to the trust, pending Distribution, and to liquidate such investments; (ix) to execute, deliver, and perform any closing agreement made with the Internal Revenue Service (x) to determine of ascertainment of income and principal, the apportionment of income and principal, the apportionment between income and principal of all receipts and disbursements, and the selection of an annual accounting period; (xi) to provide for reserves to pay expenses of or Distributions from the Liquidating Trust, including Administrative Expenses and Priority Tax Claims, and (xii) to execute, deliver, and perform such other agreements and documents and to take or cause to be taken any and all such other actions as it may deem necessary or desirable to effectuate and carry out the purposes of the Liquidating Trust Agreement.

(f)      APPOINTMENT OF LITIGATING TRUSTEE.

                  The Liquidating Trustee may with the approval of the Bankruptcy Court appoint a Litigating Trustee based on a showing that the appointment is reasonably necessary for the pursuit of the Rights of Action and that the compensation to be paid for the services of both the Liquidating Trustee and the Litigating Trustee will be reasonable. The Liquidating Trustee shall give not less than ten days' notice of the proposed appointment of a Litigating Trustee to the Trust Committee and the Special Notice List. If the Liquidating Trustee has not appointed a Litigating Trustee, or if any appointed Litigating Trustee resigns, references in this Plan to the Litigating Trustee shall mean the Liquidating Trustee.

(g)      APPROVAL OF SALES OF ASSETS AND SETTLEMENTS.

                  Except as limited in this Section 5.3 and in Section 5.4, the Liquidating Trustee shall be responsible for and shall have the authority to sell or otherwise dispose of Trust assets, to make determinations with respect to objecting to and settling all Claims against SPFC and the

Trust, and to prosecute or settle all Rights of Action, except that if a Litigating Trustee has been appointed in accordance with Section 5.3.1(g), the Litigating Trustee shall be responsible for and shall have the authority to prosecute or settle all Rights of Action. The Liquidating Trustee may not sell or otherwise dispose of an asset worth more than $50,000 but not more than $500,000 or settle any Claim against SPFC or the Trust or any Right of Action in excess of $50,000 but not more than $500,000 without either obtaining the Trust Committee's consent or giving 15 days' notice and an opportunity for hearing to the Special Notice List in accordance with the procedure applicable to SPFC before the Confirmation Date, and if a timely objection to the proposed settlement is filed, obtaining a Bankruptcy Court order approving the sale, disposition, or settlement; and the Liquidating Trustee may not sell or otherwise dispose of an asset worth more than $500,000 or settle any Claim against SPFC or the Trust or any claim or cause of action of SPFC or the Trust in excess of $500,000 without giving 15 days' notice and an opportunity for hearing to the Trust Committee and the Special Notice List in accordance with the procedure applicable to SPFC before the Confirmation Date, and if a timely objection to the proposed settlement is filed, obtaining a Bankruptcy Court order approving the settlement. The Liquidating Trustee may sell or otherwise dispose of any Trust asset not worth more than $50,000 or settle any Claim against SPFC or the Liquidating Trust or any Right of Action of not more than $50,000 without obtaining the Trust Committee's consent or giving any notice.

                  If the Chapter 11 Case has been Finally Closed, any hearing referred to in this SECTION 5.3.1(G) shall be held in a court of competent jurisdiction or in accordance with the Case Closure Order.

(h)      TERM OF LIQUIDATING TRUST.

                  The Liquidating Trust shall terminate upon the Distribution of all assets held in trust, but not later than five years after the Effective Date. Notwithstanding, the Liquidating Trustee may, if it is in the best interest of the Beneficiaries, and subject to the approval of the Bankruptcy Court (or another court of competent jurisdiction if the Chapter 11 Case has been closed) based on a finding that an extension is necessary to the liquidating purpose of the Liquidating Trust, extend the term of the Liquidating Trust for one or more finite terms based upon the particular facts and circumstances at that time (each, an "Extension Period"), provided that each Extension Period is approved by the Bankruptcy Court (or a court of competent jurisdiction if the Chapter 11 Case has been Finally Closed) within the first six months of the Extension Period. If permitted under the applicable law and not contrary to the classification of Liquidating Trust as a pass-through entity under applicable income tax law, and if in the best interests of the Beneficiaries, the Liquidating Trust may distribute interests in the assets of the Liquidating Trust or distribute the Liquidating Trust's assets to another entity and then distribute interests in that entity to the Beneficiaries.

5.3.2    ADDITIONAL COVENANTS AGREEMENT.

                  Pursuant to the Acquisition Agreement, Reorganized SPFC, Buyer, Subscriber, and the Liquidating Trust shall enter into and perform the Additional Covenants Agreement.

5.3.3    FEDERAL INCOME TAX MATTERS.

                  The Liquidating Trustee will treat the Liquidating Trust as a liquidating trust pursuant to Treasury Regulation Section 301.7701-4(d). For federal income tax purposes, SPFC, the Liquidating Trustee and the Beneficiaries shall treat the transfer of the Trust Assets to the Liquidating Trust as a transfer of such Trust Assets to the Beneficiaries followed by a nontaxable contribution by the Beneficiaries of such Trust Assets to the Liquidating Trust. For federal income tax purposes, the Beneficiaries will be treated as the
Liquidating Trust's grantors and deemed owners (in proportion to their interests) of the Liquidating Trust Assets. The Liquidating Trustee is authorized to take any action as may be necessary or appropriate to minimize any potential tax liability of the Beneficiaries arising out of the operations of the Liquidating Trust. The Liquidating Trustee shall file in a timely manner all such tax returns as are required by applicable law (Treas. Reg. 1.671-4(a)) by virtue of the existence and operations of the Liquidating Trust and pay any taxes shown as due thereon. The Liquidating Trustee shall prepare and distribute to Beneficiaries reports regarding any income, gain, deduction, credit, or loss of the Liquidating Trust as are required by applicable law and, in addition thereto, the Liquidating Trustee shall, not less often than annually, provide to Beneficiaries such information as is appropriate or necessary to enable the Beneficiaries to determine their respective tax obligations, if any, arising out of the operations of the Liquidating Trust. The Liquidating Trustee shall treat all trust income as subject to tax on a current basis. The Liquidating Trust shall distribute, at least annually, all trust income and liquidation proceeds to the Beneficiaries, after payment of expenses and liabilities, less the Reserves and reasonably necessary reserves for expenses and other Liquidating Trust Costs. The Beneficiaries shall each report their share of the net income of the Liquidating Trust and pay any tax owing thereon on a current basis.

                  The aggregate value of the Excluded Assets shall be determined by SPFC and the Liquidating Trustee shortly after the Effective Date and reported to each Beneficiary. The value of the transferred property (the Excluded Assets less liabilities assumed by the Liquidating Trust) shall be consistently reported for federal income tax purposes by SPFC, the Liquidating Trust, and the Beneficiaries.

                  For federal income tax purposes, the transfer of property from SPFC to the Liquidating Trust shall be a taxable transaction to SPFC. Any tax liability incurred by SPFC as a result of the transfer shall be paid by the Liquidating Trust in accordance with Section 5.4 below.

                  The Liquidating Trust shall distribute, at least annually, all trust income (including investment income) and liquidation proceeds to the Beneficiaries, after payment of expenses and liabilities, less reasonably necessary reserves for expenses. The Beneficiaries shall each report their share of the net income of the Liquidating Trust and pay any tax owing thereon on a current basis.

5.4      POST-CONFIRMATION TAXES.

5.4.1    1999 TAXABLE YEAR.

                  For the 1999 taxable year:

(a) Unless advised otherwise by Subscriber before the Effective Date, Reorganized SPFC shall become a member of a group of corporations filing a consolidated federal income tax return effective on or immediately after the Closing Date (or under federal and any applicable state income tax laws, SPFC's taxable year shall end on the Closing Date with respect to such taxing jurisdictions), and:

(i) The taxable income of SPFC for the period from January 1, 1999, through and including the Closing Date (the "Short Year") shall be referred to as the "Short-Year Income";

(ii) The Liquidating Trust shall, on behalf of SPFC, timely file (including any applicable extensions) all tax returns for a taxable year of the SPFC that ends on the Closing Date (the "Short-Year Returns"), and the Liquidating Trust shall make reasonable efforts to file these returns by November 1, 1999, even if not legally required to do so. Reorganized SPFC shall have a reasonable opportunity to review and provide comments on the federal, California, and Oregon Short-Year Returns before they are filed;

(iii) The Liquidating Trust shall be liable for paying the tax (and interest and penalties, if any) on the Short-Year Income in each jurisdiction for which a Short-Year Return is to be filed (the "Short-Year Tax"), and its liability for the Short-Year Tax shall be allowed as a Claim against the Estate and shall be treated as an Administrative Expense in accordance with Section 2.1.4; and

(iv) Reorganized SPFC shall be discharged from any obligation to pay the Short-Year Tax.

(b) If Reorganized SPFC is not a member of a consolidated (or equivalent) tax filing group effective on or immediately after the Closing Date in any applicable taxing jurisdiction, or if the Closing Date is not the last day of the SPFC's taxable year for tax purposes, then Reorganized SPFC shall prepare and file its 1999 tax returns in a timely fashion (taking into account extensions), shall be responsible to pay taxes due for such taxable year to the extent provided in this paragraph, and shall provide the Liquidating Trust with notice of such filing. In such event, the Liquidating Trust's liability for paying the tax in respect of the 1999 taxable year shall be limited to the amount of Reorganized SPFC's incremental additional tax liability for the 1999 taxable year over the tax liability that would have resulted had the Closing Date been the last day of a Short Year (the "Deemed Short Year") taking into account for federal income tax purposes only the extent to which Reorganized SPFC's Tax Attributes are affected (adversely or otherwise) by taxable income in respect of the Deemed Short Year. Accordingly, for avoidance of doubt, if Reorganized SPFC's tax liability is not greater for taxable year 1999 than it would have been had the Deemed Short Year been a Short Year and Reorganized SPFC's Tax Attributes are not adversely affected in respect of Deemed Short Year income, then the Liquidating Trust shall not have any liability for Reorganized SPFC's 1999 taxable income. For state (and local) income tax purposes, the liability of the Liquidating Trust for taxes in any jurisdiction under this paragraph (b) shall not exceed the liability for taxes that would have been owing if the Deemed Short Year had actually been a separate taxable year of SPFC.

5.4.2    TAXABLE YEARS BEFORE 1999.

                  The Liquidating Trust shall request a prompt determination of the state and federal prepetition tax liabilities of SPFC pursuant to Section 505(a) of the Bankruptcy Code for any tax year ending after June 15, 1996 (the day after the effective date of SPFC's initial public offering). The Liquidating Trust shall pay (on behalf of SPFC) any tax that SPFC is obligated to pay as a result of any such determinations, as provided in Section 2.2, and Reorganized SPFC shall pay to the Liquidating Trust any tax refunds it receives as a result of any such determinations.

5.4.3    TAXES, GENERALLY.

                  The Liquidating Trust, pursuant to Section 505(b) of the Bankruptcy Code, shall request a prompt determination of any unpaid liability of SPFC for any tax incurred during the administration of the Bankruptcy Case with respect to its 1998 taxable year and (if applicable) the Short Year, and the Liquidating Trust shall be liable to pay any taxes (and interest and penalties, if any) with respect to such taxable years.

                  Reorganized   SPFC  and  the   Liquidating   Trust   may  both
participate in all material aspects of the federal income tax audits with respect to SPFC and the Acquired Assets for any taxable year beginning after June 14, 1996 (the effective date of SPFC's initial public offering) and ending on or before December 31, 1998 (except that the Liquidating Trust shall have no right to participate in any audit of a tax year unless it is responsible to pay a portion of the tax due with respect to such tax year), and each shall provide the other with contemporaneous notice of any communication with the relevant tax authorities (as set forth in the Additional Covenants Agreement). The Liquidating Trust shall consult with Reorganized SPFC before making or accepting any proposed settlement with respect to SPFC or the Acquired Assets in connection with taxable years beginning before the Closing Date that reasonably would affect Reorganized SPFC. Notwithstanding the foregoing, the Liquidating Trust shall make final decisions with respect to tax settlements for taxable years ending on or before the Closing Date and Reorganized SPFC shall make the final decisions with respect to tax settlements for taxable years ending after the Closing Date.

                  The Liquidating Trust shall assume any and all liability for taxes payable by SPFC in connection with SPFC's operations and subsidiaries located outside of the United States prior to and including the Closing Date, including, without limitation, any tax liability in excess of amounts reported on SPFC's tax returns and Reorganized SPFC shall be discharged from any such liability.

                  A nationally recognized accounting firm selected by Subscriber and reasonably acceptable to the Liquidating Trust (the "Tax Expert") shall finally decide all disputes and controversies with respect to this Section 5.4 by submission of a reasonably detailed written decision. The Tax Expert, before reaching any such decision, must allow the Liquidating Trust and Subscriber a reasonable opportunity to provide information and respond to issues.

5.5      VESTING OF ASSETS; PRESERVATION OF RIGHTS.

                  Except as otherwise provided in this Plan or in the Confirmation Order, on and after the Effective Date, the Acquired Assets shall vest in Reorganized SPFC free and clear of all Claims, liens, charges, other encumbrances, and Interests.

                  Except  as   otherwise   provided  in  this  Plan  or  in  the
Confirmation Order, on and after the Effective Date, all Excluded Assets, including all Rights of Action and the attorney-client privilege, shall vest in and be assigned to the Liquidating Trust free and clear of all Claims, liens, charges, other encumbrances, and Interests.

                  In accordance with Section 1123(b)(3) of the Bankruptcy Code, the Liquidating Trust shall receive from SPFC and Reorganized SPFC and may enforce the Rights of Action and exercise all other rights of a trustee or debtor in possession under the Bankruptcy Code. The Liquidating Trust or its successors may pursue the Rights of Action in accordance with the best interests of the Beneficiaries and without regard to the Confirmation or the terms of the Disclosure Statement. The Liquidating Trustee shall have the right and power to object to proofs of Claim or interest or Claims deemed allowed under Section 1111(a) of the Bankruptcy Code on any ground, including the grounds set forth in
Section 502 of the Bankruptcy Code, and shall be the Estate's representative pursuant to Section 1123(b)(3) of the Bankruptcy Code. Without limitation, the Liquidating Trust shall have the right to pursue all Rights of Action against the persons listed in Schedule I and to object to all proofs of Claim that exceed the amount set forth in the Schedules as the amount of the Claim held by the claimant, including the proofs of Claim set forth in Schedule III. SPFC reserves and the Liquidating Trust shall receive from SPFC and may pursue all Rights of Action and may object to all proofs of Claim without regard to whether the persons against whom the Rights of Action may be asserted are listed in
Schedule I to the Plan or the proofs of Claim to which the Liquidating Trust objects are listed in Schedule III to the Plan.

5.6      AUTHORITY.

                  The Confirmation Order shall constitute sufficient evidence of the Liquidating Trustee's authority to convey, transfer, or otherwise dispose of property of the Liquidating Trust, including the Rights of Action, without further order of the Bankruptcy Court.

5.7 EMPLOYMENT AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS OF THE LIQUIDATING TRUST.

                  As of the Effective Date, the Liquidating Trust shall have the authority to (a) enter into employment agreements with former employees of SPFC and (b) implement welfare benefit plans and other incentive plans in which employees of the Liquidating Trust may be eligible to participate. Such agreements and plans may include bonus and other incentive plans.

5.8 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES.

                  The Chairman of the Board and Chief Executive Officer or the President of SPFC or Reorganized SPFC or the Liquidating Trustee, as applicable, may execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The Secretary or any Assistant Secretary of SPFC, Reorganized SPFC, or the Liquidating Trustee, as applicable, may certify or attest to any of the foregoing actions. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, Distribution, transfer, or exchange of the New Common Stock shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                   ARTICLE VI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1      EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED.

6.1.1    ASSUMPTIONS GENERALLY.

                  On the Effective Date, pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code, SPFC shall (a) assume each executory contract and unexpired lease listed in Schedule IV to this Plan and (b) assume and assign to the Liquidating Trust each executory contract and unexpired lease listed in
Schedule V to this Plan. Schedules IV and V to this Plan may be amended or supplemented by an amendment or amendments filed with the Bankruptcy Court on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions described in this Section
6.1.1 pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code, as of the Effective Date. In addition, notwithstanding any other provision of this Plan, Reorganized SPFC and the Liquidating Trust may assume or assume and assign any executory contract or unexpired lease listed in Schedule VI by motion filed within 60 days after the Effective Date.

6.1.2    CURE OF DEFAULTS.

                  The Confirmation Order shall constitute an order of the Bankruptcy Court determining that as of the Confirmation Date there exist no defaults under any assumed executory contracts or unexpired leases other than those listed in Schedules IV and V. Parties to assumed executory contracts and unexpired leases shall be forever barred from asserting the existence of any defaults other than those listed in Schedules IV and V.

                  Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, at the option of Reorganized SPFC (with respect to executory contracts or unexpired leases that have been assumed and not assigned) or the Liquidating Trust (with respect to executory contracts and unexpired leases that have been assumed and assigned to the Liquidating Trust): (a) by payment of the default amount in Cash on the Effective Date or as soon thereafter as is practicable (b) by the giving of adequate assurance of future performance or

(c) on such other terms as are agreed to by Reorganized SPFC or the Liquidating Trust, as appropriate, and the other parties to the executory contract or unexpired lease. If the nondebtor party to the contract or lease disputes: the amount of any cure payments; the ability of the assignee to provide "adequate assurance of future performance" (within the meaning of Section 365(b)(1) of the Bankruptcy Code) under the contract or lease to be assumed; or any other matter pertaining to assumption, then (x) the nondebtor party to the contract or lease shall be forever barred from asserting the dispute unless that party Files an objection to the proposed assumption or assignment within 30 days after the Confirmation Date, and (y) the cure payments or other method of providing adequate assurance of future performance required by Section 365(b)(1) of the Bankruptcy Code shall be made (i) on the Confirmation Date or (ii) upon entry of a Final Order resolving the dispute and approving the assumption or assignment, whichever is later.

6.2      EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED.

6.2.1    REJECTION GENERALLY.

                  Except as otherwise provided in this Plan, the Confirmation Order, any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, or a prior Bankruptcy Court order, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, SPFC shall reject each executory contract and unexpired lease not previously assumed with the approval of the Bankruptcy Court or assumed under Section 6.1 above. Without limitation, SPFC shall reject the executory contracts and unexpired leases set forth in Schedule V. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date. SPFC shall reject each contract and lease listed in Schedule VI 60 days after the Effective Date unless a motion to assume or to assume and assign the contract or lease has been Filed before the end of the 60-day period. Each contract and lease shall be rejected only if and to the extent that it constitutes an executory contract or unexpired lease.

6.2.2    BAR DATE FOR REJECTION DAMAGES.

                  If the rejection of an executory contract or unexpired lease, including the Senior Indenture or the Subordinated Indenture, gives rise to a Claim by the other party or parties to the contract or lease, the Claim shall be forever barred and shall not be enforceable against the Liquidating Trust unless a proof of Claim is Filed and served on the Liquidating Trust and counsel for the Liquidating Trust within 30 days after the Effective Date or, with respect to the contracts and leases listed in Schedule VI, by the earlier of 90 days after the Effective Date or 30 days after the date of any rejection; any settlement between SPFC and the Holders of the Class 14 Claims shall govern the treatment of those Claims. A timely Filed Claim arising from rejection of an executory contract or unexpired lease shall be treated as a Claim in the appropriate Class.

6.3      OCEANMARK BANK, FSB.

                  The determination whether SPFC has material unperformed obligations under certain contracts between SPFC and Oceanmark Bank, FSB ("OMB"), causing such contracts to be executory, shall be made by the Bankruptcy Court in the following adversary proceeding pending in the Bankruptcy Court, Southern Pacific Funding Corporation v. Oceanmark Bank, F.S.B., et al., Adversary Proceeding No. 99-3046-elp, or in such other action or contested matter as the Bankruptcy Court shall determine ("OMB Proceeding"). Notwithstanding Section 6.1, not later than 30 days after entry of the Final Order in the OMB Proceeding determining whether SPFC has material unperformed obligations to OMB under such contracts, and thus whether they are executory, SPFC may File a motion for authority to assume any executory contract between SPFC and OMB ("OMB Contract"). In the absence of a timely Filed motion to assume any OMB Contract, all OMB Contracts shall be deemed rejected to the extent they are executory.

                                  ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

7.1      DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

7.1.1    DELIVERY OF DISTRIBUTIONS IN GENERAL

                  Distributions to Holders of Allowed Claims or Interests shall be made at the addresses set forth in the proof of claim or interest Filed by the Holder or, if none has been Filed, in the Schedules or other records of Reorganized SPFC or the Liquidating Trust, as applicable, at the time of the Distribution.

7.1.2    UNDELIVERABLE DISTRIBUTIONS.

                  If the Distribution to any Holder of an Allowed Claim is returned to the Liquidating Trust as undeliverable, the Liquidating Trustee shall use reasonable efforts to determine the Holder's then-current address, and no further Distributions shall be made to the Holder unless and until the
Liquidating Trustee learns of the Holder's then-current address or the Liquidating Trust is notified in writing of the Holder's then-current address. Undeliverable Distributions shall remain in the possession of the Liquidating Trust until such time as a Distribution becomes deliverable, but not more than two years after the Effective Date. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the Liquidating Trust for the benefit of the potential claimants of the funds, and shall be accounted for separately. The Liquidating Trust shall invest the Cash in a manner consistent with the Liquidating Trust Agreement.

                  Any Holder of an Allowed Claim that does not assert a Claim pursuant to this Plan for an undeliverable Distribution within two years after the Effective Date shall have its Claim for the undeliverable Distribution discharged and shall be forever barred from asserting any such Claim for an undeliverable Distribution against the Liquidating Trust. In such cases, any Cash held for Distribution on account of the Claims for undeliverable
Distributions shall be the property of the Liquidating Trust, free of any restrictions thereon. Notwithstanding the foregoing, the Liquidating Trustee shall attempt to locate missing holders of Allowed Claims by checking a national address directory either through the Internet or commercially available CD-ROM package.

7.2      DISTRIBUTION RECORD DATE.

         As of the close of business on the Distribution Record Date, the transfer registers for the Notes shall be closed. The Liquidating Trust shall have no obligation to recognize the transfer of any Notes occurring after the Distribution Record Date and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date. Concurrently with Confirmation, SPFC shall seek a Bankruptcy Court order directing Holders of record as of the Distribution Date to identify Beneficiaries or Beneficial Holders.

7.3      MEANS OF CASH PAYMENTS.

                  Cash payments made pursuant to this Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Liquidating Trust or by wire transfer from a domestic bank, at the option of the Liquidating Trust, but Cash payments to foreign creditors may be made, at the option of SPFC or the Liquidating Trust, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

7.4      COMPLIANCE WITH TAX REQUIREMENTS.

                  In connection with this Plan, to the extent applicable, the Liquidating Trust shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions
pursuant  to  this  Plan  shall  be  subject  to   withholding   and   reporting
requirements. The Liquidating Trust may take any and all actions that may be necessary or appropriate to comply with withholding and reporting requirements.

                  Notwithstanding any other provision of this Plan: (i) each Holder of an Allowed Claim that is to receive a Distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of the Distribution; and (ii) no Distribution may be made to or on behalf of the Holder pursuant to this Plan unless and until the Holder has made arrangements satisfactory to the Liquidating Trust for the payment and satisfaction of the tax obligations. Any Cash to be distributed pursuant to this Plan shall, pending the implementation of such arrangements, be treated as an undeliverable Distribution pursuant to
Section 7.1.2 above.

7.5      SETOFFS.

                  The Liquidating Trust, pursuant to Section 553 of the Bankruptcy Code or applicable nonbankruptcy law, may offset any Allowed Claim and the Distributions to be made pursuant to this Plan on account of the Claim (before any Distribution is made on account of the Claim) against the Claims, rights, and causes of action of any nature that SPFC or the Liquidating Trust may hold against the Holder of the Claim. Neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by SPFC or the Liquidating Trust of any such Claims, rights, and causes of action that SPFC or the Liquidating Trust may possess against the Holder.

7.6      SENIOR INDENTURE AND SUBORDINATED INDENTURE.

                  Subject to Section 3.6, without further action on the part of SPFC, on the Effective Date, the Senior Indenture and Subordinated Indenture shall be terminated and canceled, and the obligations of the Indenture Trustees thereunder to both SPFC and the Holders of Notes shall be discharged. The Liquidating Trust shall make the Distributions to the Holders of Class 3 Senior Secured Notes Claims, the Class 5 Senior Notes Claims, and the Class 6 Subordinated Notes Claims.

7.7      SENIOR NOTES AND SUBORDINATED NOTES.

                  Except for the obligations to make Distributions under the Plan, the Senior Notes and the Subordinated Notes shall be canceled on the Effective Date. Notwithstanding the foregoing, the certificates evidencing the Notes shall not be canceled, but shall be surrendered solely to reflect the cancellation of Claims under the Plan in exchange for the Distributions from the Liquidating Trust. Any record Holder of a certificate evidencing a Senior Note or Subordinated Note that is also a Beneficial Holder of a Claim of Classes 3, 5, or 6 shall surrender the certificate to the Liquidating Trustee. No such Holder will receive Distributions unless the certificate is surrendered before two years after the Effective Date.

                                  ARTICLE VIII

         PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS

8.1      NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS OR INTERESTS.

                  Notwithstanding any other provisions of this Plan, no payments or Distributions shall be made, or Beneficial Interests allocated on account of a Disputed Claim until the Claim becomes an Allowed Claim. The Liquidating Trust shall maintain Reserves on account of Disputed Claims.

8.2      RESOLUTION OR ESTIMATION OF CLAIMS.

                  The Liquidating Trust may request at any time that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to
Section 502(c) of the Bankruptcy Code, regardless of whether any party has previously objected to the Claim or the Bankruptcy Court has ruled on any the objection. The Bankruptcy Court shall retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of the Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trust may elect to pursue any supplemental proceedings to object to any ultimate payment on account of the Claim. All of these objection, estimation, and resolution procedures are cumulative and not necessarily exclusive of one another.

8.3      DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE ALLOWED.

                  Distributions shall be made on account of Disputed Claims that have become Allowed Claims to the same extent as previous Distributions on account of Allowed Claims.

                                   ARTICLE IX

       CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THIS PLAN

9.1      CONDITIONS TO CONFIRMATION.

                  The Bankruptcy Court may not enter the Confirmation Order unless the Confirmation Order is acceptable in form and substance to SPFC, Buyer, Goldman, and Subscriber.

9.2      CONDITIONS TO EFFECTIVE DATE.

                  This Plan may not be confirmed and the Effective Date may not occur unless and until each of the following conditions has been satisfied or duly waived pursuant to Section 9.3 below:

(a) The Confirmation Order shall authorize and direct SPFC and the Liquidating Trust to take all actions necessary or appropriate to enter into, implement, and consummate the agreements or documents necessary or desirable in connection with this Plan and the Acquisition Transaction.

(b) The Confirmation Order shall have become a Final Order.

(c) The parties to the Acquisition Transaction shall be prepared to consummate it concurrently with entry of the Confirmation Order.

9.3      WAIVER OF CONDITIONS.

                  The conditions to Confirmation and the Effective Date, other than the condition set forth above in Section 9.2, paragraph (a), may be waived in whole or in part by SPFC at any time, without notice, an order of the Bankruptcy Court, or any further action other than proceeding to Confirmation and consummation of this Plan. The failure to satisfy or waive any condition may be asserted by SPFC regardless of the circumstances giving rise to the failure of the condition to be satisfied (including any action or inaction by SPFC). The failure of SPFC to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

9.4      EFFECT OF NONOCCURRENCE OF CONDITIONS TO EFFECTIVE DATE.

                  Each of the conditions to consummation of the Acquisition Transaction and the Effective Date must be satisfied or duly waived, as provided above, within 30 days after the Confirmation Date unless SPFC extends this time for a period not exceeding 90 days. If each condition to the Effective Date has not been satisfied or duly waived pursuant to Section 9.3, within 90 days after the Confirmation Date, then upon motion by any party in interest made before the time that each condition has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court. Notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting the motion. If the Confirmation Order is vacated pursuant to this
Section 9.4, this Plan shall be deemed null and void in all respects, including the discharge of Claims and termination of Interests pursuant to Section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases pursuant to Article VI above, and nothing contained in this Plan shall (a) constitute a waiver or release of any Claims by or against, or any Interests in, SPFC or (b) prejudice in any manner the rights of SPFC.

                                   ARTICLE X

              CONFIRMABILITY AND SEVERABILITY OF PLAN AND CRAMDOWN

10.1     CONFIRMABILITY AND SEVERABILITY OF PLAN.

                  SPFC reserves the right to modify, revoke, or withdraw this Plan, as it applies pursuant to Sections 13.2 and 13.3 below. A determination by the Bankruptcy Court that this Plan is not confirmable pursuant to Section 1129 of the Bankruptcy Code shall not limit or affect SPFC's ability to modify this Plan to satisfy the confirmation requirements of Section 1129 of the Bankruptcy Code.

10.2     CRAMDOWN.

                  SPFC requests Confirmation under Section 1129(b) of the Bankruptcy Code if any Impaired Class does not accept this Plan pursuant to
Section 1126 of the Bankruptcy Code. In that event, SPFC reserves the right to modify this Plan to the extent, if any, that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE XI

 DISCHARGE OF CLAIMS, TERMINATION OF INTERESTS, INJUNCTION, AND INDEMNIFICATION

11.1 DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS.

                  Except as provided in this Plan or the Confirmation Order, the rights afforded under this Plan and the treatment of Claims under this Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims, including any interest accrued on and fees due the Holders of Claims from the Petition Date. Except as provided in this Plan or the Confirmation Order, Confirmation shall: (a) discharge SPFC and Reorganized SPFC from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of Claim based on the debt is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (ii) a

Claim based on the debt is Allowed pursuant to Section 502 of the Bankruptcy Code, or (iii) the Holder of a Claim based on the debt has accepted this Plan; and (b) terminate all Interests and other rights of the Holders of Old Common Stock. Except as provided in this Plan or the Confirmation Order, all obligations undertaken in this Plan are obligations of the Liquidating Trust and not of Reorganized SPFC.

                  As of the Confirmation Date, except as provided in this Plan or the Confirmation Order, all entities shall be precluded from asserting against SPFC, Reorganized SPFC, or the Liquidating Trust, their successors, or their property, any other or further Claims, debts, rights, causes of action, liabilities, or equity interests based on any act, omission, transaction, or other activity of any nature that occurred before the Confirmation Date. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts against SPFC and termination of all such Interests and other rights of Old Common Stock, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and the discharge shall void any judgment obtained against SPFC at any time, to the extent that the judgment relates to a discharged Claim or terminated Interest.

11.2     INJUNCTION RELATED TO DISCHARGED CLAIMS AND TERMINATED INTERESTS.

                  Except as provided in this Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold, or may hold a Claim or other debt that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of this Plan, are permanently enjoined from taking any of the following actions against SPFC, Reorganized SPFC, the Liquidating Trust, or their respective property, on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (c) creating, perfecting, or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to SPFC, Reorganized SPFC, or the Liquidating Trust; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan.

11.3 LIMITATION OF LIABILITY IN CONNECTION WITH THIS PLAN, DISCLOSURE STATEMENT, AND RELATED DOCUMENTS.

                  The Plan  Participants  shall not incur any  liability  to any entity, including specifically any Holder of a Claim or Interest, for any act taken or omitted to be taken after the Petition Date in connection with or related to the formulation, preparation, dissemination, implementation,
Confirmation, or consummation of this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with this Plan, the Disclosure Statement, or the Confirmation Order, including solicitation of acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, other than actions or omissions arising from gross negligence, willful misconduct, or ultra vires acts. This Section 11.3 shall not apply to any person or entity listed in
Schedule I-A.

11.4 EFFECT OF PROPERTY RECEIVED FROM SOURCES OTHER THAN SPFC OR LIQUIDATING TRUST.

                  If and to the extent that the Holder of a Claim or Interest receives property other than from SPFC or the Liquidating Trust on account of the Holder's Claim or Interest, and if the Holder is entitled to retain that property as against SPFC, the Estate, and the Liquidating Trust, then Confirmation shall not determine the rights among that Holder and other persons with respect to such property, but the property shall reduce the amount of the Claim or Interest, except to the extent that the payor of the property is subrogated to the rights of the Holder.

                                  ARTICLE XII

                       RETENTION OF JURISDICTION; CLOSURE

12.1     RETENTION OF JURISDICTION.

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Case after the Effective Date, including jurisdiction to:

(a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense, the resolution of any objections to the allowance or priority of Claims or Interests, and the determination of the amount or legality of any tax or of any fine or penalty relating to a tax or any addition to tax of SPFC, Reorganized SPFC, or the Liquidating Trust;

(b)  Grant  or  deny  any   applications   for  allowance  of   compensation  or
reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

(c) Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which SPFC is a party or with respect to which SPFC may be liable, and hear, determine, and, if necessary, liquidate any Claims arising therefrom;

(d) Ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

(e) Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications involving SPFC or the Liquidating Trust, including the Rights of Action;

(f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

(g) Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of this Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by this Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with this Plan or the Confirmation Order;

(h)  Modify  this Plan  before or after  substantial  consummation  pursuant  to
Section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

(i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of this Plan or the Confirmation Order;

(j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(k) Determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, except as otherwise provided in this Plan; and

(l) Enter an order closing the Chapter 11 Case.

                  The Bankruptcy Court shall retain such jurisdiction even if the action, motion, or proceeding is brought by the Liquidating Trustee on behalf of the Beneficiaries.

12.2     CASE CLOSURE.

                  Unless the Liquidating Trustee and the Trust Committee agree otherwise, the Chapter 11 Case shall remain open for not less than 18 months after the Confirmation Date. Before expiration of that 18-month period, the Liquidating Trustee shall File, after consultation with the Trust Committee, a motion proposing a mechanism for closing the Case, including the Court's retention of jurisdiction over specified pending adversary proceedings and contested matters ("Case Closure Order"). Except as otherwise provided in the Case Closure Order, when the Chapter 11 Case is closed, all provisions of this Plan requiring the Liquidating Trustee to give notice and in the case of a timely objection to obtain a Bankruptcy Court order shall be permissive and not mandatory.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

13.1     UNITED STATES TRUSTEE.

                  All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date. The Liquidating Trust shall pay all fees incurred under 28 U.S.C. Section 1930(a)(6) by reason of the Trust's disbursements until this case is closed. After the Confirmation Date, the Liquidating Trust shall serve on the Office of the United States Trustee a monthly financial report for each month, or portion thereof, that the Chapter 11 Case remains open. The monthly financial report shall include a statement of all disbursements made during the course of the month, whether or not pursuant to this Plan.

13.2     MODIFICATION OF THIS PLAN.

                  Subject  to the  restrictions  on  modifications  set forth in
Section 1127 of the Bankruptcy Code and any applicable notice requirements, the Liquidating Trust and, before the closing of the Acquisition Transaction, SPFC or Reorganized SPFC, shall have the right to alter, amend, or modify this Plan before its substantial consummation.

13.3     REVOCATION OF THIS PLAN.

                  SPFC reserves the right to revoke or withdraw this Plan before the Confirmation Date. If SPFC revokes or withdraws this Plan, or if Confirmation does not occur, then this Plan shall be null and void in all respects, and nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, SPFC; or (b) prejudice in any manner the rights of SPFC.

13.4     SEVERABILITY OF PLAN PROVISIONS.

                  If, before Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of SPFC, shall have the power to alter and interpret the term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and the term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.5     SUCCESSORS AND ASSIGNS.

                  The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, or assign of such entity.

13.6     SERVICE OF DOCUMENTS ON SPFC OR LIQUIDATING TRUST.

                  Any pleading, notice or other document required by this Plan or Confirmation Order to be served on or delivered to SPFC shall be sent by first-class U.S. mail, postage prepaid, to:

                  Southern Pacific Funding Corporation
                  c/o Miller, Nash, Wiener, Hager & Carlsen LLP
                  111 S.W. Fifth Avenue, Suite 3500
                  Portland, Oregon  97204-3699
                  Attn:  David W. Hercher
                  Fax:  (503) 224-0155
                  Telephone:  (503) 224-5858

         Portland, Oregon June 2, 1999.

                                            SOUTHERN PACIFIC FUNDING CORPORATION


                                            By:    /s/ Wendy Beth Oliver
                                                     Wendy Beth Oliver
                                                     Secretary

Exhibit A         Asset Agreement *

Exhibit B         Acquisition Agreement **

Exhibit C         Liquidating Trust Agreement ***

Schedule I        Rights of Action ***

Schedule II       Securities Actions ***

Schedule III      Proofs of Claim that Exceed Scheduled Amounts ***

Schedule IV       Contracts to be Assumed for Benefit of Reorganized SPFC ***

Schedule IV       Contracts to be Assumed and Assigned to the Liquidating  Trust
                  ***

Schedule V Contracts that May be Assumed or Assumed and Assigned After Confirmation ***

Schedule VI       Contracts to be Rejected ***



---------------
*   See Exhibit 99.3 to this Current Report on Form 8-K.
**  See Exhibit 99.4 to this Current Report on Form 8-K.
*** Omitted. Southern Pacific Funding Corporation will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.